Exhibit 10

FIRST AMENDMENT TO CREDIT AGREEMENT
FIRST AMENDMENT, dated as of April 13, 2020 (this “Amendment”), to the Fifth Amended and Restated Credit Agreement, dated as of June 28, 2019 (the “Credit Agreement), among Marriott International, Inc. (the “Company”), certain subsidiaries of the Company from time to time party thereto as designated borrowers, the lenders and letter of credit issuers from time to time party thereto, and Bank of America, N.A., as administrative agent thereunder. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Company proposes to amend certain provisions of the Credit Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Credit Agreement. Subject to all of the terms and conditions set forth in this Amendment, the Company, the Lenders and the Administrative Agent hereby agree that the Credit Agreement (other than the schedules and exhibits thereto) is amended to incorporate the changes marked on the copy of the Credit Agreement attached as Annex I hereto.
SECTION 2. Conditions to Effectiveness. This Amendment shall become effective as of the first date (the “First Amendment Effective Date”) that all of the following conditions precedent shall have been satisfied:
2.1    The Administrative Agent’s receipt of the following, each of which shall be e-mails (in a .pdf format) or telecopies (in each case, followed promptly by originals to the extent set forth below or otherwise requested by the Administrative Agent) unless otherwise specified:
(a)    counterparts of this Agreement, in such number as requested by the Administrative Agent, duly executed by the Company, the Administrative Agent and Lenders constituting Required Lenders.
(b)    copies of (i) the charter and by-laws of the Company and (ii) the resolutions of the Board of Directors of the Company authorizing and approving this Agreement and the transactions contemplated hereby, in each case, certified by a Responsible Officer as being true, correct and complete and, in the case of the resolutions, certifying that said resolutions have not been in any way amended annulled, rescinded or revoked and are still in full force and effect and that there exist no other resolutions of the Board of Directors of the Company relating to the matters set forth in said resolutions;
(c)    such incumbency certificates and/or other certificates of Responsible Officers of the Company as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer authorized to act in connection with this Agreement and the other Loan Documents to which the Company is a party;

(d)    a favorable opinion of the Company's Law Department covering such matters concerning the Company and the Loan Documents as the Administrative Agent may reasonably request;
(e)    a favorable opinion of Gibson, Dunn & Crutcher LLP, counsel to the Company, covering such matters concerning the Company and this Agreement as the Administrative Agent may reasonably request; and
(f)    a certificate of a Responsible Officer of the Company to the effect that (i) the conditions specified in Sections 2.2 and 2.3 have been satisfied and (ii) no event has occurred and is continuing which constitutes a Default.
2.2 The representations and warranties contained in Section 3 are correct on and as of the First Amendment Effective Date, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to another date, in which case such representations and warranties shall have been correct as of such other date.
2.3 There shall not have occurred since December 31, 2019, any Material Adverse Change; provided, that the impacts of COVID-19 on the business, condition (financial or otherwise), operations or properties of the Company or any of its Subsidiaries will be disregarded.
2.4 Any fees required to be paid on or before the First Amendment Effective Date shall have been paid.
SECTION 3.     Representations and Warranties. The Company reaffirms and restates the representations and warranties made by it in Section 5.01 of the Credit Agreement (excluding the Excluded Representations), in each case after giving effect to the amendments to the Credit Agreement contemplated hereby; provided that, solely for purposes of this Amendment, the representations and warranties set forth in the first sentence of Section 5.01(e) of the Credit Agreement with respect to (i) unaudited financial statements of the Company are deemed modified, mutatis mutandis, to refer to the unaudited financial statements of the Company for the fiscal quarter ended September 30, 2019 and (ii) audited financial statements of the Company are deemed modified, mutatis mutandis, to refer to the audited financial statements of the Company for its fiscal year ended December 31, 2019. The Company additionally represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent and the Lenders that:
(a)        the execution, delivery and performance by the Company of this Amendment and the consummation of the transactions contemplated hereby, are within the Company’s corporate powers, and have been duly authorized by all necessary corporate action;
(b)        except as have been obtained, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of this Amendment, or for consummation of the transactions contemplated hereby, except and to the extent that any failure to obtain such authorization, approval or other action would not have a Material Adverse Effect;

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(c)        this Amendment has been duly executed and delivered on the Company’s behalf by a duly authorized officer, and constitutes the Company’s legal, valid and binding obligation enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing;
(d)        no Default or Event of Default has occurred and is continuing
(e)        No Material Adverse Change has occurred since December 31, 2019; provided, that the impacts of COVID-19 on the business, condition (financial or otherwise), operations or properties of the Company or any of its Subsidiaries will be disregarded; and
(f)        the execution, delivery and performance of this Amendment will not (i) violate any law, rule or regulation (including, without limitation, the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder, and the Margin Regulations, each as amended from time to time), or order, writ, judgment, injunction, decree, determination or award, (ii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Company or any of its Subsidiaries or any of their properties, except if such conflict, breach or default would not have a Material Adverse Effect, or (iii) result in or require the creation or imposition of any Lien (other than a Lien permitted under Section 6.02(a)) upon or with respect to any of the properties of the Company or its Subsidiaries.
SECTION 4. Costs and Expenses. Each Borrower acknowledges and agrees that its payment obligations set forth in Section 9.04 of the Credit Agreement include the costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any other documentation contemplated hereby (whether or not this Amendment becomes effective or the transactions contemplated hereby are consummated and whether or not a Default or Event of Default has occurred or is continuing), including, but not limited to, the reasonable fees and disbursements of Arnold & Porter Kaye Scholer LLP, counsel to the Administrative Agent.
SECTION 5. Ratification.
(a) The Credit Agreement, as amended by this Amendment, and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed by the Company. The Company hereby reaffirms and admits the validity and enforceability of the Credit Agreement, as amended by this Agreement, and the other Loan Documents.
(b) This Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to in any thereof or a waiver of any Default or Event of Default, whether or not known to the Administrative Agent, any Lender or any Issuing Bank or (ii) to prejudice any right or remedy which the Administrative Agent, any Lender or any Issuing Bank may now have or have in the future against any Person under or in connection with the Credit

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Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.
SECTION 6. Modifications. Neither this Amendment, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto.
SECTION 7. References. The Company acknowledges and agrees that this Amendment constitutes a Loan Document. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in each other Loan Document (and the other documents and instruments delivered pursuant to or in connection therewith) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import, shall mean and be a reference to the Credit Agreement as modified hereby and as each may in the future be amended, restated, supplemented or modified from time to time.
SECTION 8. Counterparts. This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier or electronic mail (in a .pdf format) shall be effective as delivery of a manually executed counterpart.
SECTION 9. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 10. Severability. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.
SECTION 11. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.
SECTION 12. Headings. Section headings in this Amendment are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
[The remainder of this page left blank intentionally]

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IN WITNESS WHEREOF, the Company, the Administrative Agent and the Lenders party hereto, have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

MARRIOTT INTERNATIONAL, INC.

By:	/s/ Carolyn B. Handlon

	Name:	Carolyn B. Handlon
	Title:	Executive Vice President and Global Treasurer

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Suzanne E. Pickett

	Name:	Suzanne E. Pickett
	Title:	Senior Vice President

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Suzanne E. Pickett

	Name:	Suzanne E. Pickett
	Title:	Senior Vice President

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

JPMORGAN CHASE BANK N.A., as a Lender

By:	/s/ Chadwick W. Shafer

	Name:	Chadwick W. Shafer
	Title:	Executive Director

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

DEUTSCHE BANK AG NEW YORK, as a Lender

By:	/s/ Ming K. Chu

	Name:	Ming K. Chu ming.k.chu@db.com +1-212-250-5451
	Title:	Director

By:	/s/ Annie Chung

	Name:	Annie Chung annie.chung@db.com +1-212-250-6375
	Title:	Director

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kieran Mahon

	Name:	Kieran Mahon
	Title:	Managing Director

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Ajit Goswami

	Name:	Ajit Goswami
	Title:	Managing Director

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

CITIBANK, N.A., as a Lender

By:	/s/ Simon R. Taylor

	Name:	Simon R. Taylor
	Title:	Vice President

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Ken Gorski

	Name:	Ken Gorski
	Title:	Vice President

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

FIFTH THIRD BANK, NATIONAL ASSOCIATION (f/k/a Fifth Third Bank)

By:	/s/ Brook Miller

	Name:	Brook Miller
	Title:	Director

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jamie Minieri

	Name:	Jamie Minieri
	Title:	Authorized Signatory

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Alan Vitulich

	Name:	Alan Vitulich
	Title:	Director

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

TRUIST BANK, successor by merger to SunTrust Bank, as a Lender

By:	/s/ Matthew J. Davis

	Name:	Matthew J. Davis
	Title:	Senior Vice President

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED NEW YORK BRANCH, as a Lender

By:	/s/ Xiaoyu Yang

	Name:	Xiaoyu Yang
	Title:	Vice President

By:	/s/ Haiyao Su

	Name:	Haiyao Su
	Title:	Executive Director

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Carol Murray

	Name:	Carol Murray
	Title:	Director

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Benjamin Lucas

	Name:	Benjamin Lucas
	Title:	Vice President

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ David Notaro

	Name:	David Notaro
	Title:	Senior Vice President

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH, as a Lender

By:	/s/ Peter Kuo

	Name:	Peter Kuo
	Title:	Authorized Signatory

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

UNICREDIT BANK AG, NEW YORK BRANCH, as a Lender

By:	/s/ Priya Trivedi

	Name:	Priya Trivedi
	Title:	Director

By:	/s/ Laura Shelmerdine

	Name:	Laura Shelmerdine
	Title:	Associate Director

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

FIRST HAWAIIAN BANK, as a Lender

By:	/s/ Derek Chang

	Name:	Derek Chang
	Title:	Senior Vice President

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Kimberly A. Crotty

	Name:	Kimberly A. Crotty
	Title:	Vice President

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Lender

By:	/s/ Pablo Urgoiti

	Name:	Pablo Urgoiti
	Title:	Managing Director

By:	/s/ Rita Walz-Cuccioli

	Name:	Rita Walz-Cuccioli
	Title:	Executive Director

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

STANDARD CHARTERED BANK, NEW YORK BRANCH, as a Lender

By:	/s/ James Beck

	Name:	James Beck
	Title:	Associate Director

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Lender

By:	/s/ Robert Grillo

	Name:	Robert Grillo
	Title:	Director

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

THE STANDARD BANK OF SOUTH AFRICA LIMITED, as a Lender

By:	/s/ Sibusiso Tashe

	Name:	Sibusiso Tashe
	Title:	Executive

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

ANNEX I TO FIRST AMENDMENT
═══════════════════════════════════════
Published CUSIP Number: 57163JAL5
Published Revolver CUSIP Number: 57163JAM3

U.S. $4,500,000,000

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of June 28, 2019

among

MARRIOTT INTERNATIONAL, INC.

THE BANKS NAMED HEREIN

THE ISSUING BANKS NAMED HEREIN

BANK OF AMERICA, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A.
BOFA SECURITIES, INC.
DEUTSCHE BANK SECURITIES INC.
and
WELLS FARGO SECURITIES, LLC,
as Joint Bookrunners

JPMORGAN CHASE BANK, N.A.
BOFA SECURITIES, INC.
DEUTSCHE BANK SECURITIES INC.
WELLS FARGO SECURITIES, LLC
THE BANK OF NOVA SCOTIA
CITIBANK, N.A
and
U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers

JPMORGAN CHASE BANK, N.A.
DEUTSCHE BANK SECURITIES INC.
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agents

THE BANK OF NOVA SCOTIA
CITIBANK, N.A
U.S. BANK NATIONAL ASSOCIATION
FIFTH THIRD BANK
GOLDMAN SACHS BANK USA
HSBC BANK USA, NATIONAL ASSOCIATION
SUNTRUST BANK
and
INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED NEW YORK BRANCH,
as Documentation Agents

THE BANK OF NEW YORK MELLON
CAPITAL ONE, NATIONAL ASSOCIATION
PNC BANK, NATIONAL ASSOCIATION
THE TORONTO-DOMINION BANK, NEW YORK BRANCH
UNICREDIT BANK AG, NEW YORK BRANCH
and

16765165

BANK OF CHINA, LOS ANGELES BRANCH
as Managing Agents
═══════════════════════════════════════

[Signature Page to First Amendment to Marriott Fifth A&R Credit Agreement]

TABLE OF CONTENTS
     Page
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 1

SECTION 1.01	Certain Defined Terms 1

SECTION 1.02	Computation of Time Periods ~~31~~ 36

SECTION 1.03	Accounting Terms ~~31~~ 36

SECTION 1.04	Other Interpretive Provisions ~~32~~ 37

SECTION 1.05	Rounding ~~33~~ 38

SECTION 1.06	Exchange Rates; Currency Equivalents ~~33~~ 38

SECTION 1.07	Additional Alternate Currencies ~~33~~ 38

SECTION 1.08	Change of Currency ~~34~~ 39
ARTICLE II AMOUNTS AND TERMS OF THE LOANS ~~35~~ 40

SECTION 2.01	The Revolving Loans ~~35~~ 40

SECTION 2.02	The Competitive Bid Loans ~~36~~ 40

SECTION 2.03	The Swing Loans ~~36~~ 41

SECTION 2.04	The Letters of Credit ~~37~~ 42

SECTION 2.05	Fees ~~40~~ 45

SECTION 2.06	Reductions and Increases of the Commitments ~~41~~ 46

SECTION 2.07	Repayment ~~45~~ 49

SECTION 2.08	Interest ~~47~~ 51

SECTION 2.09	Interest Rate Determinations ~~48~~ 53

SECTION 2.10	Prepayments ~~51~~ 56

SECTION 2.11	Payments and Computations ~~53~~ 57

SECTION 2.12	Taxes ~~54~~ 59

SECTION 2.13	Sharing of Payments, Etc ~~58~~ 63

SECTION 2.14	Conversion and Continuation of Revolving Loans ~~59~~ 64

SECTION 2.15	Extension of Termination Date ~~60~~ 64

SECTION 2.16	Designated Borrowers ~~63~~ 68

SECTION 2.17	Evidence of Debt ~~64~~ 69

SECTION 2.18	Reincorporation of Borrowers ~~65~~ 69
ARTICLE III MAKING THE LOANS AND ISSUING THE LETTERS OF CREDIT ~~66~~ 70

SECTION 3.01	Making the Revolving Loans ~~66~~ 70

SECTION 3.02	Making the Competitive Bid Loans ~~68~~ 72

SECTION 3.03	Making the Swing Loans, Etc ~~70~~ 75

SECTION 3.04	Issuance of Letters of Credit ~~72~~ 77

SECTION 3.05	Increased Costs ~~76~~ 81

SECTION 3.06	Illegality ~~78~~ 82

SECTION 3.07	Reasonable Efforts to Mitigate ~~79~~ 83

SECTION 3.08	Right to Replace Affected Person or Lender ~~79~~ 84

SECTION 3.09	Use of Proceeds ~~80~~ 85

SECTION 3.10	Defaulting Lenders ~~80~~ 85

SECTION 3.11	Cash Collateral ~~81~~ 86
ARTICLE IV CONDITIONS OF LENDING ~~83~~ 87

SECTION 4.01	Conditions Precedent to Effectiveness ~~83~~ 87

SECTION 4.02	Conditions Precedent to Each Revolving Loan Borrowing, Swing Loan Borrowing and Letter of Credit ~~84~~ 88

SECTION 4.03	Conditions Precedent to Each Competitive Bid Loan Borrowing ~~85~~ 89
ARTICLE V REPRESENTATIONS AND WARRANTIES ~~85~~ 90

SECTION 5.01	Representations and Warranties of the Company ~~85~~ 90
ARTICLE VI COVENANTS OF THE COMPANY ~~88~~ 93

SECTION 6.01	Affirmative Covenants ~~88~~ 93

SECTION 6.02	Negative Covenants ~~92~~ 97
ARTICLE VII EVENTS OF DEFAULT ~~95~~ 101

SECTION 7.01	Events of Default ~~95~~ 101

SECTION 7.02	Actions in Respect of the Letters of Credit Upon Event of Default; L/C Cash Collateral Account; Investing of Amounts in the L/C Cash Collateral Account; Release ~~97~~ 103
ARTICLE VIII THE ADMINISTRATIVE AGENT ~~100~~ 106

SECTION 8.01	Authorization and Action ~~100~~ 106

SECTION 8.02	Reliance, Etc ~~100~~ 106

SECTION 8.03	The Agent and their Affiliates as Lenders ~~102~~ 108

SECTION 8.04	Lender Credit Decision ~~102~~ 108

SECTION 8.05	Indemnification ~~102~~ 108

SECTION 8.06	Successor Administrative Agent ~~103~~ 109

SECTION 8.07	Certain ERISA Matters ~~104~~ 110
ARTICLE IX MISCELLANEOUS ~~105~~ 111

SECTION 9.01	Amendments, Etc ~~105~~ 111

SECTION 9.02	Notices, Etc ~~106~~ 112

SECTION 9.03	No Waiver; Remedies ~~108~~ 114

SECTION 9.04	Costs and Expenses ~~109~~ 115

SECTION 9.05	Right of Set‑off ~~110~~ 116

SECTION 9.06	Binding Effect ~~111~~ 117

SECTION 9.07	Assignments and Participations ~~111~~ 117

SECTION 9.08	No Liability of the Issuing Banks ~~117~~ 123

SECTION 9.09	Governing Law ~~118~~ 124

SECTION 9.10	Execution in Counterparts ~~118~~ 124

SECTION 9.11	Confidentiality ~~118~~ 124

SECTION 9.12	Jurisdiction, Etc ~~120~~ 126

SECTION 9.13	WAIVER OF JURY TRIAL ~~120~~ 126

SECTION 9.14	Judgment Currency ~~120~~ 126

SECTION 9.15	European Monetary Union ~~121~~ 127

SECTION 9.16	USA PATRIOT Act ~~122~~ 128

SECTION 9.17	Original Notes ~~122~~ 128

SECTION 9.18	Survival ~~122~~ 128

SECTION 9.19	Amendment and Restatement ~~122~~ 128

SECTION 9.20	Electronic Execution of Assignments and Other Documents ~~123~~ 129

SECTION 9.21	Severability ~~123~~ 129

SECTION 9.22	No Advisory or Fiduciary Duty ~~124~~ 130

SECTION 9.23	Acknowledgement and Consent to Bail-in of ~~EEA~~Affected Financial Institutions ~~124~~ 130

SECTION 9.24	Acknowledgement Regarding Any Supported QFCs ~~125~~ 131

SECTION 9.25	Release of Subsidiary Guarantors 132
ARTICLE X GUARANTEE ~~126~~ 132

SECTION 10.01	Guarantee ~~126~~ 132

SECTION 10.02	Obligations Unconditional ~~126~~ 133

SECTION 10.03	Reinstatement ~~127~~ 133

SECTION 10.04	Subrogation ~~127~~ 133

SECTION 10.05	Remedies ~~127~~ 133

SECTION 10.06	Continuing Guarantee ~~127~~ 134

SCHEDULES

Schedule I    -    Swing Loan Banks
Schedule II    -    Address for Notices

EXHIBITS

Exhibit A-1    -    Form of Revolving Loan Note
Exhibit A-2    -    Form of Competitive Bid Loan Note
Exhibit B-1    -    Notice of [Revolving][Swing] Loan Borrowing
Exhibit B-2    -    Notice of Competitive Bid Loan Borrowing
Exhibit C-1    -    Form of Assignment and Acceptance
Exhibit C-2    -    Form of Participation Agreement
Exhibit C-3    -    Form of New Commitment Acceptance
Exhibit D-1    -    Form of Designation Letter
Exhibit D-2    -    Form of Termination Letter
Exhibit E    -    Form of Effective Date Notification

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT
FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (the “Agreement”) dated as of June 28, 2019 among MARRIOTT INTERNATIONAL, INC., a Delaware corporation (the “Company”), the banks listed on the signature pages hereof under the heading “Banks” (the “Banks”) and the other Lenders (as defined below) party hereto from time to time, JPMORGAN CHASE BANK, N.A., DEUTSCHE BANK SECURITIES INC. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as syndication agents (the “Syndication Agents”) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders hereunder.

The Company is party to that certain Fourth Amended and Restated Credit Agreement dated as of June 10, 2016 with certain banks and Bank of America, N.A., as administrative agent (as amended to the date hereof, the “Existing Credit Agreement”), providing for extensions of credit to the Company and certain of its designated wholly owned subsidiaries in an aggregate principal amount up to but not exceeding $4,000,000,000 at any one time outstanding. The Company now wishes to amend and restate the Existing Credit Agreement to, among other things, extend the tenor of the credit facility evidenced thereby to the date that is five years following the Effective Date (as defined below) and to increase the size of the credit facility evidenced thereby to an aggregate principal amount of $4,500,000,000. In connection with the foregoing, the Company has requested, and the parties hereto agree that, effective on the Effective Date, the Existing Credit Agreement is amended and restated as follows:
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS
SECTION 1.01    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Acceptance” means an Assignment and Acceptance or a New Commitment Acceptance.
“Adjusted Total Debt” means, as at any date, the sum for the Company and its Subsidiaries (determined on a Consolidated basis without duplication in accordance with GAAP) of:
(a)    the aggregate principal amount of Debt for Borrowed Money of the Company and its Subsidiaries (other than any such Debt for Borrowed Money constituting Non-Recourse Indebtedness) outstanding on such date plus
(b)    the amount, if any, by which the aggregate of all Guarantees by the Company and its Subsidiaries of Debt for Borrowed Money of others as of such date exceeds $500,000,000 minus
(c)    the net cash proceeds of any Debt for Borrowed Money incurred to prefund a Material Acquisition, until the earlier of the date of consummation of such Material Acquisition and the date

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

the consummation of such Material Acquisition has been abandoned, terminated or expired pursuant to the terms of the relevant acquisition documentation, to the extent such cash proceeds are held as (i) unrestricted cash and cash equivalents of the Company and its Subsidiaries and/or (ii) cash and cash equivalents of the Company and its Subsidiaries to the extent subject to customary escrow or administrative hold procedures.
“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.
“Administrative Agent’s Account” means, in respect of any Currency, such account as the Administrative Agent shall designate in a notice to the Company and the Lenders.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Person” has the meaning specified in Sections 2.12(j), 3.05(d), 3.06 and 3.08(a).
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or, unless the reference is to an Affiliate of a Lender, is a Marriott Family Member or is a partner, member, director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.
“Agents” means, collectively, the Administrative Agent, the Syndication Agents, the Documentation Agents and the Managing Agents.
“Alternate Currency” means, at any time, (a) each of Euros, Sterling, Canadian Dollars, and each other currency (other than Dollars) that is approved in accordance with Section 1.07; and (b) in addition to the foregoing, for the purposes of Letters of Credit and Letter of Credit Loans only, Australian Dollars (AUD), Hong Kong Dollars (HKD), Japanese Yen (JPY), Singapore Dollars (SGD), and Swiss Francs (CHF).
“Anniversary Date” has the meaning specified in Section 2.15(a).
“Applicable Lending Office” means, with respect to each Lender, and for each Type and Currency of Loan, such Lender’s Domestic Lending Office in the case of a Base Rate Loan or a LIBOR Floating Rate Loan and such Lender’s Eurocurrency Lending Office in the case of a Eurocurrency Rate Loan or a Swing Loan and, in the case of a Competitive Bid Loan, the office of such Lender notified by such Lender to the Administrative Agent as its Applicable Lending Office with respect to such Competitive Bid Loan, or in any case such other office of such Lender or of an Affiliate of such Lender as such Lender may from time to time specify to the Administrative Agent and the Company.

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

“Applicable Margin” means, as of any date:
(a)    commencing on the First Amendment Effective Date and thereafter so long as the Covenant Waiver Period is in effect, (i) at any time that the Company maintains at least one Investment Grade Rating, (x) 1.575% for all Eurocurrency Rate Loans and LIBOR Floating Rate Loans and (y) 0.575% with respect to all Base Rate Loans and (ii) at any time that the Company fails to maintain at least one Investment Grade Rating, (x) 2.000% for all Eurocurrency Rate Loans and LIBOR Floating Rate Loans and (y) 1.000% with respect to all Base Rate Loans and
(b)    after the termination of the Covenant Waiver Period, the applicable margin set forth under the Eurocurrency Rate and LIBOR Daily Floating Rate column set forth below, based upon the Public Debt Rating in effect on such date:

Public Debt Rating S&P/Moody’s	Eurocurrency Rate and LIBOR Daily Floating Rate
Level 1 ≥ A-/A3 or higher	0.785%
Level 2 BBB+/Baa1	0.900%
Level 3 BBB/Baa2	1.000%
Level 4 BBB-/Baa3	1.075%
Level 5 Lower than Level 4 (or unrated)	1.400%

“Applicable Percentage” means, as of any date:
(a)    commencing on the First Amendment Effective Date and thereafter so long as the Covenant Waiver Period is in effect, (i) at any time that the Company maintains at least one Investment Grade Rating, 0.175% and (ii) at any time that the Company fails to maintain at least one Investment Grade Rating, 0.250%
(b)    after the termination of the Covenant Waiver Period, the applicable percentage set forth below under the Facility Fee column based upon the Public Debt Rating in effect on such date:

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Public Debt Rating S&P/Moody’s	Facility Fee
Level 1 ≥ A-/A3 or higher	0.090%
Level 2 BBB+/Baa1	0.100%
Level 3 BBB/Baa2	0.150%
Level 4 BBB-/Baa3	0.175%
Level 5 Lower than Level 4 (or unrated)	0.225%

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C-1 hereto.
“Associated Dispositions” has the meaning specified in the definition of “Material Acquisition.”
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.04(a)(iii).
“Available Amount” means, at any time, with respect to any Letter of Credit, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing), provided, that if any Letter of Credit provides for future increases in the maximum amount available to be drawn under such Letter of Credit, then the “Available Amount” of such Letter of Credit shall mean, at any time, the maximum amount available to be drawn under such Letter of Credit after taking into account all increases in the availability thereunder; provided further that if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and the “Available Amount” of such Letter of Credit shall mean the amount so remaining available to be drawn under such Letter of Credit.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,

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Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Banks” has the meaning specified in the recital of parties to this Agreement.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurocurrency Rate plus 1.00%.
The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.09(e), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Loan which bears interest as provided in Section 2.08(a)(i). All Base Rate Loans shall be denominated in Dollars.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Bondable Lease Obligation” of any Person means the obligation of such Person as tenant under an operating lease, upon the occurrence of a significant underinsured casualty, an under-compensated governmental taking or the practical inability to operate the premises for an extended period of time due to force majeure or loss of a material permit, to make a payment to the landlord (or to make an irrevocable offer to purchase the landlord’s fee interest to avoid termination of such lease) in an amount that is calculated with reference to the landlord’s leasehold indebtedness.
“Borrowers” means, at any time, collectively, the Company (both as a Borrower and as guarantor under Article X of Loans made to the Designated Borrowers) and each Designated Borrower.

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“Borrowing” means a Revolving Loan Borrowing, a Swing Loan Borrowing or a Competitive Bid Loan Borrowing.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York, the state where the Administrative Agent’s Account with respect to Dollars is located and:

(a)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan or a Swing Loan, in each case, denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Eurocurrency Rate Loan or Swing Loan, or any other dealings in Euros to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan or Swing Loan, means a Target Operating Day;
(c)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a Currency other than Dollars or Euros or a Swing Loan denominated in a Currency other than Euros, in each case, means any such day on which dealings in deposits in the relevant Currency are conducted by and between banks in the London or other applicable offshore interbank market for such Currency;
(d)    if such day relates to any fundings, disbursements, settlements and payments in a Currency other than Dollars or Euros in respect of a Eurocurrency Rate Loan or other than Euros in respect of a Swing Loan, in each case, denominated in a Currency other than Dollars or Euros, or any other dealings in any Currency other than Dollars or Euros to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan or Swing Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the Principal Financial Center with respect to such Currency; and
(e)    if such day relates to any interest rate settings as to a LIBOR Floating Rate Loan, any fundings, disbursements, settlements and payments in respect of any such LIBOR Floating Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such LIBOR Floating Rate Loan, means any such day that is also a LIBOR Business Day.
“Canadian Dollars” and “C$” mean lawful money of Canada.

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“Canadian Dollar Swing Loan Rate” means, for each Swing Loan denominated in Canadian Dollars, a rate per annum equal to the sum of the Applicable Margin for Eurocurrency Rate Loans plus the Eurocurrency Rate for a period comparable to the Interest Period for the relevant Swing Loan and for settlement on that day. Interest periods for Swing Loans denominated in Canadian Dollars shall not be more than ten Business Days.
“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding (i) normal replacements and maintenance which are properly charged to current operations and (ii) operating leases which may be recorded as right-of-use assets under FASB ASC 842, as amended).
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, an Issuing Bank or Swing Loan Bank (as applicable) and the Lenders, as collateral for the Letter of Credit Outstandings, Swing Loan Outstandings, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Issuing Bank or Swing Loan Bank benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) such Issuing Bank or Swing Loan Bank (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means any of the following types of investments, to the extent owned by the any Group Member:
(1)    (a) U.S. dollars, Canadian dollars, Euros, or any national currency of any member state of the European Union or (b) any other foreign currency held by a Group Member in the ordinary course of business;
(2)    securities issued or directly and fully and unconditionally guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;
(3)    certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances with maturities of one year or less from the date of acquisition, with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;
(4)    repurchase obligations for underlying securities of the types described in clauses (2), (3) and (7) of this definition entered into with any financial institution meeting the qualifications specified in clause (3) above;

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(5)    commercial paper rated at least “P-2” by Moody’s or at least “A-2” by S&P, and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with having a rating equal to or higher than Baa3 by Moody’s or BBB- by S&P, with maturities of 24 months or less from the date of acquisition;
(6)    marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Company) and in each case maturing within 24 months after the date of creation or acquisition thereof;
(7)    readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having rating equal to or higher than Baa3 by Moody’s or BBB- by S&P, with maturities of 24 months or less from the date of acquisition;
(8)    readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having a rating equal to or higher than Baa3 by Moody’s or BBB- by S&P, with maturities of 24 months or less from the date of acquisition;
(9)    Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the top three ratings category by S&P or Moody’s;
(10)    with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;
(11)    bills of exchange issued in the United States, Canada, the United Kingdom, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);
(12)    cash equivalents of the types described in clauses (1) through (11) above denominated in U.S. dollars; and

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(13)    investment funds investing at least 90% of their assets in cash equivalents of the types described in clauses (1) through (12) above.
Solely for purposes of this definition, “Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any other currency, the equivalent in U.S. dollars of such amount, determined at the Exchange Rate in effect on date, and “Exchange Rate” means, for any currency, the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
“Change of Control” means:
(a)    any Person or two or more Persons acting in concert (other than a Significant Shareholder or group of Significant Shareholders) shall have acquired beneficial ownership (within the meaning of Rule 13d‑3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing not less than 30% of the combined voting power of all Voting Stock of the Company; or
(b)    during any period of up to 24 consecutive months, commencing on the date of this Agreement, individuals who at the beginning of such 24‑month period were directors of the Company (together with any new director whose election by the board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason (other than solely as a result of (a) death or disability or (b) voluntary retirement of any individual in the ordinary course and not for reasons related to an actual or proposed change in control of the Company) to constitute a majority of the board of directors of the Company; or
(c)    any Person or two or more Persons acting in concert (other than a Significant Shareholder or group of Significant Shareholders) shall have acquired the power to exercise, directly or indirectly, effective control for any purpose over Voting Stock of the Company (or other securities convertible into such securities) representing not less than 30% of the combined voting power of all Voting Stock of the Company.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

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“COLI Debt” means all Indebtedness of the Company or any of its Subsidiaries to the insurance company issuing the COLI Policies, if and for so long as:
(a)    the aggregate principal amount of such Indebtedness is equal to or less than the aggregate account value of all COLI Policies at the time such Indebtedness is incurred by the Company and such Subsidiaries and at all times thereafter; and
(b)    the documentation with respect to such Indebtedness limits the recourse of the insurance company issuing the COLI Policies, as lender, against the Company and such Subsidiaries for the payment of such Indebtedness directly to the ownership interest of the Company and its Subsidiaries in the COLI Policies.
“COLI Policies” means all corporate-owned life insurance policies purchased and maintained by the Company or any of its Subsidiaries to insure the lives of certain employees of the Company and its Subsidiaries.
“Commitment” means, as to any Lender, (i) the Dollar amount set forth opposite its name on the signature pages hereof or (ii) if such Lender has entered into one or more Acceptances, the amount set forth for such Lender in the Register, in each case as the same may be increased or reduced as expressly provided herein (including, without limitation, pursuant to Sections 2.06, 2.15(c), 2.18 and 3.08).
“Company” has the meaning specified in the recital of parties to this Agreement.
“Competitive Bid Loan” means a loan by a Lender to a Borrower as part of a Competitive Bid Loan Borrowing resulting from the auction bidding procedure described in Section 3.02.
“Competitive Bid Loan Borrowing” means a Borrowing by a Borrower from each of the Lenders whose offer to make one or more Competitive Bid Loans as part of such Borrowing has been accepted by the Company under the auction bidding procedure described in Section 3.02.
“Competitive Bid Loan Note” means a promissory note of a Borrower payable to any Lender, in substantially the form of Exhibit A‑2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from a Competitive Bid Loan made by such Lender.
“Competitive Bid Loan Outstandings” means, at any time, the aggregate outstanding principal amount of Competitive Bid Loans (which shall be, in the case of Competitive Bid Loans denominated in an Alternate Currency, the Dollar Equivalent thereof at such time).
“Confidential Information” means information that the Company or any of its Subsidiaries or Affiliates furnishes to the Administrative Agent or any Lender other than any such information that is expressly marked “public” or otherwise is expressly designated in writing by the Person furnishing such information as not being “Confidential Information” hereunder, but does not in any event include any such information that (i) is or becomes generally available to the public or (ii) is or becomes available to such Person or Persons from a source other than the Company or any of its Subsidiaries or Affiliates, unless

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such Person has actual knowledge that (a) such source is bound by a confidentiality agreement or (b) such information has been previously furnished to such Person on a confidential basis.
“Consolidated” refers to the consolidation of accounts of the Company and its Subsidiaries in accordance with GAAP.
“Consolidated Group” means the Company and its Subsidiaries.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlled” has a meaning correlative thereto.
“Conversion”, “Convert” and “Converted” each refer to a conversion of Revolving Loans of one Type into Revolving Loans of another Type pursuant to Section 2.14.
“Covenant Waiver Period” means the period commencing on January 1, 2020 and ending on the earlier to occur of (a) the date that the Administrative Agent receives a written notice from the Company making an irrevocable election to terminate such period and (b) April 1, 2021.
“Currency” means Dollars or any Alternate Currency.
“Debt for Borrowed Money” of any Person means:
(a)    all indebtedness of such Person for borrowed money;
(b)    all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(c)    all obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as finance leases; and
(d)    all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities to the extent that such obligations support an obligation described in clauses (a) through (c) above.
“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.
“Defaulting Lender” means, subject to Section 3.10(b), any Lender that, as reasonably determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Loans, within three Business Days of the date required to be funded by it hereunder, unless such obligation is the subject of a good faith dispute, (b) has notified the Administrative Agent that it does not intend to comply with its funding obligations, unless such obligation is the subject of a good faith dispute, or has made a public

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statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in writing to the Administrative Agent that it will comply with its funding obligations; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent of such confirmation and, if any such funding obligation has come due, the Administrative Agent’s receipt of said funds together with any interest due thereon, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any proceeding seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, (ii) had a receiver, trustee, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority or regulatory body so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority or regulatory body) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Departing Lender” has the meaning set forth in Section 9.19.
“Designated Borrower” means any Wholly-Owned Subsidiary of the Company, as to which a Designation Letter has been delivered to the Administrative Agent and as to which a Termination Letter has not been delivered to the Administrative Agent in accordance with Section 2.16.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Designated Lender” has the meaning specified in Section 2.16(b).
“Designation Letter” has the meaning specified in Section 2.16(a).
“Disqualified Stock” means any capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the first anniversary of the Termination Date of any Lender (other than upon the occurrence of change of control, asset sale event or casualty or condemnation event) or (b) is convertible into or exchangeable (unless at the sole option of the

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issuer thereof) for (i) debt securities or (ii) any capital stock referred to in clause (a) above, in each case at any time prior to the first anniversary of the Termination Date of any Lender.
“Divided LLC” means any limited liability company that has been formed upon consummation of an LLC Division.
“Documentation Agents” means U.S. Bank National Association, Citibank, N.A., The Bank of Nova Scotia, Fifth Third Bank, Goldman Sachs Bank USA, SunTrust Bank, HSBC Bank USA, National Association and Industrial and Commercial Bank Of China Limited New York Branch, each in its capacity as a documentation agent.
“Dollar Equivalent” means, with respect to any amount denominated in an Alternate Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or an Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternate Currency.
“Dollars” and “$” mean lawful money of the United States of America.
“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” in a writing delivered to the Administrative Agent on or prior to the Effective Date or in the Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EBITDA” means, for any period, net income (or net loss) less the amount of “cost reimbursement revenue” plus the amount of “reimbursed expenses” (as such items are reflected in the Company’s audited and unaudited Consolidated statements of income) plus the sum of (a) Interest Expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) non-recurring non-cash

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charges (including the cumulative effect of accounting changes), and (f) at the Company’s option, extraordinary, non-recurring or unusual cash charges, expenses or losses in an aggregate amount for all such charges, expenses and losses during the term of this Agreement not exceeding 10.0% of EBITDA for the four fiscal quarter period ended December 31, 2018, in each case determined in accordance with GAAP for such period.
“Effective Date” means the date this Agreement becomes effective in accordance with Section 4.01.
“Eligible Assignee” means:
(a)    a Lender and any Affiliate of such Lender;
(b)    a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000;
(c)    a savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000;
(d)    a commercial bank organized under the laws of any other country which is a member of the OECD or a political subdivision of any such country, and having total assets in excess of $1,000,000,000;
(e)    a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $150,000,000; or
(f)    any other Person approved in writing by the Administrative Agent, the Issuing Banks, the Swing Loan Banks and, so long as no Event of Default has occurred and is continuing at such time, the Company.
“EMU” means economic and monetary union as contemplated in the Treaty on European Union.
“EMU Legislation” means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU.
“Environmental Law” means any federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree, determination or award relating to the environment, health, safety or hazardous materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean

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Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means any Person who for purposes of Title IV of ERISA is a member of the Company’s controlled group, or under common control with the Company, within the meaning of Section 414(b) or 414(c) of the Code.
“ERISA Event” means, with respect to any Person, (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30‑day notice requirement with respect to such event has been waived by the PBGC; (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA with respect to a termination described in Section 4041(c)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e) the failure by such Person or any members of its controlled group (within the meaning of Section 302(f)(6)(B) of ERISA) to make a payment to a Plan required under Section 302(f)(1)(A) and (B) of ERISA; (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to Section 4042 of ERISA.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” means the single currency of Participating Member States of the European Union.
“Euro Swing Loan Rate” means, for any Swing Loan denominated in Euro, a rate equal to the sum of the Applicable Margin for Eurocurrency Rate Loans plus the Eurocurrency Rate for a period comparable to the Interest Period for the relevant Swing Loan denominated in Euros. Interest Periods for Swing Loans denominated in Euros shall not be more than ten Target Operating Days.
“Eurocurrency Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurocurrency Lending Office” in a writing delivered to the Administrative Agent on or prior to the Effective Date or in the Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Company and the Administrative Agent.

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“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Eurocurrency Rate” means:
(a)    with respect to any Loan:
(i)     denominated in Dollars, Sterling, Euro or another LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or, if the Administrative Agent reasonably determines that LIBOR is temporarily unavailable for any reason, a comparable or successor rate which rate is approved by the Administrative Agent after consultation with the Company, as published on the applicable Bloomberg screen page (or, if such screen page is not available, such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to (or in the case of Swing Loans denominated in Sterling, on the same Business Day as) the commencement of the applicable Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;
(ii)     denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”) or, if CDOR is unavailable, a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period;
(iii)     denominated in any Currency other than Dollars, Sterling, Canadian Dollars or Euros, with respect to any Eurocurrency Rate Loan or any Swing Loan, in each case, a rate per annum determined by the Administrative Agent in accordance with market practice on such date for credit facilities comparable to the credit facility provided hereunder and approved by all the Lenders (at the time of and in conjunction with their approval to lend such Currency); and
(b)    for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 A.M., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day;
provided that to the extent a comparable or successor rate is approved by the Administrative Agent as contemplated above as a result of the unavailability of any rate set forth in this definition, in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent so long as the

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Administrative Agent is designating and administering such approved rate hereunder in the same manner as it generally does for its similarly situated borrowers under agreements having similar provisions to this definition of Eurocurrency Rate after consideration of such factors as the Administrative Agent then reasonably determines to be relevant; provided that in no event shall the Administrative Agent be required to disclose any information regarding such other agreements or such borrowers; and if the Eurocurrency Rate shall be less than ~~zero~~0.75%, such rate shall be deemed to be ~~zero~~0.75%.
The Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Loan comprising part of the same Revolving Loan Borrowing shall be determined by the Administrative Agent, two Business Days before (or, in the case of Eurocurrency Rate Loans denominated in Sterling, on) the first day of such Interest Period, subject, however, to the provisions of Section 2.09.
“Eurocurrency Rate Loan” means a Loan which bears interest as provided in Section 2.08(a)(iii).
“Eurocurrency Rate Reserve Percentage” of any Lender for any Interest Period for any Eurocurrency Rate Loan or any LIBOR Floating Rate Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (i) having a term equal to such Interest Period in the case of a Eurocurrency Rate Loan or (ii) on each day during such Interest Period in the case of a LIBOR Floating Rate Loan.
“Events of Default” has the meaning specified in Section 7.01.
“Excluded Representations” means the representations and warranties set forth in (i) the last sentence of Section 5.01(b) (to the extent the representations and warranties set forth in such sentence relate to matters other than the Loan Documents), (ii) the last sentence of Section 5.01(e) and (iii) Sections 5.01(g), 5.01(h), 5.01(i) and 5.01(j).
“Excluded Taxes” has the meaning specified in Section 2.12(a).
“Existing Credit Agreement” has the meaning specified in the introduction hereto.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices

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adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.
“FDIC” means the Federal Deposit Insurance Corporation or any successor.
“Federal Funds Rate” means, for any day, a rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent. If the Federal Funds Rate determined pursuant to the foregoing sentence shall at any time be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Final Termination Date” means, at any time, the latest occurring Termination Date in effect at such time.
“First Amendment Effective Date” means April 13, 2020.
“Foreclosure Guarantee” means any guarantee of secured Indebtedness the obligations under which guarantee are limited to providing that following foreclosure (or sale in lieu thereof) on all such security the guarantor will pay the holder of such Indebtedness the amount (if any) by which the aggregate proceeds received by such holder from such foreclosure or sale fall short of a specified amount, provided that such specified amount does not exceed 25% of the original principal amount of such secured Indebtedness.
“Foreign Currency Equivalent” means, with respect to any amount denominated in Dollars, the equivalent amount thereof in an Alternate Currency as determined by the Administrative Agent or an Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternate Currency with Dollars.
“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an Issuing Bank, such Defaulting Lender’s pro rata share of the Letter of Credit Outstandings other than Letter of Credit Outstandings as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms of Section 3.10, and (b) with respect to a Swing Loan Bank, such Defaulting Lender’s pro rata share of Swing Loans made by such Swing Loan Bank other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms of Section 3.10.

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“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board, that are applicable to the circumstances as of the date of determination, consistently applied. In the case of a change in GAAP, subject to Section 1.03, the financial results of each fiscal quarter will be determined in accordance with GAAP (to the extent determination in accordance with GAAP is required hereunder) as in effect during such fiscal quarter.
“Granting Bank” has the meaning specified in Section 9.07(a).
“Group Member” means a member of the Consolidated Group.
“Guarantee” of any Person means (a) any obligation, contingent or otherwise, directly or indirectly guaranteeing any Debt for Borrowed Money of any other Person and (b) any other arrangement having the economic effect of a Guarantee and the principal purpose of which is to assure a creditor against loss in respect of Debt for Borrowed Money, in each case other than (i) the endorsement for collection or deposit in the ordinary course of business, (ii) any Foreclosure Guarantee, (iii) any Bondable Lease Obligation and (iv) recourse obligations that are limited to fraud, waste, misapplication of insurance or condemnation proceeds, certain bankruptcy events relating to such Person, environmental liabilities and other customary recourse exceptions to non-recourse indebtedness, except to the extent that such Person subsequently becomes liable for the underlying Indebtedness as the result of the occurrence of such an exception event. The amount of any Guarantee (other than for purposes of determining the Company’s obligations under Article X or the obligations of any Subsidiary under any Guarantee of obligations arising under this Agreement and the other Loan Documents provided pursuant to Section 6.01(m)) shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made, and (b) the maximum amount for which such Person may be liable pursuant to the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such Person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.
“Guaranteed Obligations” has the meaning specified in Section 10.01.
“Increasing Lender” means, in connection with any increase in the aggregate amount of the Commitments pursuant to Section 2.06(b), a Lender whose Commitment is increased pursuant to Section 2.06(b)(vi).
“Indebtedness” of any Person means (i) all Debt for Borrowed Money of such Person, (ii) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (iii) all Guarantees of such Person and (iv) to the extent not provided in clause (iii), all recourse obligations in respect of Non-Recourse Indebtedness.
“Indemnified Party” has the meaning specified in Section 9.04(b).

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“Insufficiency” means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.
“Interest Expense” means, for any period, total interest expense (excluding all capitalized interest and amortization of debt discount, debt issuance costs and debt extinguishment costs) of the Company and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP.
“Interest Period” means:
(a)    with respect to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or is Converted to or continued as a Eurocurrency Rate Loan and ending on the numerically corresponding day in the first or third calendar month thereafter (or the second or sixth calendar month thereafter (subject to availability), as the Company (on its own behalf and on behalf of any other Borrower) may, upon notice received by the Administrative Agent not later than 12:00 noon (New York City time) on the third (or the fourth, in the case of Eurocurrency Rate Loans denominated in an Alternate Currency other than Euros, Canadian Dollars or Sterling) Business Day prior to the first day of such Interest Period, select, or such other period that is twelve months or less requested by the Company and consented to by all the Lenders;
(b)    with respect to each Base Rate Loan or LIBOR Floating Rate Loan, the period commencing on the date of such Base Rate Loan or LIBOR Floating Rate Loan and ending on the first Quarterly Date thereafter;
(c)    with respect to each Competitive Bid Loan, the period commencing on the date of such Competitive Bid Loan and ending on the maturity date thereof determined in accordance with Section 2.02(c); and
(d)    with respect to each Swing Loan, the period commencing on the date of such Swing Loan and ending on the maturity thereof, as notified by the Company in the relevant Notice of Swing Loan Borrowing;
provided that:
(i)     the Company may not select any Interest Period that ends after the Final Termination Date;
(ii)     Interest Periods commencing on the same date for Revolving Loans comprising part of the same Revolving Loan Borrowing shall be of the same duration; and
(iii)     whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided in the case of any Interest Period for a Eurocurrency Rate Loan, that if such extension would cause the last day of such Interest Period to occur in

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the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.
“Investment” means, as to any Person, to the extent of any cash expenditures by such Person in connection therewith, any acquisition or investment by such Person, by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any dividends, distributions, repayment of principal or other return of capital in respect of such Investment.
“Investment Grade Rating” means a Public Debt Rating of (a) BBB- or higher from S&P or (b) Baa3 or higher from Moody’s.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuing Banks” means, collectively, (i) Bank of America, JPMorgan Chase Bank, N.A., Deutsche Bank AG New York Branch and Wells Fargo Bank, National Association, each as an issuer of any Letter of Credit, (ii) such other Lender as shall, with the consent of the applicable Issuing Bank, the Company and the Administrative Agent, have assumed the obligations of such Issuing Bank with respect to any or all Letters of Credit hereunder or (iii) such other Lender that agrees with the Company to be an Issuing Bank hereunder.
“Joint Lead Arrangers” means JPMorgan Chase Bank, N.A., BofA Securities, Inc., Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, The Bank of Nova Scotia, Citibank, N.A. and U.S. Bank National Association, each in its capacity as a joint lead arranger.
“Joint Bookrunners” means JPMorgan Chase Bank, N.A., BofA Securities, Inc., Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, each in its capacity as a joint bookrunner.
“L/C Cash Collateral Account” has the meaning specified in Section 7.02(b).
“L/C Cash Collateral Account Collateral” has the meaning specified in Section 7.02(b).
“L/C Cash Collateral Account Investments” has the meaning specified in Section 7.02(c).

“L/C Cash Collateral Account Obligations” has the meaning specified in Section 7.02(e)(i).

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“L/C Percentage” means as to any Issuing Bank, such Issuing Bank’s share, expressed as a percentage, of the Letter of Credit Facility as the same may be adjusted from time to time, as a result of an agreement by such Issuing Bank, with the Company’s consent, to assume the obligations of another Issuing Bank with respect to any or all Letters of Credit issued by such other Issuing Bank or as a result of the addition of a new Issuing Bank, with the Company’s consent, in accordance with the terms hereof. On the Effective Date, the L/C Percentage of each Issuing Bank is 25%.
“L/C Related Documents” has the meaning specified in Section 3.04(c)(i).
“Lenders” means the Banks listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to Section 9.07 and shall include each Swing Loan Bank and each Issuing Bank.
“Letter of Credit” has the meaning specified in Section 2.04(a).
“Letter of Credit Agreement” has the meaning specified in Section 3.04(a).
“Letter of Credit Facility” means an aggregate amount not to exceed $250,000,000 at any time outstanding.
“Letter of Credit Loan” means a payment by an Issuing Bank of a draft drawn under any Letter of Credit pursuant to Section 3.04 or, without duplication, a payment by a Lender in respect thereof pursuant to Section 3.04.
“Letter of Credit Outstandings” means, at any time, the aggregate Available Amount of all Letters of Credit (which shall be, in the case of a Letter of Credit denominated in an Alternate Currency, the Dollar Equivalent thereof as at such time) plus the aggregate outstanding principal amount of all Letter of Credit Loans (which shall be, in the case of a Letter of Credit Loan denominated in an Alternate Currency, the Dollar Equivalent thereof as at such time).
“Leverage Ratio” means, as at the last day of any fiscal quarter of the Company ending on or after the date hereof, the ratio (determined on a Pro Forma Basis) of:
(a)    Adjusted Total Debt as of such day, ~~to~~adjusted by deducting therefrom an amount equal to the lesser of (x) the aggregate amount of Debt for Borrowed Money outstanding on such date that by its terms is scheduled to mature on or before the date that is twelve (12) months following such date and (y) the aggregate amount of all Unrestricted Cash on such date in excess of $300,000,000, to
(b)    ~~Consolidated EBITDA for the period of four fiscal quarters ending on such day.~~EBITDA for the appropriate period ended on such day, determined as follows (i) in the case of the last day of the fiscal quarter period during which the Covenant Waiver Period is terminated, EBITDA shall be measured as EBITDA for the one fiscal quarter period ending on such day multiplied by 4, (ii) in the case of the last day of the second fiscal quarter period following the end of the Covenant Waiver Period, EBITDA shall be measured as EBITDA for such two fiscal quarter period multiplied by 2, (iii) in the case

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of the last day of the third fiscal quarter period following the end of the Covenant Waiver Period, EBITDA shall be measured as EBITDA for such three fiscal quarter period multiplied by 4/3 and (iv) in the case of the last day of each fiscal quarter ending thereafter, EBITDA shall be measured as EBITDA for the period of four fiscal quarters ending on such day.
“LIBOR Business Day” means any Business Day on which dealings in U.S. dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“LIBOR Daily Floating Rate” means, for any day, a fluctuating rate of interest per annum equal to LIBOR, or, if the Administrative Agent reasonably determines that LIBOR is temporarily unavailable for any reason, a comparable or successor rate, which rate is approved by the Administrative Agent after consultation with the Company, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time), at or about 11:00 a.m., London time, two (2) LIBOR Business Days prior to such day, for U.S. dollar deposits with a term of one (1) month commencing that day; provided that to the extent a comparable or successor rate is approved by the Administrative Agent as contemplated above as a result of the unavailability of LIBOR, in connection herewith, the approved rate will be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate will be applied in a manner as otherwise reasonably determined by the Administrative Agent so long as the Administrative Agent is designating and administering such approved rate hereunder in the same manner as it generally does for its similarly situated borrowers under agreements having similar provisions to this definition of LIBOR Daily Floating Rate after consideration of such factors as the Administrative Agent then reasonably determines to be relevant; provided that in no event shall the Administrative Agent be required to disclose any information regarding such other agreements or such borrowers. In the event that the LIBOR Daily Floating Rate as determined in accordance with the foregoing shall be less than ~~zero~~0.75%, such rate shall be deemed to be ~~zero~~0.75%.
“LIBOR Floating Rate Loan” means a Loan which bears interest as provided in Section 2.08(a)(v). All LIBOR Floating Rate Loans shall be denominated in Dollars.
“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement having the practical effect of any of the foregoing, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.
“Liquidity” means, as of any date of determination, the sum of (i) Unrestricted Cash and (ii) the aggregate amount of the Unused Commitments hereunder and unused commitments under other credit facilities of the Company.
“LLC Division” means the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any comparable event under a different jurisdiction’s laws).

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“Loans” means all Revolving Loans, all Swing Loans, all Competitive Bid Loans and all Letter of Credit Loans.
“Loan Documents” means this Agreement, each Note, each Guarantee provided by a Subsidiary pursuant to Section 6.01(m), each Letter of Credit Agreement, each Designation Letter and each Termination Letter.
“Local Time” means, with respect to any Loan denominated, or any payment to be made, in Dollars, New York City time, and with respect to any Loan denominated, or any payment to be made, in an Alternate Currency, the local time in the place of settlement for such Alternate Currency as may be determined by the Administrative Agent or an Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Margin Regulations” means, collectively, Regulations T, U and X, as from time to time in effect, and any regulation replacing the same, of the Board of Governors of the Federal Reserve System, or any successor thereto.
“Marriott Family Member” means J.W. Marriott, Jr., Richard E. Marriott, any brother or sister of J.W. Marriott, Sr., any children or grandchildren of any of the foregoing, any spouses of any of the foregoing, or any trust or other entity established primarily for the benefit of one or more of the foregoing.
“Material Acquisition” means any acquisition of any Person (including by merger) or property (including any property for which a ground lease was entered into), in a single transaction or a series of integrated transactions for an aggregate consideration exceeding $400,000,000, and includes any associated dispositions for consideration exceeding $25,000,000 to the extent that binding and enforceable commitments for such dispositions are entered into in connection with, and are in effect on the date of consummation of, such acquisition (such dispositions, “Associated Dispositions”).
“Material Adverse Change” means any material adverse change in the business, condition (financial or otherwise), operations or properties of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations or properties of the Company and its Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender under the Loan Documents or (c) the ability of the Company to perform its obligations under the Loan Documents.
“Material Asset Disposition” means any sale, assignment, lease, sale/leaseback or other transfer or disposal by a Group Member to any other Person (other than to another Group Member), whether in one transaction or in a series of related transactions, of any of such Group Member’s properties or assets for an aggregate consideration in excess of $100,000,000.
“Material Subsidiary” means, at any time, a Subsidiary of the Company having (i) at least 10% of the total Consolidated assets of the Company and its Subsidiaries (determined as of the last day of

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the most recent fiscal quarter of the Company) or (ii) at least 10% of the Consolidated revenues of the Company and its Subsidiaries for the fiscal year of the Company then most recently ended.
“MICC” means Marriott International Capital Corporation, a Delaware corporation.
“Moody’s” means Moody’s Investors Service, Inc., or any successor by merger or consolidation to its business.
“Multiemployer Plan” of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, and which is a defined benefit plan, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.
“Multiple Employer Plan” of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4064 or Section 4069 of ERISA in the event such plan has been or were to be terminated.
“New Commitment Acceptance” means a New Commitment Acceptance executed and delivered by a New Lender, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C-3 hereto.
“New Lender” means, for purposes of Sections 2.06(b), 2.15(c) and 9.07(c), an Eligible Assignee, approved by the Administrative Agent, the Issuing Banks and the Swing Loan Banks (which approval shall not be unreasonably withheld), that the Company has requested to become a Lender hereunder pursuant to said Section 2.06(b) or 2.15(c).
“Non-Extension Notice Date” has the meaning specified in Section 2.04(a)(iii).
“Non-Recourse Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries if, and so long as, such Indebtedness meets the requirements of clause (i), clause (ii), or clause (iii) below:
(i)    Such Indebtedness is secured solely by Purchase Money Liens and:
(a)    the instruments governing such Indebtedness limit the recourse (whether direct or indirect) of the holders thereof against the Company and its Subsidiaries for the payment of such Indebtedness to the property securing such Indebtedness (with customary exceptions, including, without limitation, recourse for fraud, waste, misapplication of insurance or condemnation proceeds, certain borrower bankruptcy events, and environmental liabilities); provided that any partial Guarantee by, or any other limited recourse for payment of such Indebtedness against, the Company or its Subsidiaries which is not expressly excluded from the definition of “Guarantee” in this Section 1.01 shall, to the extent thereof, constitute a

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Guarantee for purposes of the calculation of Adjusted Total Debt but shall not prevent the non-guaranteed and non-recourse portion of such Indebtedness from constituting Non-Recourse Indebtedness; and
(b)    if such Indebtedness is incurred by the Company or a Subsidiary of the Company which is organized under the laws of the United States or any of its political subdivisions, either:
(x) (1) the holders of such Indebtedness shall have irrevocably agreed that in the event of any bankruptcy, insolvency or other similar proceeding with respect to the obligor of such Indebtedness, such holders will elect (pursuant to Section 1111(b) of the Federal Bankruptcy Code or otherwise) to be treated as fully secured by, and as having no recourse against such obligor or any property of such obligor other than, the property securing such Indebtedness, and (2) if, notwithstanding any election pursuant to clause (1) above, such holders shall have or shall obtain recourse against such obligor or any property of such obligor other than the property securing such Indebtedness, such recourse shall be subordinated to the payment in full in cash of the obligations owing to the Lenders and the Administrative Agent hereunder; or
(y) the property securing such Indebtedness is not material to the business, condition (financial or otherwise), operations or properties of the Company and its Subsidiaries, taken as a whole, as determined at the time such Indebtedness is incurred;
(ii)    (a) The sole obligor of such Indebtedness (such obligor, a “Specified Entity”) is a corporation or other entity formed solely for the purpose of owning (or owning and operating) property which is (or may be) subject to one or more Purchase Money Liens, (b) such Specified Entity owns no other material property, (c) the sole collateral security provided by the Company and its Subsidiaries with respect to such Indebtedness (if any) consists of property owned by such Specified Entity and/or the capital stock of (or equivalent ownership interests in) such Specified Entity (provided that any partial Guarantee by, or any other limited recourse for payment of such Indebtedness against, the Company or its Subsidiaries which is not expressly excluded from the definition of “Guarantee” in this Section 1.01 shall, to the extent thereof, constitute a Guarantee for purposes of the calculation of Adjusted Total Debt but shall not prevent the non-guaranteed and non-recourse portion of such Indebtedness from constituting Non-Recourse Indebtedness), and (d) such Specified Entity conducts its business and operations separately from that of the Company and its other Subsidiaries; or
(iii)    Such Indebtedness is COLI Debt.
“Note” means a Revolving Loan Note or a Competitive Bid Loan Note.
“Notice of Competitive Bid Loan Borrowing” has the meaning specified in Section 3.02(a).

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“Notice of Issuance” has the meaning specified in Section 3.04(a).
“Notice of Revolving Loan Borrowing” has the meaning specified in Section 3.01(a).
“Notice of Swing Loan Borrowing” has the meaning specified in Section 3.03(a).
“OECD” means the Organization for Economic Cooperation and Development.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Operating Agreement” means an agreement between the Company or one of its Subsidiaries and the owner of a lodging or senior living facility pursuant to which the Company or such Subsidiary operates such lodging or senior living facility.
“Original Note” means a Note (as defined in the Existing Credit Agreement).
“Other Connection Taxes” means, with respect to any Lender (including an Issuing Bank) and the Administrative Agent, taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” has the meaning specified in Section 2.12(b).
“Participant Register” has the meaning specified in Section 9.07(j).
“Participating Member State” means each state so described in any EMU Legislation.
“Participation Agreement” means a loan participation agreement in substantially the form of Exhibit C-2 hereto.
“PATRIOT Act” has the meaning specified in Section 9.16.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor.
“Permitted Liens” means any of the following:
(a)    Liens for taxes, assessments and governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by the Company or the Subsidiary whose property is subject thereto in good faith by appropriate proceedings as to which adequate reserves are being maintained;

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(b)    Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested or defended in good faith by appropriate proceedings, or which are suspended or released by the filing of lien bonds, or deposits to obtain the release of such Liens;
(c)    pledges, deposits and other Liens made in the ordinary course of business to secure obligations under worker’s compensation laws, unemployment insurance, social security legislation or similar legislation or to secure public or statutory obligations;
(d)    Liens to secure the performance of bids, tenders, contracts, leases or statutory obligations, or Liens to secure obligations under the Self-Insurance Program, or to secure surety, stay or appeal or other similar types of deposits, Liens or pledges (to the extent such Liens do not secure obligations for the payment of Debt for Borrowed Money);
(e)    attachment or judgment Liens to the extent such Liens are being contested in good faith and by proper proceedings, as to which adequate reserves are being maintained (provided that any such Liens as to which enforcement has been commenced and is unstayed, by reason of pending appeal or otherwise, for a period of more than thirty consecutive days, do not, in the aggregate, secure judgments in excess of $25,000,000);
(f)    Liens on any property of any Subsidiary of the Company to secure Indebtedness owing by it to the Company or another Subsidiary of the Company;
(g)    easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes;
(h)    Liens arising in connection with operating leases incurred in the ordinary course of business of the Company and its Subsidiaries;
(i)    Liens created in connection with the L/C Cash Collateral Account;
(j)    (i) subordination of any Operating Agreement to any ground lease and/or any mortgage debt of the owner or landlord, and (ii) any agreement by the Company or any of its Subsidiaries as operator to attorn to the holder of such mortgage debt, the lessor under such ground lease or any successor to either; and
(k)    additional Liens upon cash and investment securities; provided that (i) the only obligations secured by such Liens are obligations arising under Swap Transactions entered into with one or more counterparties who are not Affiliates of the Company or any of its Subsidiaries and (ii) the aggregate fair market value of cash and investment securities covered by such Liens does not at any time exceed the greater of (x) the aggregate amount of the respective termination or liquidation

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payments that would be payable to such counterparties upon the occurrence of an event of default or other similar event as to which the Company or any of its Subsidiaries is the defaulting or affected party (subject to the application of any customary and reasonable collateral valuation discount percentages and minimum collateral transfer thresholds and timing provisions contained in the respective security and margin agreements) and (y) where applicable, an amount equal to the margin requirement imposed by a derivatives clearing organization for any Swap Transaction that is a “cleared” derivatives transaction.
“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Plan” means a Single Employer Plan or a Multiple Employer Plan.
“Platform” has the meaning specified in Section 9.02(b)(ii).
“Principal Financial Center” means, in the case of any Currency, the principal financial center of the country of issue of such Currency, as determined by the Administrative Agent.
“Pro Forma Basis” means that any calculation of the Leverage Ratio for a four (4) fiscal-quarter period that includes a Material Acquisition (such period, the “Measuring Period”) will give pro forma effect to such Material Acquisition as though it had occurred on the first day of such Measuring Period. Each determination of the Leverage Ratio made upon a Pro Forma Basis for a Measuring Period shall be made in good faith by the chief accounting officer of the Company (or another appropriate Responsible Officer of the Company designated by said chief accounting officer) in a manner factually supported by reasonable documentation, and in making any such determination:
(a)    any Indebtedness (x) incurred in connection with such Material Acquisition shall be included and deemed to have been incurred as of the first day of such Measuring Period, and (y) retired or repaid in connection with such Material Acquisition or an Associated Disposition shall be excluded and deemed to have been retired as of the first day of such Measuring Period; and
(b)    income statement items (whether positive or negative) attributable to (x) such Associated Dispositions shall be excluded and (y) any Person or property acquired as part of such Material Acquisition shall be included, in each case as of, and from and after, the first day of such Measuring Period.
“property” or “properties” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

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“Public Debt Rating” means, as of any date, the lowest rating that has been most recently announced by either S&P or Moody’s, as the case may be, for any class of long‑term senior unsecured, non-credit enhanced debt issued by the Company. For purposes of the foregoing:
(a)    if no Public Debt Rating shall be available from either S&P or Moody’s, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 5 under the definition of “Applicable Margin” or “Applicable Percentage”, as the case may be;
(b)    if only one of S&P and Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating;
(c)    if the ratings established by S&P and Moody’s shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating, provided that if the lower rating falls more than one level below the higher rating (or in any event if the higher split rating is Level 4), then the Applicable Margin and the Applicable Percentage shall be based on the rating set forth in the level under the definition of “Applicable Margin” or “Applicable Percentage” immediately above the level for such lower rating; and
(d)    if any rating established by S&P or Moody’s with respect to any class of long-term senior unsecured, non-credit enhanced debt issued by the Company shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change.
The Company will endeavor to promptly notify the Administrative Agent of any change in any rating established by S&P or Moody’s for any class of long-term senior unsecured, non-credit enhanced debt issued by the Company.
“Purchase Money Lien” means any Lien on property, real or personal, acquired or constructed by the Company or any Subsidiary of the Company after December 30, 1994:
(a)    to secure the purchase price of such property;
(b)    that was existing on such property at the time of acquisition thereof by the Company or such Subsidiary and assumed in connection with such acquisition;
(c)    to secure Indebtedness otherwise incurred to finance the acquisition or construction of such property (including, without limitation, Indebtedness incurred to finance the cost of acquisition or construction of such property within 24 months after such acquisition or the completion of such construction); or
(d)    to secure any Indebtedness incurred in connection with any extension, refunding or refinancing of Indebtedness (whether or not secured and including Indebtedness under this

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Agreement) incurred, maintained or assumed in connection with, or otherwise related to, the acquisition or construction of such property;
provided in each case that (1) such Liens do not extend to or cover or otherwise encumber any property other than property acquired or constructed by the Company and its Subsidiaries after December 30, 1994, and (2) such Liens do not cover current assets of the Company or any of its Subsidiaries other than current assets that relate solely to other property subject to such Lien.
“Qualified Jurisdiction” means (i) the United States, any state thereof or the District of Columbia, (ii) England and Wales, (iii) Switzerland or (iv) any state, province or other political sub-unit of England and Wales or Switzerland.
“Quarterly Dates” means the last Business Day of each March, June, September and December, commencing on the first such date to occur after the Effective Date.
“Rate Determination Date” means two (2) Business Days prior to the commencement of the applicable Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).
“Register” has the meaning specified in Section 9.07(d).
“Reincorporation Designated Lender” has the meaning specified in Section 2.18.
“Reincorporation Transaction” has the meaning specified in Section 2.18.
“Required Lenders” means Lenders having at least 51% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Lenders holding at least 51% of the sum of (a) the aggregate unpaid principal amount of the Loans plus (b) the aggregate Available Amount of all Letters of Credit (computed, in the case of Loans and Letters of Credit denominated in an Alternate Currency, as the Dollar Equivalent thereof, as determined by the Administrative Agent); provided that, for purposes hereof, no Defaulting Lender shall be included in (x) the Lenders holding such amount of the Loans or Available Amount of Letters of Credit or having such amount of the Commitments or (y) determining the aggregate unpaid principal amount of the Loans or Available Amount of Letters of Credit or the Total Commitments. For purposes of this definition, the Available Amount of each Letter of Credit and the outstanding amount of each Swing Loan and Letter of Credit Loan shall be considered to be owed to the Lenders ratably according to the amounts of their respective Commitments (less the Commitment of each Defaulting Lender).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

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“Responsible Officer” means the chief executive officer, president, chief financial officer, chief accounting officer, senior vice president – financial reporting, vice president – treasury, vice president – accounting policy, treasurer, assistant treasurer or controller of a Borrower, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Borrower and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Borrower designated in or pursuant to an agreement between the applicable Borrower and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Loan denominated in an Alternate Currency, (ii) each date of a continuation of a Loan denominated in an Alternate Currency, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternate Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any Letter of Credit Loan by an Issuing Bank with respect to any Letter of Credit denominated in an Alternate Currency, and (iv) such additional dates as the Administrative Agent or any Issuing Bank shall determine or the Required Lenders shall require.
“Revolving Loan” means a Loan by a Lender to a Borrower as part of a Revolving Loan Borrowing and refers to a Base Rate Loan, LIBOR Floating Rate Loan or a Eurocurrency Rate Loan, each of which shall be a “Type” of Revolving Loan.
“Revolving Loan Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type made by each of the Lenders pursuant to Section 2.01(a).
“Revolving Loan Note” means a promissory note of a Borrower payable to any Lender, in substantially the form of Exhibit A‑1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Loans made by such Lender to such Borrower.
“Revolving Loan Outstandings” means, at any time, the then aggregate outstanding principal amount of all Revolving Loans (which shall be, in the case of Revolving Loans denominated in an Alternate Currency, the Dollar Equivalent thereof at such time).
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternate Currency, same day or other funds as may be reasonably determined by the Administrative Agent or an Issuing Bank,

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as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternate Currency.
“Sanction(s)” means any international economic or financial sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury (“HMT”).
“Self‑Insurance Program” means the self‑insurance program (including related self‑funded insurance programs) established and maintained by the Company in the ordinary course of its business.
“Significant Shareholder” means any Person that:
(a)    is either a Marriott Family Member or on the date hereof possesses, directly or indirectly, and such possession has been publicly disclosed, the power to vote 5% or more of the outstanding shares of common stock of the Company,
(b)    is or hereafter becomes a spouse of or any other relative (by blood, marriage or adoption) of a Person described in clause (a),
(c)    is or becomes a transferee of the interests of any of the foregoing Person or Persons by descent or by trust or similar arrangement intended as a method of descent, or
(d)    is (x) an employee benefit or stock ownership plan of the Company or (y) a grantor trust established for the funding, directly or indirectly, of the Company’s employee benefit plans and programs.
“Single Employer Plan” of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.
“SLS Entity” means any of Marriott Senior Living Services, Inc. and Marriott Senior Living Services Investment 10, Inc. and each other Subsidiary of the Company that owns or operates a senior living services facility.
“SPC” has the meaning specified in Section 9.07(a).
“Spot Rate” means, as of any date of determination thereof, with respect to any Alternate Currency, the rate at which such Alternate Currency may be exchanged into Dollars, or the rate at which Dollars may be exchanged into such Alternate Currency, as set forth at approximately 11:00 a.m. New York time on such date on the Reuters World Market Currency Page for such Alternate Currency (or such other commercially available source providing quotations of such Alternate Currency as may be designated by the Administrative Agent from time to time). In the event the Spot Rate is not available at such time for

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any reason with respect to any Alternate Currency, such Spot Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its Alternate Currency exchange operations in respect of such Alternate Currency are then being conducted, at or about 11:00 a.m. local time, on such date for the purchase of Dollars or such Alternate Currency for delivery two (2) Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Standby Letter of Credit” means any Letter of Credit that is not a Trade Letter of Credit.
“Sterling” means the lawful money of England.
“Sterling Swing Loan Rate” means, for each Swing Loan denominated in Sterling, a rate per annum equal to the sum of the Applicable Margin for Eurocurrency Rate Loans plus the Eurocurrency Rate for a period comparable to the Interest Period for the relevant Swing Loan and for settlement on that day. Interest periods for Swing Loans denominated in Sterling shall not be more than ten Business Days.
“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture, trust or estate of which more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, limited liability company or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
“Subsidiary Guarantor” means each Subsidiary of the Company that is required pursuant to Section 6.01(m) to provide a Guarantee to the extent that such Subsidiary has not been released from its obligations thereunder, either in accordance with Section 9.25 or otherwise with the consent of the Required Lenders.
“Swap Transaction” means (a) any rate, basis, commodity, currency, debt or equity swap, (b) any cap, collar or floor agreement, (c) any rate, basis, commodity, currency, debt or equity exchange or forward agreement, (d) any rate, basis, commodity, currency, debt or equity option, (e) any other similar agreement, (f) any option to enter into any of the foregoing, (g) any investment management, master or other agreement providing for any of the foregoing and (h) any combination of any of the foregoing.
“Swing Loan” means a Loan denominated in Euros, Canadian Dollars or Sterling made by (a) a Swing Loan Bank pursuant to Section 2.03 or (b) any Lender pursuant to Section 3.03.
“Swing Loan Banks” means, collectively, Bank of America, JPMorgan Chase Bank, N.A., Deutsche Bank AG New York Branch and Wells Fargo Bank, National Association and each other Lender that shall have agreed to assume and, with the consent of each Swing Loan Bank, the Administrative Agent and the Company, has assumed all or any portion of the obligations of a Swing Loan Bank to make Swing Loans.

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“Swing Loan Borrowing” means a borrowing consisting of a Swing Loan made by a Swing Loan Bank.
“Swing Loan Commitments” means, as to any Swing Loan Bank, its obligation to make Swing Loans to the Borrowers pursuant to Section 2.03 in an aggregate principal amount at any one time outstanding not to exceed an amount equal to the quotient of (a) the Total Swing Loan Commitments at such time divided by (b) the number of Swing Loan Banks at such time; for each Swing Loan Bank as of the Closing Date, initially, the Dollar amount set forth opposite its name on Schedule I hereto, as such amount may be increased or reduced as provided in Section 2.06 or as otherwise expressly provided in this Agreement.
“Swing Loan Outstandings” means, at any time, the Dollar Equivalent at such time of the aggregate outstanding principal amount of all Swing Loans.
“Syndication Agents” has the meaning specified in the recital of parties to this Agreement.
“Target Operating Day” means any day that is not (i) a Saturday or Sunday, (ii) Christmas Day or New Year’s Day or (iii) any other day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is not scheduled to operate (as determined by the Administrative Agent).
“Taxes” has the meaning specified in Section 2.12(a).
“Termination Date” of any Lender means the date five (5) years after the Effective Date (as the same may be extended or changed pursuant to Section 2.06(b), 2.15 or 9.07(a)(vi)) or, if earlier, the date of termination in whole of the Commitments pursuant to the second sentence of Section 2.06(a), pursuant to Section 2.10(c) or pursuant to Section 7.01.
“Termination Letter” has the meaning specified in Section 2.16(c).
“Total Commitments” means, at any time, the Commitments of all the Lenders at such time. On the Effective Date, the Total Commitments are $4,500,000,000.
“Total Loan Outstandings” means, at any time, the sum of (i) the Revolving Loan Outstandings, (ii) the Competitive Bid Loan Outstandings and (iii) the Swing Loan Outstandings.
“Total Outstandings” means, at any time, the sum of (i) the Revolving Loan Outstandings, (ii) the Letter of Credit Outstandings, (iii) the Competitive Bid Loan Outstandings and (iv) the Swing Loan Outstandings.
“Total Swing Loan Commitments” means $150,000,000, as such amount may be increased or reduced as provided in Section 2.06 or as otherwise expressly provided in this Agreement.

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“Trade Letter of Credit” means any Letter of Credit payable at sight that is issued for the benefit of a supplier to the Company or any of its Subsidiaries to effect payment to the supplier.
“Treaty on European Union” means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.
“Type” has the meaning specified in the definition of “Revolving Loan.”
“UCC” has the meaning specified in Section 7.02(e)(ii).
“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unused Commitments” means, at any time, as to any Lender, the aggregate amount of the Commitments of such Lender then unused and outstanding after deducting the portion of the Total Outstandings attributable to such Lender.
“Unrestricted Cash” means, as of any date of determination, an amount equal to the aggregate amount of cash and Cash Equivalents of the Consolidated Group on such date that are not (i) subject to any negative pledge, Lien or control agreement (excluding statutory liens in favor of any depositary bank where such cash is maintained or any Lien granted to the Administrative Agent to secure obligations arising under the Loan Documents) or (ii) held as deposits or security for contractual obligations.
“Voting Stock” means capital stock issued by a corporation or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency.
“Welfare Plan” means a welfare plan, as defined in Section 3(1) of ERISA.
“Wholly-Owned Subsidiary” of any Person means any Subsidiary of such Person 100% of the Voting Stock of which (other than directors’ qualifying shares or other shares held to satisfy legal or

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regulatory requirements) are directly or indirectly owned by such Person, or by one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person.
“Withdrawal Liability” has the meaning specified in Part 1 of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02    Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding” and the word “through” means “through and including.”
SECTION 1.03    Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in accordance with GAAP. All financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements referenced in Section 5.01(e), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time, any change in GAAP (and transition methods related thereto) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, if such an amendment is so requested, then until so amended, (i) in respect of periods starting from the first full fiscal quarter commencing after such request for an amendment, such ratio or requirement shall be computed in accordance with GAAP prior to such change therein and (ii) if requested by the Required Lenders, the Company shall provide to the Administrative Agent and the Lenders, with respect to calculations of financial covenant compliance required under this Agreement in respect of periods starting from the first full fiscal quarter commencing after such request for reconciliation information by the Required Lenders, reconciliation schedules

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prepared in good faith that materially approximate the estimated impact of such change in GAAP. Notwithstanding anything to the contrary, (1) any change in the accounting under GAAP for lease transactions, or for notes receivable, equity method investments or other equity investments that require mark-to-market adjustments through net income, will, in each case, be disregarded for purposes of computing the Leverage Ratio and determining compliance with any other covenant under the Loan Documents, and (2) any lease obligation that is not recorded as a finance lease under ASC Topic 842 shall not constitute Indebtedness or Debt for Borrowed Money.
(c)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
SECTION 1.04    Other Interpretive Provisions. As used in this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any organization document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(c)    Any reference herein to a merger, transfer, consolidation, assignment, sale, disposition or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation

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of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, assignment, sale, disposition or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
SECTION 1.05    Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
SECTION 1.06    Exchange Rates; Currency Equivalents. The Administrative Agent or an Issuing Bank, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Loans and Letters of Credit denominated in Alternate Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Alternate Currency for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or an Issuing Bank, as applicable. Furthermore, wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternate Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternate Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or an Issuing Bank, as the case may be.
SECTION 1.07    Additional Alternate Currencies. (a) The Company may from time to time request that Eurocurrency Rate Loans be made in a currency other than those specifically listed in clause (a) of the definition of “Alternate Currency” and/or Letters of Credit be issued in a currency other than those specifically listed in clauses (a) and (b) of the definition of “Alternate Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars and a Dollar Equivalent thereof can be calculated. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent (and, if the requested currency is not Euro, Canadian Dollars or Sterling or an Alternate Currency previously approved by all Lenders, all Lenders). In the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable Issuing Bank.
(b)    Any such request shall be made to the Administrative Agent not later than 11:00 A.M., ten (10) Business Days prior to the date of the desired Borrowing or two (2) Business Days prior to the

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date of the desired Letter of Credit (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable Issuing Bank, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the Issuing Banks thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans where the consent of all Lenders is required pursuant to Section 1.07(a)) or each Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 A.M., five (5) Business Days (in the case of a desired Borrowing) or one (1) Business Day (in the case of a desired Letter of Credit) after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)    Any failure by a Lender or an Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or such Issuing Bank, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternate Currency hereunder for purposes of any Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and an Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternate Currency hereunder for purposes of any Letter of Credit issuances by such Issuing Bank. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.07, the Administrative Agent shall promptly so notify the Company.
SECTION 1.08    Change of Currency. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent and the Company may agree from time to time and specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

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(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent and the Company may agree from time to time and specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

ARTICLE II

AMOUNTS AND TERMS OF THE LOANS
SECTION 2.01    The Revolving Loans.
(a)    Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Loans to the Company and any Designated Borrower in Dollars or (in the case of any Eurocurrency Rate Loan only) in any Alternate Currency from time to time on any Business Day during the period from the Effective Date until the Termination Date of such Lender in an aggregate amount as to all Borrowers not to exceed at any time outstanding the amount of such Lender’s Commitment.
(b)    Anything in this Agreement to the contrary notwithstanding, the Total Outstandings shall not (1) on the date of any extension of credit under this Agreement nor on the last day of an Interest Period for any outstanding Borrowing exceed the Total Commitments or (2) on the last Business Day of any month, or any other Business Day as the Administrative Agent may determine in its reasonable discretion (but not more frequently than once a week), exceed 103% of the Total Commitments.
(c)    Each Revolving Loan Borrowing shall be in an aggregate amount of not less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, in the case of Eurocurrency Rate Loans denominated in an Alternate Currency, the Foreign Currency Equivalent thereof (or, if less, an aggregate amount equal to the lesser of (x) the difference between the aggregate amount of a proposed Competitive Bid Loan Borrowing requested by the Company and the aggregate amount of Competitive Bid Loans offered to be made by the Lenders and accepted by the Company in respect of such Competitive Bid Loan Borrowing, if such Competitive Bid Loan Borrowing is made on the same date as such Revolving Loan Borrowing and (y) the then remaining Unused Commitments of the Revolving Lenders participating in such Borrowing, as applicable).
(d)    Each Revolving Loan Borrowing shall (subject to Section 2.09(d)) consist of Revolving Loans of the same Type in the same Currency made on the same day by the Lenders ratably according to their respective Commitments.
(e)    Within the limits set forth above, each Borrower may from time to time borrow, repay pursuant to Section 2.07 or prepay pursuant to Section 2.10 and reborrow under this Section 2.01.
SECTION 2.02    The Competitive Bid Loans.

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(a)    The Company may request the making of Competitive Bid Loan Borrowings to any Borrower in Dollars or in any Alternate Currency from time to time on any Business Day during the period from the Effective Date until the date occurring 30 days prior to the Final Termination Date in the manner set forth in Section 3.02, provided that, following the making of each Competitive Bid Loan Borrowing, the Total Outstandings shall not exceed the lesser of (1) the Total Commitments and (2) the aggregate amount of the Commitments scheduled to be in effect on the scheduled maturity date of the Competitive Bid Loans to be made as part of such Borrowing.
(b)    Within the limits and on the conditions set forth in this Section 2.02, each Borrower may from time to time borrow under this Section 2.02, repay pursuant to Section 2.07 or prepay (if permitted pursuant to Section 2.10), and reborrow under this Section 2.02, provided that a Competitive Bid Loan Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Loan Borrowing.
SECTION 2.03    The Swing Loans.
(a)    The Company may request each Swing Loan Bank to make, and each Swing Loan Bank agrees, subject to the terms and conditions hereof including the provisions of Section 2.01(b), to make Swing Loans to any Borrower from time to time on any Business Day during the period from the date of the initial Borrowing until 15 Business Days before the then scheduled Termination Date of such Swing Loan Bank in an aggregate amount as to all Borrowers not to exceed at any time outstanding an amount equal to the lesser of (i) such Swing Loan Bank’s Swing Loan Commitment, (ii) the sum of (x) such Swing Loan Bank’s Commitment minus (y) the sum of (1) the Revolving Loan Outstandings, (2) the Letter of Credit Outstandings, and (3) the Swing Loan Outstandings, in each case, attributable to such Lender and (iii) the sum of (x) the aggregate Commitments of Lenders having Termination Dates falling on or after the proposed maturity date of such Swing Loan minus (y) the sum of (1) the Revolving Loan Outstandings, (2) the Letter of Credit Outstandings, (3) the Competitive Bid Loan Outstandings, and (4) the Swing Loan Outstandings attributable to Swing Loans made by the other Swing Loan Banks.
(b)    The Borrowers shall be entitled, on and subject to the terms and conditions hereof, to borrow Swing Loans in Euros, Canadian Dollars or Sterling, provided, that Swing Loans shall be made by Bank of America, up to an amount equal to its Swing Loan Commitment, and thereafter, at the Company’s election, by any of the other Swing Loan Banks up to an amount equal to such Lender’s Swing Loan Commitment; provided that the Dollar Equivalent of (i) the aggregate outstanding principal amount of all Swing Loans shall not at any time exceed the Total Swing Loan Commitments and (ii) the aggregate outstanding principal amount of all Swing Loans made by any Swing Loan Bank shall not exceed the lesser of (x) such Lender’s Swing Loan Commitment and (y) the sum of (1) such Lender’s Commitment minus (2) the sum of (A) the Revolving Loan Outstandings, (B) the Letter of Credit Outstandings and (C) the Swing Loan Outstandings, in each case, attributable to such Lender.
(c)    Within the limits of the Swing Loan Commitments, the Commitment of each Lender that is a Swing Loan Bank and the aggregate Commitments as aforesaid, each Borrower may borrow under

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this Section 2.03, repay pursuant to Section 2.07 or prepay pursuant to Section 2.10 and reborrow under this Section 2.03.
(d)    No Swing Loan Bank shall be obligated to make any Swing Loan if any Lender is at the time a Defaulting Lender and after giving effect to the reallocation under Section 3.10(a)(iv) such Swing Loan Bank continues to have actual or potential Fronting Exposure to such Defaulting Lender, unless such Swing Loan Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Swing Loan Bank (in its sole discretion) with the Company or such Defaulting Lender to eliminate such Swing Loan Bank’s actual or potential Fronting Exposure (after giving effect to Section 3.10(a)(iv)) with respect to such Defaulting Lender arising from either the Swing Loan then proposed to be made or that Swing Loan and all other Swing Loan Outstandings as to which such Swing Loan Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion.
SECTION 2.04    The Letters of Credit.
(a)    (i) Each Issuing Bank agrees, on the terms and conditions hereof including the limitations set forth in Section 2.01(b) and Section 2.04(b) and (c), to issue one or more letters of credit (each, a “Letter of Credit”) for the account of the Company, or, at the direction of the Company, for the account of any of its Subsidiaries or any other Person, and to amend or extend Letters of Credit previously issued by it in accordance with the terms hereof, from time to time on any Business Day during the period from the Effective Date until the date 30 days before the then scheduled Termination Date of such Issuing Bank.
(ii) No Letter of Credit shall have an expiration date (including all rights of the Company or other account party or the beneficiary thereof to require renewal of, or to have automatically renewed, such Letter of Credit) later than 30 days before the then scheduled Termination Date (as in effect on the date of issuance of the applicable Letter of Credit) of the Issuing Bank issuing such Letter of Credit unless such Issuing Bank has approved such expiration date, and such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the Company with respect to such Letter of Credit; provided that, no Letter of Credit shall have an expiration date (including all rights of the Company or other account party or the beneficiary thereof to require renewal of, or to have automatically renewed, such Letter of Credit) later than the one year anniversary of the scheduled Termination Date of the relevant Issuing Bank (as in effect on the date of issuance of the applicable Letter of Credit).
(iii) If the Company so requests in any Letter of Credit Agreement for a Standby Letter of Credit, the relevant Issuing Bank may, in its sole discretion, agree to issue a Standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-

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month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant Issuing Bank, the Company shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date that is not later than the 30th day prior to the then scheduled Termination Date (as in effect on the date of issuance of the applicable Letter of Credit) of such Issuing Bank; provided, however, that the relevant Issuing Bank shall not permit any such extension if (A) it has determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) pursuant to the terms of this Agreement (by reason of the provisions of Section 2.04(b) or otherwise) or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the relevant Issuing Bank not to permit such extension.
(iv) Within the limits of the Letter of Credit Facility, and subject to the terms hereof, the Company may request the issuance of Letters of Credit under Section 3.04, repay or prepay before demand any Letter of Credit Loans resulting from drawings thereunder pursuant to Section 2.07(d) and request the issuance of additional Letters of Credit under Section 3.04.
(b)    No Issuing Bank shall issue, amend or renew any Letter of Credit if after giving effect thereto the Letter of Credit Outstandings exceeds an amount equal to the lesser of (x) the Letter of Credit Facility and (y) the aggregate Commitments of Lenders having Termination Dates falling on or after the expiration date of such Letter of Credit minus Total Loan Outstandings. Each Letter of Credit shall be denominated in Dollars or an Alternate Currency.
(c)    No Issuing Bank shall be obligated to issue, amend or renew any Letter of Credit if:
(i) after giving effect thereto the Letter of Credit Outstandings with respect to Letters of Credit issued by such Issuing Bank would exceed an amount equal to the lesser of (x) such Issuing Bank’s L/C Percentage of the Letter of Credit Facility and (y) the aggregate Commitments of Lenders having Termination Dates falling on or after the expiration date of such Letter of Credit minus Total Loan Outstandings;
(ii) any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or renewing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance, amendment or renewal of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any

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restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it;
(d)    No Issuing Bank shall be obligated to issue any Letter of Credit if:
(i) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;
(ii) such Issuing Bank does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or
(iii) any Lender is at the time a Defaulting Lender and after giving effect to the reallocation under Section 3.10(a)(iv) such Issuing Bank continues to have actual or potential Fronting Exposure to such Defaulting Lender, unless such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the Company or such Defaulting Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 3.10(a)(iv)) with respect to such Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Outstandings as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(e)    No Issuing Bank shall amend any Letter of Credit if such Issuing Bank would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(f)    No Issuing Bank shall be under any obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(g)    Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of the Company or another Person designated by the Company, the Company shall be obligated to reimburse the relevant Issuing Bank hereunder for any and all drawings under each Letter of Credit issued by it. The Company hereby acknowledges that the issuance, amendment and renewal of Letters of Credit for the account of its Subsidiaries or such other Persons designated by the Company inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries or such other Persons designated by the Company.
(h)    Unless otherwise expressly agreed by the applicable Issuing Bank and the Company when a Letter of Credit is issued by it (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the UCP shall apply to each Trade Letter of Credit. Notwithstanding the foregoing,

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no Issuing Bank shall be responsible to any Borrower for, and no Issuing Bank’s rights and remedies against any Borrower shall be impaired by, any action or inaction of any Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where any Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(i)    Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to such Issuing Bank.
SECTION 2.05    Fees.
(a)    Facility Fees. The Company agrees to pay to the Administrative Agent for the account of each Lender a facility fee on the average daily amount (whether used or unused) of such Lender’s Commitment from the Effective Date (in the case of each Bank), and from the effective date specified in the Acceptance pursuant to which it became a Lender (in the case of each other Lender), until the Termination Date of such Lender, payable in Dollars in arrears on each Quarterly Date during the term of such Lender’s Commitment, and on the Termination Date of such Lender, at a rate per annum equal to the Applicable Percentage in effect from time to time for facility fees.
(b)    Letter of Credit Compensation.
(i) The Company agrees to pay to the Administrative Agent for the account of each Lender a commission on such Lender’s pro rata share of the average daily aggregate Available Amount of (A) all Standby Letters of Credit outstanding from time to time and (B) all Trade Letters of Credit outstanding from time to time, in each case at the Applicable Margin in effect from time to time for Eurocurrency Rate Loans, payable in Dollars (the amount of which commission shall be determined, in the case of the Available Amount of Letters of Credit denominated in an Alternate Currency, on the basis of the Dollar Equivalent of such amount on the date payable) in arrears quarterly on each Quarterly Date and on the Termination Date of such Lender, commencing on the first Quarterly Date after the date hereof; provided, however, any such fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable Issuing Bank pursuant to Section 2.04(b)(iv) shall be payable, to the maximum extent permitted by applicable law, to the other Lenders in accordance with the upward adjustments in their respective pro rata shares allocable to such Letter of Credit pursuant

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to Section 3.10(a)(iv), with the balance of such fee, if any, payable to the applicable Issuing Bank for its own account.
(ii)     The Company agrees to pay to each Issuing Bank, for its own account, (x) a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, in an amount equal to the greater of (A) the product of 0.125% per annum of the average daily Available Amount of such Letter of Credit multiplied by the actual number of days such Letter of Credit was outstanding in such period, divided by 360, which amount shall be payable in Dollars and calculated based on the Dollar Equivalent of any amount otherwise calculated in an Alternate Currency on the date when such amount is payable and (B) $500, payable quarterly in arrears on each Quarterly Date during which such Issuing Bank has acted in such capacity, and on the scheduled Termination Date of such Issuing Bank (if such Issuing Bank acted in such capacity up to such date), and (y) such customary fees and charges in connection with the issuance or administration of each Letter of Credit as may be agreed in writing between the Company and such Issuing Bank from time to time.
(c)    Competitive Bid Loan Fee. The Company agrees to pay to the Administrative Agent for its own account a fee in the amount of $3,500 for each request made by the Company for a Competitive Bid Loan Borrowing pursuant to Section 3.02.
(d)    [Intentionally omitted].
(e)    Other Fees. The Company agrees to pay to the Administrative Agent such fees as from time to time may be separately agreed between the Company and the Administrative Agent.
SECTION 2.06    Reductions and Increases of the Commitments.
(a)    Commitment Reductions, Etc.
(i)     The Commitment of each Lender shall be automatically reduced to zero on the Termination Date of such Lender. In addition, the Company shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that the Company may condition any such notice upon the consummation of an acquisition, disposition, financing or other event, provided further that (x) the Total Commitments shall not be reduced pursuant to this sentence to an amount which is less than the Total Outstandings, (y) each partial reduction shall be in an aggregate amount of at least $10,000,000 and (z) a reduction in the Commitments shall not be allowed if, as a result thereof, the Commitments would be reduced to an amount which is less than the Total Swing Loan Commitments plus the Letter of Credit Facility. Each Commitment reduction pursuant to this Section 2.06(a)(i) shall be permanent (subject, however, to the rights of the Company under Section 2.06(b)).

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(ii)     The Swing Loan Commitment of each Swing Loan Bank shall be automatically reduced to zero on the Termination Date of such Swing Loan Bank. In addition, the Company shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of Total Swing Loan Commitments, provided that the Company may condition any such notice upon the consummation of an acquisition, disposition, financing or other event, provided further that (x) the Total Swing Loan Commitments shall not be reduced pursuant to this sentence to an amount which is less than the aggregate outstanding principal amount of the Swing Loans at such time, (y) the Swing Loan Commitment of any Swing Loan Bank shall not be reduced pursuant to this sentence to an amount which is less than the aggregate outstanding principal amount of Swing Loans of such Swing Loan Bank at such time and (z) each partial reduction shall be in an aggregate amount of at least $10,000,000. Each Swing Loan Commitment reduction pursuant to this Section 2.06(a)(ii) shall be permanent (subject, however, to the rights of the Company under Section 2.06(b)).
(b)    Optional Increases of Commitments.
(i) Not more than once in any calendar year, the Company may propose to increase the Total Commitments by an aggregate amount of not less than $10,000,000 or an integral multiple thereof (a “Proposed Aggregate Commitment Increase”) in the manner set forth below, provided that:
(1)    no Default shall have occurred and be continuing either as of the date on which the Company shall notify the Administrative Agent of its request to increase the Total Commitments or as of the related Increase Date (as hereinafter defined);
(2)    after giving effect to any such increase, the Total Commitments shall not exceed $5,000,000,000; and
(3)    after giving effect to any such increase, the Total Swing Loan Commitments shall not exceed $150,000,000.
(ii) The Company may request an increase in the aggregate amount of the Commitments by delivering to the Administrative Agent a notice (an “Increase Notice”, the date of delivery thereof to the Administrative Agent being the “Increase Notice Date”) specifying (1) the Proposed Aggregate Commitment Increase, (2) the amount, if any, by which the Company would like to increase the Total Swing Loan Commitments (which shall be proportional to the amount of the Proposed Aggregate Commitment Increase), (3) the proposed date (the “Increase Date”) on which the Commitments would be so increased (which Increase Date may not be fewer than 30 nor more than 60 days after the Increase Notice Date) and (4) the New Lenders, if any, to whom the Company desires to offer the opportunity to commit to all or a portion of the Proposed Aggregate Commitment Increase and which New Lenders, if any, the Company desires the opportunity to become a Swing Loan Bank in the event that the

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Proposed Aggregate Commitment Increase would increase the Total Swing Loan Commitment. The Administrative Agent shall in turn promptly notify each Lender of the Company’s request by sending each Lender a copy of such notice.
(iii) Not later than the date five days after the Increase Notice Date, the Administrative Agent shall notify each New Lender, if any, identified in the related Increase Notice of the opportunity to commit to all or any portion of the Proposed Aggregate Commitment Increase. Each such New Lender may irrevocably commit to all or a portion of the Proposed Aggregate Commitment Increase and, subject to the consent of the Administrative Agent and each Swing Loan Bank, to become a Swing Loan Bank, as applicable (such New Lender’s “Proposed New Commitment”) by notifying the Administrative Agent (which shall give prompt notice thereof to the Company) before 11:00 A.M. (New York City time) on the date that is 10 days after the Increase Notice Date; provided that:
(1) the Proposed New Commitment of each New Lender shall be in an aggregate amount not less than $10,000,000; and
(2) each New Lender that submits a Proposed New Commitment shall execute and deliver to the Administrative Agent (for its acceptance and recording in the Register) a New Commitment Acceptance in accordance with the provisions of Section 9.07 hereof, together with a processing and recordation fee of $3,500.
(iv) If the aggregate Proposed New Commitments of all of the New Lenders shall be less than the Proposed Aggregate Commitment Increase, then (unless the Company otherwise requests) the Administrative Agent shall, on or prior to the date that is 15 days after the Increase Notice Date, notify each Lender of (x) the opportunity to so commit to all or any portion of the Proposed Aggregate Commitment Increase not committed to by New Lenders pursuant to Section 2.06(b)(iii) and (y) the then-current Final Termination Date. Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to commit to all or a portion of such remainder of the Proposed Aggregate Commitment Increase and, subject to the consent of the Administrative Agent, each Swing Loan Bank and the Company, to become a Swing Loan Bank, as applicable (such Lender’s “Proposed Increased Commitment”) by notifying the Administrative Agent (which shall give prompt notice thereof to the Company) no later than 11:00 A.M. (New York City time) on the date five days before the Increase Date. In no event shall any Lender be obligated to increase its Commitments hereunder.
(v) If the aggregate amount of Proposed New Commitments and Proposed Increased Commitments (such aggregate amount, the “Total Committed Increase”) equals or exceeds $10,000,000, then, subject to the conditions set forth in Section 2.06(b)(i):
(1) effective on and as of the Increase Date, the Total Commitments shall be increased by the Total Committed Increase (provided that the aggregate amount of the Commitments shall in no event be increased pursuant to this Section 2.06(b) to

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more than $5,000,000,000) and shall be allocated among the New Lenders and the Lenders as provided in Section 2.06(b)(vi);
(2) effective on and as of the Increase Date, the then current aggregate amount of the Swing Loan Commitments shall be increased by that portion of the Total Committed Increase representing a proportional increase in the Swing Loan Commitments, if any (provided that the Total Swing Loan Commitments shall in no event be increased pursuant to this Section 2.06(b) to more than $150,000,000);
(3) effective on and as of the Increase Date, the Termination Date of each New Lender that offers a Proposed New Commitment and of each Increasing Lender shall be changed to the Final Termination Date (notwithstanding any earlier Termination Date for such Lender which may then be in effect pursuant to Section 2.15); and
(4) on the Increase Date, if any Revolving Loans are then outstanding, the Borrowers shall borrow Revolving Loans from all or certain of the Lenders and/or (subject to compliance by the Company with Section 9.04(c)) prepay Revolving Loans of all or certain of the Lenders such that, after giving effect thereto, the Revolving Loans (including, without limitation, the Types, Currencies and Interest Periods thereof) shall be held by the Lenders (including for such purposes New Lenders) ratably in accordance with their respective Commitments (subject, however, to Section 2.09(d)).
If the Total Committed Increase is less than $10,000,000, then the Total Commitments shall not be changed.
(vi) The Total Committed Increase shall be allocated among New Lenders having Proposed New Commitments and Lenders having Proposed Increased Commitments as follows:
(1) If the Total Committed Increase shall be at least $10,000,000 and less than or equal to the Proposed Aggregate Commitment Increase, then (x) the initial Commitment of each New Lender shall be such New Lender’s Proposed New Commitment and (y) the Commitment of each Lender shall be increased by such Lender’s Proposed Increased Commitment.
(2) If the Total Committed Increase shall be greater than the Proposed Aggregate Commitment Increase, then the Total Committed Increase shall be allocated:
(x) first to New Lenders (to the extent of their respective Proposed New Commitments) in such a manner as the Company and the Administrative Agent shall agree; and

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(y) then to Lenders (to the extent of their respective Proposed Increased Commitments, if any) in such a manner as the Company shall determine in its sole discretion upon consultation with the Administrative Agent and the Syndication Agents;
provided, that the Proposed Increased Commitments representing a proportional increase in the Swing Loan Commitments to Swing Loan Banks (including such Lenders whose Proposed Increased Commitment includes a Swing Loan Commitment) shall be allocated to each such Swing Loan Bank in accordance with the definition of Swing Loan Commitment.
(vii) No increase in the Commitments contemplated hereby shall become effective until the Administrative Agent shall have received (x) Revolving Loan Notes payable by each of the Borrowers to each New Lender and each Increasing Lender that has requested Notes and (y) evidence satisfactory to the Administrative Agent (including an update of paragraphs 2 and 4 of the opinion of counsel provided pursuant to Section 4.01(a)(iv)) that such increases in the Commitments, and borrowings thereunder, have been duly authorized.
SECTION 2.07    Repayment.
(a)    Revolving Loans. Each Borrower shall repay to the Administrative Agent for the account of each Revolving Lender the outstanding principal amount of each Revolving Loan made by such Lender to such Borrower, and each outstanding Revolving Loan made by such Lender shall mature, on the Termination Date of such Lender.
(b)    Competitive Bid Loans. Each Borrower shall repay to the Administrative Agent for the account of each Lender which has made a Competitive Bid Loan to such Borrower, and each other holder of a Competitive Bid Loan of such Borrower, on the maturity date of each Competitive Bid Loan made to such Borrower (such maturity date being that specified by the Company for repayment of such Competitive Bid Loan in the related Notice of Competitive Bid Loan Borrowing delivered pursuant to Section 3.02 and provided in the Competitive Bid Loan Note, if any, evidencing such Competitive Bid Loan), the then unpaid principal amount of such Competitive Bid Loan.
(c)    Swing Loans. Each Borrower shall repay to the Administrative Agent for the account of each Swing Loan Bank and each other Lender that has made a Swing Loan, the outstanding principal amount of each Swing Loan to such Borrower made by each of them on the earlier of (i) the maturity date specified in the applicable Notice of Swing Loan Borrowing (which maturity shall be no later than (x) the tenth Business Day after the requested date of such Borrowing, in the case of a Swing Loan denominated in Sterling or Canadian Dollars and (y) the tenth Target Operating Day after the requested date of such Borrowing, in the case of a Swing Loan denominated in Euros) and (ii) the Termination Date of such Lender.

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(d)    Letter of Credit Loans. The Company shall repay to each Issuing Bank and each other Lender which has made a Letter of Credit Loan (including, without limitation, any Letter of Credit Loan arising out of payment of a Letter of Credit issued for the account of a Person other than the Company) the outstanding principal amount of each Letter of Credit Loan made by each of them on demand by the holder thereof (made in writing, or orally and confirmed immediately in writing, by telecopier/fax or electronic mail) and, in any event, on the Final Termination Date (and, with respect to each Lender, on the Termination Date of such Lender). The Company may prepay any Letter of Credit Loan at any time. The Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 3.01, 3.02 or 3.03 that such payment or prepayment be financed with a Revolving Loan Borrowing, a Competitive Bid Loan Borrowing or Swing Loan Borrowing in an equivalent amount and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Loan, Competitive Bid Loan or Swing Loan. Each Issuing Bank shall give notice to the Company of the making of any Letter of Credit Loan by such Issuing Bank and of the sale or assignment of any Letter of Credit Loan by it pursuant to Section 3.04(b), and each Lender shall give notice to the Company of any sale or assignment of any Letter of Credit Loan by it, in each case on the date on which such transaction takes place.
(e)    Certain Prepayments.
(i) If, as of the last Business Day of any month, or any other Business Day as the Administrative Agent may determine in its reasonable discretion, but not more frequently than once a week, during the period from the Effective Date until the Final Termination Date, (1) the Total Outstandings exceed (2) 103% of the then Total Commitments, the Administrative Agent shall use all reasonable efforts to give prompt written notice thereof to the Company, specifying the amount to be prepaid under this clause (i), and the Company shall, within two Business Days of the date of such notice, prepay the Loans, or cause Loans to be prepaid, in an amount so that after giving effect thereto the Total Outstandings do not exceed the Total Commitments; provided that any such payment shall be accompanied by any amounts payable under Section 9.04(c).
(ii) If, as of the last Business Day of any month, or any other Business Day as the Administrative Agent may determine in its reasonable discretion, but not more frequently than once a week, during the period from the Effective Date until the Final Termination Date, (1) the Dollar Equivalent of the aggregate outstanding principal balance of Swing Loans exceeds (2) 103% of the Total Swing Loan Commitments, the Administrative Agent shall use all reasonable efforts to give prompt written notice thereof to the Company, specifying the amount to be prepaid under this clause (iii), and the Company shall, within two Business Days of the date of such notice, prepay the Swing Loans, or cause Loans to be prepaid, in an amount so that after giving effect thereto the aggregate outstanding principal balance of Swing Loans (determined as aforesaid) does not exceed the Total Swing Loan Commitments.

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(iii) In addition, if on the last day of any Interest Period the Total Outstandings would exceed 100% of the Total Commitments, the Administrative Agent shall use all reasonable efforts to give prompt written notice thereof to the Company, specifying the amount to be prepaid under this clause (iii), and the Company shall, within two Business Days of the date of such notice, prepay the Loans, or cause Loans to be prepaid, or reduce the requested Loans in such amounts that after giving effect to such action the Total Outstandings does not exceed the Total Commitments; provided that any such payment shall be accompanied by any amounts payable under Section 9.04(c).
(iv) The determinations of the Administrative Agent under this Section 2.07(e) shall be conclusive and binding on the Company and the other Borrowers in the absence of manifest error.
SECTION 2.08    Interest.
(a)    Ordinary Interest. Each Borrower shall pay interest on the unpaid principal amount of each Loan made by each Lender to such Borrower, from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum:
(i) Base Rate Loans and Letter of Credit Loans. If such Loan is either a Revolving Loan or a Letter of Credit Loan which, in each case, bears interest at the Base Rate, a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Margin, if any, payable on (A) each Quarterly Date while such Revolving Loan is outstanding or (B) the last day of each month during which such Letter of Credit Loan is outstanding, and in each case, on the date such Revolving Loan or Letter of Credit Loan shall be paid in full and on the Termination Date of such Lender.
(ii) Swing Loans. If such Loan is a Swing Loan that is (x) denominated in Sterling, a rate per annum equal at all times to the Sterling Swing Loan Rate in effect from time to time, (y) denominated in Canadian Dollars, a rate per annum equal at all times to the Canadian Dollar Swing Loan Rate in effect from time to time and (z) denominated in Euros, a rate per annum equal at all times to the Euro Swing Loan Rate in effect from time to time, in each case payable on each Quarterly Date while such Swing Loan is outstanding and on the date such Swing Loan shall be paid in full.
(iii) Eurocurrency Rate Loans. If such Loan is a Eurocurrency Rate Loan, a rate per annum equal at all times during each Interest Period for such Loan to the sum of the Eurocurrency Rate for such Interest Period plus the Applicable Margin, payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, at three-month intervals following the first day of such Interest Period and on the Termination Date of such Lender.

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(iv) Competitive Bid Loans. If such Loan is a Competitive Bid Loan, a rate of interest for such Competitive Bid Loan specified by the Lender making such Competitive Bid Loan in its notice with respect thereto delivered pursuant to Section 3.02, payable on the interest payment date or dates specified by the Company for such Competitive Bid Loan in the related Notice of Competitive Bid Loan Borrowing delivered pursuant to Section 3.02 and as provided in the Competitive Bid Loan Note, if any, evidencing such Competitive Bid Loan.
(v) LIBOR Floating Rate Loans. If such Loan is a LIBOR Floating Rate Loan, a rate per annum equal at all times to the LIBOR Daily Floating Rate in effect from time to time plus the Applicable Margin, payable on each Quarterly Date while such LIBOR Floating Rate Loan is outstanding and on the date such LIBOR Floating Rate Loan shall be paid in full and on the Termination Date of such Lender.
(b)    Default Interest. Notwithstanding the foregoing, each Borrower shall pay interest on (x) the unpaid principal amount of each Loan made by each Lender to such Borrower that is not paid when due, payable in arrears on the dates referred to in clause (a)(i), (a)(ii), (a)(iii) or (a)(v) above, at a rate per annum equal at all times to two percentage points (2%) per annum above the rate per annum required to be paid on such Loan pursuant to said clause (a)(i), (a)(ii), (a)(iii) or (a)(v) and (y) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to two percentage points (2%) per annum above the rate per annum required to be paid on Base Rate Loans pursuant to clause (a)(i) above.
(c)    Interest Act (Canada). For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
SECTION 2.09    Interest Rate Determinations.
(a)    The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or “LIBOR Daily Floating Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including, without limitation, any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.
(b)    The Administrative Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.08(a)(ii), (iii) and (v).

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(c)    If in connection with any request for a Eurocurrency Rate Loan or a Conversion to or continuation of a Eurocurrency Rate Loan, a request for a LIBOR Floating Rate Loan or a Conversion to a LIBOR Floating Rate Loan, or a request for a Swing Loan, (i) the Administrative Agent determines that (x) deposits in the relevant Currency are not being offered to prime banks in the applicable offshore interbank market for such Currency for the applicable Interest Period or in the applicable amounts of such Eurocurrency Rate Loan or Swing Loan or with respect to any LIBOR Floating Rate Loan, or (y) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or Swing Loan in the relevant Currency or in connection with an existing or proposed Base Rate Loan or the LIBOR Daily Floating Rate with respect to a proposed LIBOR Floating Rate Loan or (ii) the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or the LIBOR Daily Floating Rate with respect to a proposed LIBOR Floating Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan or the Swing Loan Banks determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Swing Loan does not adequately and fairly reflect the cost to such Lenders of funding such Swing Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders or the Swing Loan Banks, as the case may be, to make or maintain Eurocurrency Rate Loans or Swing Loans, as applicable, in the affected Currency or Currencies and/or of the Lenders to make or maintain LIBOR Floating Rate Loans, as applicable, shall be suspended (to the extent of the affected Eurocurrency Rate Loans, Swing Loans, LIBOR Floating Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of Swing Loans, a Borrowing or Conversion to LIBOR Floating Rate Loans, or a Borrowing of, Conversion to or continuation of, Eurocurrency Rate Loans, in each case, in the affected Currency or Currencies or, failing that, solely in the case of a Eurocurrency Rate Loan denominated in Dollars or a LIBOR Floating Rate Loan, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein. Notwithstanding the foregoing (but subject to the ability of a Borrower to revoke any request), in the case of a pending request for a Eurocurrency Rate Loan, or a Conversion to or continuation thereof, in an Alternate Currency as to which the Administrative Agent has made the determination described in this section, the Administrative Agent, in consultation with the Company and the Lenders, may establish an alternative interest rate that reflects the all-in-cost of funds to the Administrative Agent (assuming for this limited purpose that the Administrative Agent is acting as a Lender) for funding Loans in the applicable Currency and amount, and with the same Interest Period as the Eurocurrency Rate Loan requested to be made, Converted or continued, as the case may be (the “Impacted Loans”) and adjust the Applicable Margin as may be necessary to preserve the existing differentials between the underlying reference rate and Eurocurrency Rate Loans in such Currency, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (i) of the first sentence of this section, (2) the Required Lenders

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notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any applicable law has made it unlawful, or that any applicable governmental authority has asserted that it is unlawful, for such Lender or its Applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any applicable governmental authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.
(d)    Notwithstanding anything in this Agreement to the contrary, no Lender whose Termination Date falls prior to the last day of any Interest Period for any Eurocurrency Rate Loan (a “Relevant Lender”) shall participate in such Loan. Without limiting the generality of the foregoing, no Relevant Lender shall (i) participate in a Borrowing of any Eurocurrency Rate Loan having an initial Interest Period ending after such Lender’s Termination Date, (ii) have any outstanding Eurocurrency Rate Loan continued for a subsequent Interest Period if such subsequent Interest Period would end after such Lender’s Termination Date or (iii) have any outstanding Base Rate Loan or LIBOR Floating Rate Loan Converted into a Eurocurrency Rate Loan if such Eurocurrency Rate Loan would have an initial Interest Period ending after such Lender’s Termination Date. If any Relevant Lender has outstanding a Eurocurrency Rate Loan that cannot be continued for a subsequent Interest Period pursuant to clause (ii) above or has outstanding a Base Rate Loan or LIBOR Floating Rate Loan that cannot be Converted into a Eurocurrency Rate Loan pursuant to clause (iii) above, such Lender’s ratable share of such Eurocurrency Rate Loan (in the case of said clause (ii)) shall be repaid by the relevant Borrower on the last day of its then current Interest Period and such Lender’s ratable share of such Base Rate Loan or LIBOR Floating Rate Loan (in the case of said clause (iii)) shall be repaid by the relevant Borrower on the day on which the Loans of Lenders unaffected by said clause (iii) are so Converted. Subject to the terms and conditions of this Agreement, the Borrowers may fund the repayment of the Relevant Lenders’ ratable shares of such Eurocurrency Rate Loans, LIBOR Floating Rate Loans and Base Rate Loans by borrowing from Lenders hereunder that are not Relevant Lenders.
(e)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:
(i) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii) the administrator of the LIBOR Screen Rate or a governmental authority or regulatory body having jurisdiction over the Administrative Agent has made a public statement

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identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or
(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section 2.09, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Company may amend this Agreement by mutual agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent so long as the Administrative Agent is administering the LIBOR Successor Rate hereunder in the same manner as it generally does for its similarly situated borrowers under agreements having provisions similar to this Section 2.09(e) after consideration of such factors as the Administrative Agent then reasonably determines to be relevant; provided that in no event shall the Administrative Agent be required to disclose any information regarding such other agreements or such borrowers.
If no LIBOR Successor Rate has been determined and the circumstances under clause (e)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans and LIBOR Floating Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans, LIBOR Floating Rate Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, Conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or a Borrowing of or Conversion to LIBOR Floating Rate Loans or, failing that, in the case of a pending request for a Borrowing denominated in Dollars, will be deemed to have converted such request into a request for a Revolving Loan Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.

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Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than ~~zero~~0.75% for purposes of this Agreement.
For purposes hereof,
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Company, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Company is reasonably necessary in connection with the administration of this Agreement).
“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
SECTION 2.10    Prepayments.
(a)    The Borrowers shall have no right to prepay any principal amount of any Revolving Loan or Swing Loan other than as provided in subsection (b) below. Unless otherwise agreed by the relevant Lender in its sole discretion, no Borrower shall have the right to prepay any principal amount of any Competitive Bid Loan of such Lender except on the terms specified by the Company for such Competitive Bid Loan in the related Notice of Competitive Bid Loan Borrowing delivered pursuant to Section 3.02 and set forth in the Competitive Bid Loan Note, if any, evidencing such Competitive Bid Loan.
(b)    Each Borrower may without premium or penalty, (i) upon at least the number of Business Days’ prior notice specified in the first sentence of Section 3.01(a) with respect to any Revolving Loan of the same Type (such notice must be in a form reasonably acceptable to the Administrative Agent), or (ii) upon notice by no later than 11:00 AM (London time) one Business Day prior to the date of prepayment of any Swing Loan, in any case given to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, such Borrower shall, prepay the outstanding principal amounts of the Loans made to such Borrower comprising part of the same Revolving Loan Borrowing or Swing Loan Borrowing, as the case may be, in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that the Company may condition any such notice upon the consummation of an acquisition, disposition, financing or other event; provided further, however, that (x) each partial prepayment (other than any prepayment of any Swing Loan) shall be in an aggregate principal amount not less than $10,000,000 or

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an integral multiple of $1,000,000 in excess thereof (or the Foreign Currency Equivalent of such respective amounts in the case of Loans denominated in an Alternate Currency) and (y) if any prepayment of any Eurocurrency Rate Loans shall be made on a date which is not the last day of an Interest Period for such Loans (or on a date which is not the maturity date of such Swing Loans), such Borrower shall also pay any amounts owing to each Lender pursuant to Section 9.04(c) so long as such Lender makes written demand upon such Borrower therefor (with a copy of such demand to the Administrative Agent) within 20 Business Days after such prepayment.
(c)    Upon the occurrence of a Change of Control, if so requested in writing by the Required Lenders through the Administrative Agent within thirty (30) days after the Company notifies the Administrative Agent of the occurrence of such Change of Control, (i) the Company shall, on a day not later than five Business Days after the date of such request, prepay and/or cause to be prepaid the full principal of and interest on the Loans and all other amounts whatsoever payable under this Agreement (including without limitation amounts payable under Section 9.04(c) as a result of such prepayment) and provide cash collateral for all outstanding Letters of Credit as provided in Section 7.02 (as if an Event of Default had occurred and was continuing) and (ii) the Commitments shall, on the date of such request, forthwith terminate.
(d)    If (i) the obligations of the Company under Article X with respect to any outstanding Guaranteed Obligations owing by any Designated Borrower (herein, the “Affected Borrower”) shall for any reason (x) be terminated, (y) cease to be in full force and effect or (z) not be the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, and (ii) such condition continues unremedied for 15 days after written notice thereof shall have been given to the Company by the Administrative Agent or any Lender, then the Affected Borrower shall, no later than the 15th day after the date of such notice, prepay (and the Company shall cause to be prepaid) the full principal of and interest on the Loans owing by such Affected Borrower and all other amounts whatsoever payable hereunder by such Affected Borrower (including, without limitation, all amounts payable under Section 9.04(c) as a result of such prepayment).
SECTION 2.11    Payments and Computations.
(a)    All payments of principal of and interest on each Loan in a particular Currency shall be made in such Currency except all payments of principal of and interest on each Letter of Credit Loan denominated in an Alternate Currency shall be made in Dollars in the Dollar Equivalent of the Alternate Currency payment amount.
(b)    (i) All payments of principal of and interest on the Loans and all other amounts whatsoever payable by a Borrower under this Agreement and the other Loan Documents shall be made in Same Day Funds, without condition or deduction for any setoff, defense, recoupment or counterclaim, except as otherwise provided in Section 2.12, to the Administrative Agent’s Account for the relevant Currency, not later than 11:00 A.M. (New York City time) (in the case of amounts payable in Dollars) or 11:00 A.M. Local Time in the location of the Administrative Agent’s Account (in the case of amounts payable in an Alternate Currency), on the day when due, provided that, without limiting the generality of

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the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States, and, if, for any reason, any Borrower is prohibited by any law from making any required payment hereunder in an Alternate Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternate Currency payment amount; provided further that if a new Loan is to be made by any Lender to any Borrower on a date on which such Borrower is to repay any principal of an outstanding Loan of such Lender in the same Currency, such Lender shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Lender to the Administrative Agent as provided in Article III or paid by such Borrower to the Administrative Agent pursuant to this Section 2.11, as the case may be.
(ii) The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.02, 2.09(d), 2.12, 2.15(c) or 3.05) to the Lenders entitled thereto for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.
(iii) Upon its acceptance of an Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date specified in such Acceptance the Administrative Agent shall make all payments hereunder and under the other Loan Documents in respect of the interest assigned or assumed thereby to the Lender assignee or New Lender thereunder (as the case may be). The parties to each Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.
(c)    All computations of interest based on the Eurocurrency Rate (other than with respect to Base Rate Loans) or the LIBOR Daily Floating Rate will be made by the Administrative Agent on the basis of a year of 360 days, except that (i) with respect to any Loan denominated in Sterling such computations will be made by the Administrative Agent on the basis of a year of 365 days and (ii) with respect to any Loan denominated in an Alternate Currency (other than Sterling, Canadian Dollars and Euro) such computations will be made by the Administrative Agent in accordance with market practice for such Alternate Currency, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. All computations of interest in respect of Base Rate Loans and of facility fees and letter of credit commission will be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
(d)    Whenever any payment hereunder or under the other Loan Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business

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Day, and such extension of time shall in such case be included in the computation of payment of interest, facility fee, or letter of credit commission, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurocurrency Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.
(e)    Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each relevant Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that such Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.
(f)    Anything in Sections 2.07 or 2.08 to the contrary notwithstanding, and without prejudice to Sections 2.08(b) or 7.01(a), if any Borrower shall fail to pay any principal or interest denominated in an Alternate Currency within one Business Day after the due date therefor in the case of principal and three Business Days after the due date therefor in the case of interest (without giving effect to any acceleration of maturity under Article VII), the amount so in default shall automatically be redenominated in Dollars on the day one Business Day after the due date therefor in the case of a principal payment and three Business Days after the due date therefor in the case of an interest payment in an amount equal to the Dollar Equivalent of such principal or interest.
SECTION 2.12    Taxes.
(a)    Any and all payments by each Borrower hereunder or under the other Loan Documents shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, withholdings (including backup withholding) or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto, and all liabilities with respect thereto, excluding, in the case of each Lender (which for all purposes of this Section 2.12 shall include each Issuing Bank) and the Administrative Agent, (i) taxes imposed on or measured by its net income (including alternative minimum taxable income), franchise taxes and branch profits taxes (A) imposed on it as a result of such Lender or Administrative Agent being organized under the laws of, or having its principal office or Applicable Lending Office located in, the jurisdiction imposing such tax (or any political subdivision thereof), or (B) that are Other Connection Taxes, and (ii) any U.S. federal withholding tax that would not have been imposed but for a failure by such Person (or any financial institution through which any payment is made to such Person) to comply with the procedures, certifications, information reporting, disclosure, or other related requirements of FATCA (all such non-excluded taxes, levies, imposts, duties, deductions, assessments, fees, withholdings, charges and liabilities being hereinafter referred to as “Taxes”, and all

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such excluded taxes, levies, imposts, duties, deductions, assessments, fees, withholdings, charges and liabilities being hereinafter referred to as “Excluded Taxes”). If any Borrower shall be required by law to deduct any Taxes or Excluded Taxes from or in respect of any sum payable hereunder or under any of the other Loan Documents to any such Person, (i) to the extent such deductions are applicable to Taxes (and not to Excluded Taxes), the sum payable shall be increased as may be necessary so that after making all required deductions for Taxes (including deductions for Taxes applicable to additional sums payable under this Section 2.12) such Person receives an amount equal to the sum it would have received had no such deductions for Taxes been made, (ii) such Borrower shall make such deductions of Taxes and Excluded Taxes, as applicable, and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
(b)    In addition, each Borrower agrees to pay, or at the option of the Administrative Agent timely reimburse it for the payment of, any present or future stamp, court or documentary, intangible, recording, filing, or similar taxes, charges or similar levies which arise from any payment made hereunder or under any of the other Loan Documents or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, the Notes or the other Loan Documents (hereinafter referred to as “Other Taxes”).
(c)    Each Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) payable or paid in good faith by such Lender or the Administrative Agent (as the case may be) or required to be withheld or deducted from a payment to such Lender or Administrative Agent (as the case may be) and any liability (including, without limitation, penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted; provided, however, that (i) no Borrower shall be liable to any Person, as the case may be, for any liability arising from or with respect to Taxes or Other Taxes, which results from the gross negligence or willful misconduct of such Lender or the Administrative Agent, as the case may be, (ii) so long as no Event of Default has occurred and is continuing, such Lender or the Administrative Agent, as applicable, shall use its reasonable best efforts to cooperate with each Borrower in contesting any Taxes or Other Taxes which such Borrower reasonably deems to be not correctly or legally asserted or otherwise not due and owing and (iii) no Borrower shall be liable to such Lender or the Administrative Agent, as the case may be, for any such liability arising prior to the date 120 days prior to the date on which such Person first makes written demand upon such Borrower for indemnification therefor. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.
(d)    Within 30 days after the date of any payment of Taxes or Other Taxes by a Borrower pursuant to this Section 2.12, such Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof.
(e)    (i) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank and on the

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date of the Acceptance pursuant to which it becomes a Lender in the case of each other Lender, on or before the date that such form expires or becomes obsolete or after the occurrence of any event within the control of such Lender (including a change in Applicable Lending Office but not including a change in law) requiring a change in the most recent form so delivered by it, and from time to time thereafter if requested in writing by the Company (but only so long thereafter as such Lender remains lawfully able to do so), shall, to the extent it is legally entitled to do so, provide the Company with executed copies of (A) either Internal Revenue Service form W-8BEN-E (or Internal Revenue Service form W-8BEN, as applicable) or Internal Revenue Service form W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying in the case of Internal Revenue Service form W-8BEN-E (or Internal Revenue Service form W-8BEN, as applicable) that such Lender is either (i) entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under this Agreement or (ii) a Portfolio Interest Eligible Non-Bank (as defined below) or certifying in the case of Internal Revenue Service form W-8ECI that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, or (B) to the extent such Lender is not the beneficial owner, executed copies of Internal Revenue Service form W-8IMY, accompanied by any other applicable form or certification documents from each beneficial owner, as applicable. If the form provided by a Lender pursuant to a law in effect at the time such Lender first becomes a party to this Agreement or changes its Applicable Lending Office indicates a U.S. federal withholding tax rate in excess of zero on any applicable payments made hereunder or under any of the other Loan Documents (or if such Lender cannot provide at such time such form because it is not entitled to reduced withholding under a treaty and the payments are not effectively connected income), withholding tax at such rate (or at the then existing U.S. statutory rate if the Lender cannot provide such a form) shall be considered part of Excluded Taxes unless and until such Lender provides the appropriate form certifying that a zero rate applies; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was in compliance with the provisions of Section 9.07 and was entitled to payments under Section 2.12(a) in respect of U.S. federal withholding tax with respect to interest or other applicable payments paid at such date, then, to such extent, the term “Taxes” shall include U.S. federal withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this Section 2.12(e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service forms (i) W-8BEN-E (or W-8BEN, as applicable), (ii) W-8ECI, or (iii) W-8IMY (as well as on any other applicable form or certification documents required to accompany Internal Revenue Service form W-8IMY) that the relevant Lender considers to be confidential, such Lender shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information. For purposes of this paragraph (e) the term “Portfolio Interest Eligible Non-Bank” means a Lender that certifies in form and substance reasonably satisfactory to the Borrower that (i) it is not a bank within the meaning of Code section 881(c)(3)(A), (ii) it is not a 10% shareholder of any Borrower within the meaning of Code section 881(c)(3)(B) and (iii) it is not a “controlled foreign corporation” related to any Borrower within the meaning of Code section 881(c)(3)(C).

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(ii) Each Lender that is a U.S. Person, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank and on the date of the Acceptance pursuant to which it becomes a Lender in the case of each other Lender, on or before the date that such form expires or becomes obsolete or after the occurrence of any event within the control of such Lender (including a change in Applicable Lending Office but not including a change in law) requiring a change in the most recent form so delivered by it, and from time to time thereafter if requested in writing by the Company, shall provide the Company with executed copies of Internal Revenue Service form W-9.
(iii) In addition, upon the reasonable request of the Company (through the Administrative Agent) on behalf of any Borrower that is not a U.S. Borrower, each Lender will use all reasonable efforts to provide to such Borrower (if it can do so without material cost to such Lender) such forms or other documentation as may be requested by such Borrower in order to cause interest on the Loans to such Borrower, to the fullest extent permitted by applicable law, to be subject to a reduced rate of withholding under the laws of the jurisdiction of organization of such Borrower; and if any such form or document requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof, that the relevant Lender considers to be confidential, such Lender shall give notice thereof to the Company and shall not be obligated to include in such form or document such confidential information.
(iv) For purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(f)    For any period with respect to which a Person that is required pursuant to Section 2.12(e) to provide a Borrower with any documentation described therein but has failed to provide a Borrower with such documentation or notice that it cannot provide such form or other documentation (other than if such failure is due to a change in law occurring subsequent to the date on which a form or other documentation originally was required to be provided, or if such form or other documentation otherwise is not required under the first sentence of subsection (e) above), such Person shall not be entitled to indemnification under Section 2.12(a) with respect to Taxes; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form or other documentation required hereunder, the relevant Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.
(g)    Any Lender claiming any additional amounts payable pursuant to this Section 2.12 shall (at the request of each Borrower) use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may

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thereafter accrue and would not, in the reasonable judgment of such Lender, subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such change pursuant to this Section 2.12(g).
(h)    Notwithstanding any contrary provisions of this Agreement, in the event that a Lender that originally provided such form or other documentation as may be required under Section 2.12(e) thereafter ceases to qualify for complete exemption from U.S. federal withholding tax, such Lender may assign its interest under this Agreement to any Eligible Assignee in accordance with the provisions of Section 9.07 and such assignee shall be entitled to the same benefits (and subject to the same requirements) under this Section 2.12 as the assignor provided that the rate of U.S. federal withholding tax applicable to such assignee shall not exceed the rate then applicable to the assignor immediately before such assignment.
(i)    Without prejudice to the survival of any other agreement hereunder, the agreements and obligations of the parties contained in this Section 2.12 shall survive the payment in full of principal and interest hereunder and under the other Loan Documents and the termination of the Commitments.
(j)    If a Borrower is required to pay any Lender any Taxes under the last sentence of Section 2.12(a) or under Section 2.12(c), such Lender shall be an “Affected Person,” and the Company shall have the rights set forth in Section 3.08 to replace such Affected Person.
(k)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent, at the time or times prescribed by applicable law and at such time or times reasonably requested by the Company or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (k), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Notwithstanding any other provision of this clause (k), a Lender shall not be required to deliver any form if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
SECTION 2.13    Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set‑off, or otherwise) on account of the Revolving Loans, the Swing Loans or the Letter of Credit Loans made by it (other than pursuant to Section 2.09(d), 2.12, 2.15(c), 2.18, 3.05, 3.08 or 9.04(c)) in excess of its ratable share of payments on account of the Revolving Loans, the Swing Loans or the Letter of Credit Loans obtained by all such Lenders,

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such Lender shall forthwith purchase from such other Lenders such participations in the Revolving Loans, the Swing Loans or the Letter of Credit Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that, (x) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered and (y) the provisions of this Section shall not be construed to apply to (i) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender). Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set‑off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.
SECTION 2.14    Conversion and Continuation of Revolving Loans.
(a)     Optional. Each Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 noon (New York City time) on (x) the third (or the fourth, in the case of Eurocurrency Rate Loans denominated in an Alternate Currency) Business Day prior to the date of the proposed Conversion into, or continuation of, Eurocurrency Rate Loans and (y) the first Business Day prior to the date of the proposed Conversion into LIBOR Floating Rate Loans or Base Rate Loans, and, in each case, subject to the provisions of Section 3.05, (A) Convert all or any portion of the Revolving Loans of one Type denominated in Dollars comprising the same Revolving Loan Borrowing into Revolving Loans of another Type denominated in Dollars or (B) continue any outstanding Revolving Loan without changing its Type; provided, however, that any Conversion of Eurocurrency Rate Loans denominated in Dollars into LIBOR Floating Rate Loans or Base Rate Loans shall be made only on the last day of an Interest Period for such Eurocurrency Rate Loans and any Conversion of LIBOR Floating Rate Loans or Base Rate Loans into Eurocurrency Rate Loans denominated in Dollars shall be in an amount not less than the minimum amount specified in Section 3.01(b). Each such notice of Conversion or continuation shall, within the restrictions specified above, specify (i) the date of such Conversion or continuation, (ii) the Revolving Loans to be Converted or continued, (iii) in the case of a Conversion of Eurocurrency Rate Loans denominated in Dollars into another Type, the Type into which such Eurocurrency Rate Loans shall be Converted and (iv) if such Conversion is into Eurocurrency Rate Loans or in the case of a continuation of Eurocurrency Rate Loans, the duration of the Interest Period for such Revolving Loans. Each notice of Conversion or continuation shall be irrevocable and binding on the Borrowers.
(b)    Mandatory. If the Company shall fail to select the duration of any Interest Period for any Eurocurrency Rate Loans in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent will forthwith so notify the Company and the Lenders, whereupon each such Eurocurrency Rate Loan will automatically, on the last day of the then existing

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Interest Period therefor, be continued as a Eurocurrency Rate Loan in its original Currency with an Interest Period of one month. If the Company shall fail to select the Type for any Conversion of Eurocurrency Rate Loans denominated in Dollar to another Type, the Administrative Agent will forthwith so notify the Company and the Lenders, whereupon each such Eurocurrency Rate Loan denominated in Dollars will automatically, on the last day of the then existing Interest Period therefor Convert into a LIBOR Floating Rate Loan.
(c)    Conversions Generally. Each Borrower and the Lenders hereby acknowledge that Conversions and continuations pursuant to this Section 2.14 do not constitute Borrowings and, accordingly, do not result in the remaking of any of the Company’s representations and warranties pursuant to Section 4.02 or Section 4.03.
SECTION 2.15    Extension of Termination Date.
(a)    The Company on one or more occasions may, in each case by notice to the Administrative Agent (which shall promptly notify the Lenders) not less than 45 days and not more than 90 days prior to each or any of the third, fourth and fifth anniversaries of the Effective Date (each anniversary, an “Anniversary Date”), request that each Lender extend such Lender’s Termination Date to the date (the “New Termination Date”) that is one year after the then Final Termination Date. Each Lender, acting in its sole discretion, shall, by written notice to the Administrative Agent given no later than the date (the “Consent Date”) that is 20 days prior to the relevant Anniversary Date (provided that, if such date is not a Business Day, the Consent Date shall be the next succeeding Business Day), advise the Administrative Agent as to:
(1) whether or not such Lender agrees to such extension of its Termination Date (each Lender so agreeing to such extension being an “Extending Lender”); and
(2) only if such Lender is an Extending Lender, whether or not such Lender also irrevocably offers to increase the amount of its Commitment (each Lender so offering to increase its Commitment being an “Increasing Lender” as well as an Extending Lender) and, if so, the amount of the additional Commitment such Lender so irrevocably offers to assume hereunder (such Lender’s “Proposed Additional Commitment”).
Each Lender that determines not to extend its Termination Date (a “Non-Extending Lender”) shall notify the Administrative Agent (which shall notify the Lenders) of such fact promptly after such determination but in any event no later than the Consent Date, and any Lender that does not advise the Administrative Agent in writing on or before the Consent Date shall be deemed to be a Non‑Extending Lender and (without limiting the Company’s rights under Section 2.15(c)) shall have no liability to the Company in connection therewith. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree. The Administrative Agent shall notify the Company of each Lender’s determination under this Section 2.15(a) no later than the date 15 days prior to the relevant Anniversary Date (or, if such date is not a Business Day, on the next preceding Business Day).

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(b)    (i) If all of the Lenders are Extending Lenders, then, effective as of the Consent Date, the Termination Date of each Lender shall be extended to the New Termination Date, and the respective Commitments of the Lenders will not be subject to change at such Consent Date pursuant to this Section 2.15.
(ii) If and only if the sum of (x) the aggregate amount of the Commitments of the Extending Lenders plus (y) the aggregate amount of the Proposed Additional Commitments of the Increasing Lenders (such sum, the “Extending Commitments”) shall be equal to at least 50% of the then Total Commitments, then:
(1) effective as of the Consent Date, the Termination Date of each Extending Lender shall be extended to the New Termination Date;
(2) the Company shall (so long as no Default shall have occurred and be continuing) have the right, but not the obligation, to take either of the following actions with respect to each Non-Extending Lender during the period commencing on the Consent Date and ending on the immediately succeeding Anniversary Date:
(X) the Company may elect by notice to the Administrative Agent and such Non-Extending Lender that the Termination Date of such Non-Extending Lender be changed to a date (which date shall be specified in such notice) on or prior to such immediately succeeding Anniversary Date (and, upon the giving of such notice, the Termination Date of such Non-Extending Lender shall be so changed); or
(Y) the Company may replace such Non-Extending Lender as a party to this Agreement in accordance with Section 2.15(c); provided that commitments received to replace the Non-Extending Lenders shall not exceed the greater of (i) the amount of the commitments of any Non-Extending Lenders or (ii) $5,000,000,000 minus the amount of the commitments of the Extending Lenders; and
(3) the Administrative Agent shall notify the Issuing Banks and the Swing Loan Banks of the New Termination Date and the Lenders whose Termination Dates are the New Termination Date and each Issuing Bank and each Swing Loan Bank shall determine whether or not, acting in its sole discretion, it shall elect to extend its Termination Date to the New Termination Date and shall so notify the Administrative Agent, at which time such Issuing Bank’s obligation to issue Letters of Credit pursuant to Sections 2.04 and 3.04 shall be extended to the date that is 30 days prior to the New Termination Date and such Swing Loan Bank’s obligation to make Swing Loans to the Borrowers pursuant to Sections 2.03 and 3.03 shall be extended to the date that is 15 Business Days prior to the New Termination Date.

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(iii) If neither of the conditions specified in clause (i) or clause (ii) of this Section 2.15(b) is satisfied, then neither the Termination Date nor the Commitment of any Lender will change pursuant to this Section 2.15 on such Consent Date, and the Company will not have the right to take any of the actions specified in Section 2.15(b)(ii)(2).
(c)    Replacement by the Company of Non-Extending Lenders pursuant to Section 2.15(b)(ii)(2)(Y) shall be effected as follows (certain terms being used in this Section 2.15(c) having the meanings assigned to them in Section 2.15(d)) on the relevant Assignment Date:
(1) the Assignors shall severally assign and transfer to the Assignees, and the Assignees shall severally purchase and assume from the Assignors, all of the Assignors’ rights and obligations (including, without limitation, the Assignors’ respective Commitments) hereunder and under the other Loan Documents;
(2) each Assignee shall pay to the Administrative Agent, for account of the Assignors, an amount equal to such Assignee’s Share of the aggregate outstanding principal amount of the Loans then held by the Assignors;
(3) the Company shall pay to the Administrative Agent, for account of the Assignors, all interest, fees and other amounts (other than principal of outstanding Loans) then due and owing to the Assignors by the Company hereunder (including, without limitation, payments due such Assignors, if any, under Sections 2.12, 3.05 and 9.04(c)); and

(4) the Company shall pay to the Administrative Agent for account of the Administrative Agent the $3,500 processing and recordation fee for each assignment effected pursuant to this Section 2.15(c).
The assignments provided for in this Section 2.15(c) shall be effected on the relevant Assignment Date in accordance with Section 9.07 and pursuant to one or more Assignments and Acceptances. After giving effect to such assignments, each Assignee shall have a Commitment hereunder (which, if such Assignee was a Lender hereunder immediately prior to giving effect to such assignment, shall be in addition to such Assignee’s existing Commitment) in an amount equal to the amount of its Assumed Commitment representing a Commitment. Upon any such termination or assignment, such Assignee shall cease to be a party hereto but shall continue to be obligated under Section 8.05 and be entitled to the benefits of Section 9.04, as well as to any fees and other amounts accrued for its account under Sections 2.05, 2.12 or 3.05 and not yet paid.
(d)    For purposes of this Section 2.15 the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Assigned Commitments” means the Commitments of Non-Extending Lenders to be replaced pursuant to Section 2.15(b)(ii)(2)(Y).

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“Assignees” means, at any time, Increasing Lenders and, if the Assigned Commitments exceed the aggregate amount of the Proposed Additional Commitments, one or more New Lenders.
“Assignment Date” means the Anniversary Date or such earlier date as shall be acceptable to the Company, the relevant Assignors, the relevant Assignees and the Administrative Agent.
“Assignors” means, at any time, the Lenders to be replaced by the Company pursuant to Section 2.15(b)(ii)(2)(Y).
The “Assumed Commitment” of each Assignee shall be determined as follows:
(a) If the aggregate amount of the Proposed Additional Commitments of all of the Increasing Lenders shall exceed the aggregate amount of the Assigned Commitments, then (i) the amount of the Assumed Commitment of each Increasing Lender shall be equal to (x) the aggregate amount of the Assigned Commitments multiplied by (y) a fraction, the numerator of which is equal to such Increasing Lender’s Commitment as then in effect and the denominator of which is the aggregate amount of the Commitments of all Increasing Lenders as then in effect; and (ii) no New Lender shall be entitled to become a Lender hereunder pursuant to Section 2.15(c) (and, accordingly, each New Lender shall have an Assumed Commitment of zero).
(b) If the aggregate amount of the Proposed Additional Commitments of all of the Increasing Lenders shall be less than or equal to the aggregate amount of the Assigned Commitments, then: (i) the amount of the Assumed Commitment of each Increasing Lender shall be equal to such Increasing Lender’s Proposed Additional Commitment; and (ii) the excess, if any, of the aggregate amount of the Assigned Commitments over the aggregate amount of the Proposed Additional Commitments shall be allocated among New Lenders in such a manner as the Company and the Administrative Agent may agree.
“Share” means, as to any Assignee, a fraction the numerator of which is equal to such Assignee’s Assumed Commitment and the denominator of which is the aggregate amount of the Assumed Commitments of all the Assignees.
SECTION 2.16    Designated Borrowers.
(a)    The Company may, at any time or from time to time, upon not less than five Business Days’ notice to the Administrative Agent and the Lenders, designate one or more Wholly-Owned Subsidiaries as Borrowers hereunder by furnishing to the Administrative Agent a letter (a “Designation Letter”) in duplicate, in substantially the form of Exhibit D-1 hereto, duly completed and executed by the Company and such Subsidiary. Upon the effectiveness of any such designation of a Subsidiary as provided in Section 2.16(c), such Subsidiary shall be a Designated Borrower and a Borrower entitled to borrow Revolving Loans, Swing Loans and Competitive Bid Loans and to request the issuance of Letters of Credit on and subject to the terms and conditions of this Agreement. The Administrative Agent shall promptly notify each Lender of each such designation by the Company and the identity of the respective Subsidiary.

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(b)    Following the delivery of a Designation Letter pursuant to Section 2.16(a), if the policies and procedures of the Administrative Agent or any Lender require it to comply with “know your customer” or similar identification procedures (including, for the avoidance of doubt, the Beneficial Ownership Regulation) in connection with the designation of such Designated Borrower, the Company shall, promptly upon the request of the Administrative Agent or such Lender, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or such Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations (including, for the avoidance of doubt, the Beneficial Ownership Regulation). In addition, as soon as practicable, and in any event not later than five Business Days after the Company’s delivery of the Designation Letter, any Lender that has not determined that it is legally permitted and operationally capable, without incurring material costs (to the extent not reimbursed by the Company), directly or through assignment to an Affiliate of such Lender pursuant to Section 9.07 (after such Lender’s use of reasonable best efforts to obtain such legal permission and operational capability without incurring material costs (to the extent not reimbursed by the Company)), to lend to, establish credit for the account of and/or do business with such Designated Borrower (a “Designated Lender”) shall so notify the Company and the Administrative Agent in writing. If a Designated Lender has so notified the Company and the Administrative Agent, the Company may at its option notify the Administrative Agent and such Designated Lender that the Commitments of such Designated Lender shall be terminated, which termination shall not be effective unless and until such Designated Lender shall have received payment in Same Day Funds of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder.
(c)    A Designation Letter shall become effective on the seventh Business Day following delivery thereof unless a Lender has identified itself as a Designated Lender within the time period specified in Section 2.16(b), in which case, the Designation Letter for such Subsidiary will not be effective unless and until either the Commitments of each Designated Lender have been terminated in accordance with Section 2.16(b) or all Lenders cease to be Designated Lenders with respect to such Designated Borrower.
(d)    So long as all principal of and interest on all Loans made to any Designated Borrower have been paid in full, the Company may terminate the status of such Borrower as a Borrower hereunder by furnishing to the Administrative Agent a letter (a “Termination Letter”) in substantially the form of Exhibit D-2 hereto, duly completed and executed by the Company. Any Termination Letter furnished hereunder shall be effective upon receipt by the Administrative Agent, which shall promptly notify the Lenders, whereupon the Lenders shall promptly deliver to the Company (through the Administrative Agent) the Notes, if any, of such former Borrower. Notwithstanding the foregoing, the delivery of a Termination Letter with respect to any Borrower shall not terminate (i) any obligation of such Borrower that remains unpaid at the time of such delivery (including without limitation any obligation arising thereafter in respect of such Borrower under Section 2.12 or 3.05) or (ii) the obligations of the Company under Article X with respect to any such unpaid obligations.

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SECTION 2.17    Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans and other obligations hereunder and under the other Loan Documents. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Loan Note and/or a Competitive Bid Loan Note, as applicable, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
SECTION 2.18    Reincorporation of Borrowers.
The Company shall provide the Administrative Agent with not less than twenty Business Days’ prior notice of any transaction (a “Reincorporation Transaction”) pursuant to which the Company or any Designated Borrower would be reorganized or reincorporated in a jurisdiction other than (x) its then-existing jurisdiction of organization or incorporation or (y) a Qualified Jurisdiction. The Company shall supply such documentation and other evidence as is reasonably requested by the Administrative Agent that is necessary for the Administrative Agent or any Lender to comply with its “know your customer” or similar identification procedures (including, for the avoidance of doubt, the Beneficial Ownership Regulation) in connection with such Reincorporation Transaction. If a Lender determines that it is not legally permitted and operationally capable, without incurring material costs (to the extent not reimbursed by the Company), directly or through assignment to an Affiliate of such Lender pursuant to Section 9.07 (after such Lender’s use of reasonable best efforts to obtain such legal permission and operational capability without incurring material costs (to the extent not reimbursed by the Company)), of lending to, establishing credit for the account of and/or doing business with the Company or the applicable Designated Borrower, as applicable, after giving effect to and as a result of the Reincorporation Transaction, then (x) such Lender (a “Reincorporation Designated Lender”) shall notify the Company of such determination within ten Business Days of the Administrative Agent’s receipt of the Company’s notice of the Reincorporation Transaction, (y) the Reincorporation Designated Lender shall not be required to maintain its Commitments after the effectiveness of the Reincorporation Transaction, and (z) the Company and the Administrative Agent shall promptly arrange (pursuant to documentation to be agreed in good faith by the Company and the Administrative Agent), at the Company’s election, either (1) to terminate such Reincorporation Designated Lender’s Commitments, (2) to assign such Commitments to one or more Eligible Assignees (in the case of clauses (1) or (2), provided, that such Reincorporation Designated Lender shall have received payment in Same Day Funds of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder), or (3) in the case of a Reincorporation

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Transaction with respect to a Designated Borrower, to modify this Agreement to enable Lenders other than such Reincorporation Designated Lenders to extend credit to such Designated Borrower without the participation of any such Reincorporation Designated Lender (it being understood that the aggregate Commitments available to such Designated Borrower shall be limited to the Commitments of Lenders that are not Reincorporation Designated Lenders with respect to such Designated Borrower).
ARTICLE III

MAKING THE LOANS AND ISSUING THE LETTERS OF CREDIT
SECTION 3.01    Making the Revolving Loans.
(a)    Each Revolving Loan Borrowing shall be made on notice, given not later than (x) 12:00 noon (New York City time, or, in the case of a Borrowing in an Alternate Currency, London time) on the third (or, in the case of a Borrowing to be denominated in an Alternate Currency other than Dollars, Sterling, Canadian Dollars or Euros, fourth) Business Day prior to the date of a Eurocurrency Rate Loan Borrowing, and (y) 11:00 A.M. (New York City time) on the day of a LIBOR Floating Rate Loan Borrowing or a Base Rate Loan Borrowing, by the Company (on its own behalf and on behalf of any Designated Borrower) to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier/fax or electronic mail. Each notice of a Revolving Loan Borrowing (a “Notice of Revolving Loan Borrowing”) shall be made in writing, or orally and confirmed immediately in writing, by telecopier/fax or electronic mail, in substantially the form of Exhibit B‑1 hereto or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer, specifying therein the requested (i) date of such Revolving Loan Borrowing (which shall be a Business Day), (ii) Currency and Type of Revolving Loan comprising such Revolving Loan Borrowing, (iii) aggregate amount of such Revolving Loan Borrowing, (iv) in the case of a Revolving Loan Borrowing comprised of Eurocurrency Rate Loans, the Interest Period for each such Revolving Loan, and (v) the name of the Borrower (which shall be the Company or a Designated Borrower). Each Lender shall (A) before 11:00 A.M. Local Time on the date of such Borrowing (in the case of a Eurocurrency Rate Loan Borrowing) and (B) before 1:00 P.M. (New York City time) on the date of such Borrowing (in the case of a LIBOR Floating Rate Loan Borrowing or a Base Rate Loan Borrowing), make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account for the relevant Currency in Same Day Funds, such Lender’s ratable portion of such Borrowing; provided that, with respect to Borrowings of Eurocurrency Rate Loans, no Lender having a Termination Date prior to the last day of the initial Interest Period for such Eurocurrency Rate Loans shall participate in such Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article IV, the Administrative Agent will make such funds available to the relevant Borrower in such manner as the Administrative Agent and the Company may agree; provided, however, that the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Loan and Letter of Credit Loans as to which a Borrower has received timely notice made by the relevant Swing Loan Bank(s) or Issuing Bank(s), as the case may be, and by any other Lender

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and outstanding on the date of such Revolving Loan Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the relevant Swing Loan Bank(s) or Issuing Bank(s), as the case may be, and such other Lenders for repayment of such Swing Loans and Letter of Credit Loans.
(b)    Anything in subsection (a) above to the contrary notwithstanding, the Company may not select Eurocurrency Rate Loans for any Revolving Loan Borrowing if the aggregate amount of such Revolving Loan Borrowing is less than $5,000,000 or the Foreign Currency Equivalent thereof.
(c)    Subject to Sections 2.09(c) and 3.06, each Notice of Revolving Loan Borrowing shall be irrevocable and binding on the Company and the relevant Borrower. In the case of any Revolving Loan Borrowing by a Borrower which the related Notice of Revolving Loan Borrowing specifies is to be comprised of Eurocurrency Rate Loans, such Borrower shall indemnify each relevant Lender against any loss, cost or expense incurred by such Lender as a result of (x) the revocation of such notice as contemplated in the prior sentence or (y) any failure to fulfill on or before the date specified in such Notice of Revolving Loan Borrowing for such Revolving Loan Borrowing the applicable conditions set forth in Article IV, including in each case, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Loan to be made by such Lender as part of such Revolving Loan Borrowing when such Revolving Loan, as a result of such failure, is not made on such date.
(d)    Unless the Administrative Agent shall have received notice from a Lender prior to the time any Revolving Loan Borrowing is required to be made that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Revolving Loan Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Revolving Loan Borrowing in accordance with subsection (a) of this Section 3.01 and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the relevant Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Revolving Loans comprising such Revolving Loan Borrowing and (ii) in the case of such Lender, the Federal Funds Rate, provided that such Borrower retains its rights against such Lender with respect to any damages it may incur as a result of such Lender’s failure to fund, and notwithstanding anything herein to the contrary, in no event shall such Borrower be liable to such Lender or any other Person for the interest payable by such Lender to the Administrative Agent pursuant to this sentence. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Revolving Loan as part of such Revolving Loan Borrowing for purposes of this Agreement.
(e)    The failure of any Lender to make the Revolving Loan to be made by it as part of any Revolving Loan Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make

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its Revolving Loan on the date of such Revolving Loan Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on the date of any Revolving Loan Borrowing.
(f)    Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.09(c), 2.12, 3.09 and 9.04(c) shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Company or the relevant Designated Borrower to repay such Loan in accordance with the terms of this Agreement.
SECTION 3.02    Making the Competitive Bid Loans.
(a)    The Company (on its own behalf and on behalf of any Designated Borrower) may request a Competitive Bid Loan Borrowing under this Section 3.02 by delivering to the Administrative Agent a notice (made in writing, or orally and confirmed immediately in writing, by telecopier/fax or electronic mail) of a Competitive Bid Loan Borrowing (a “Notice of Competitive Bid Loan Borrowing”), in substantially the form of Exhibit B-2 hereto, specifying the date (which shall be a Business Day) and aggregate amount of the proposed Competitive Bid Loan Borrowing, the Currency thereof, the maturity date for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Loan Borrowing (which maturity date may not be later than 180 days or six months, as applicable, after the date of such Competitive Bid Loan Borrowing (or, if earlier, the Final Termination Date)), the interest payment date or dates relating thereto, the name of the Borrower (which shall be the Company or a Designated Borrower), and any other terms to be applicable to such Competitive Bid Loan Borrowing, not later than (i) 10:00 A.M. New York (or, in the case of a Borrowing in an Alternate Currency, London) time at least one Business Day prior to the date of the proposed Competitive Bid Loan Borrowing, if the Company shall specify in the Notice of Competitive Bid Loan Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum and (ii) 12:00 noon New York (or, in the case of a Borrowing in an Alternate Currency, London) time at least four Business Days prior to the date of the proposed Competitive Bid Loan Borrowing, if the Company shall instead specify in the Notice of Competitive Bid Loan Borrowing a floating rate basis to be used by the Lenders in determining the rates of interest to be offered by them. The Administrative Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Loan Borrowing received by it from the Company by sending such Lender a copy of the related Notice of Competitive Bid Loan Borrowing.
(b)    Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Loans to a Borrower as part of such proposed Competitive Bid Loan Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Administrative Agent (which shall give prompt notice thereof to the Company), before 10:00 A.M. New York (or, in the case of a Borrowing in an Alternate Currency, London) time (i) on the date of such proposed Competitive Bid Loan Borrowing, in the case of a Notice of Competitive Bid Loan Borrowing delivered pursuant to clause (i) of paragraph (a) above and (ii) three Business Days before the date of such proposed Competitive Bid Loan Borrowing, in the case of a Notice of Competitive Bid Loan Borrowing delivered

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pursuant to clause (ii) of paragraph (a) above, of the minimum amount and maximum amount of each Competitive Bid Loan which such Lender would be willing to make as part of such proposed Competitive Bid Loan Borrowing (which amounts may, subject to the proviso to the first sentence of Section 2.02(a), exceed such Lender’s Commitment), the rate or rates of interest therefor and such Lender’s Applicable Lending Office with respect to such Competitive Bid Loan; provided that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Company of such offer before 9:00 A.M. New York (or, in the case of a Borrowing in an Alternate Currency, London) time on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. New York (or, in the case of a Borrowing in an Alternate Currency, London) time on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Loan as part of such proposed Competitive Bid Loan Borrowing.
(c)    The Company shall, in turn, (i) before 11:30 A.M. New York (or, in the case of a Borrowing in an Alternate Currency, London) time on the date of such proposed Competitive Bid Loan Borrowing, in the case of a Notice of Competitive Bid Loan Borrowing delivered pursuant to clause (i) of paragraph (a) above and (ii) before 1:00 P.M. New York (or, in the case of a Borrowing in an Alternate Currency, London) time three Business Days before the date of such proposed Competitive Bid Loan Borrowing, in the case of a Notice of Competitive Bid Loan Borrowing delivered pursuant to clause (ii) of paragraph (b) above, either:
(A) cancel such Competitive Bid Loan Borrowing by giving the Administrative Agent notice to that effect, or
(B) accept one or more of the offers made by any Lender or Lenders pursuant to paragraph (b) above, in its sole discretion, by giving notice to the Administrative Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Company by the Administrative Agent on behalf of such Lender for such Competitive Bid Loan pursuant to paragraph (b) above) to be made by each Lender as part of such Competitive Bid Loan Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (b) above by giving the Administrative Agent notice to that effect.
(d)    If the Company notifies the Administrative Agent that such Competitive Bid Loan Borrowing is canceled pursuant to paragraph (c)(A) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Loan Borrowing shall not be made.
(e)    If the Company accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (c)(B) above, the Administrative Agent shall in turn promptly notify (i) each Lender

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that has made an offer as described in paragraph (b) above, of the date and aggregate amount of such Competitive Bid Loan Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (b) above have been accepted by the Company, (ii) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Loan Borrowing, of the amount of each Competitive Bid Loan to be made by such Lender as part of such Competitive Bid Loan Borrowing, and (iii) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Loan Borrowing, upon receipt, that the Administrative Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article IV. Each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Loan Borrowing shall, before 1:00 P.M. New York (or, in the case of a Borrowing in an Alternate Currency, London) time on the date of such Competitive Bid Loan Borrowing specified in the notice received from the Administrative Agent pursuant to clause (i) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (iii) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account for the relevant Currency such Lender’s portion of such Competitive Bid Loan Borrowing, in Same Day Funds. Upon fulfillment of the applicable conditions set forth in Article IV and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the relevant Borrower at the Administrative Agent’s aforesaid address. Promptly after each Competitive Bid Loan Borrowing the Administrative Agent will notify each Lender of the amount of the Competitive Bid Loan Borrowing, the consequent Competitive Bid Loan Outstandings and the dates upon which such Competitive Bid Loan Outstandings commenced and will terminate.
(f)    Following the making of each Competitive Bid Loan Borrowing, the Company shall be in compliance with the limitation set forth in the proviso to the first sentence of Section 2.02(a).
(g)    Notwithstanding anything to the contrary in Section 2.02 or in the foregoing provisions of this Section 3.02, no Lender whose Termination Date occurs prior to the maturity date for any Competitive Bid Loan requested in a Notice of Competitive Bid Loan Borrowing shall be entitled to receive or to make a quote pursuant to such Notice of Competitive Bid Loan Borrowing or otherwise to participate in such Competitive Bid Loan Borrowing.
(h)    Upon the occurrence of each Competitive Bid Loan made as part of any Competitive Bid Loan Borrowing, the available Commitment of each Lender (whether or not such Lender made such Competitive Bid Loan as part of such Competitive Bid Loan Borrowing) shall be reduced and deemed used for all purposes by an amount equal to its pro rata share (determined based on the aggregate Commitments of all Lenders having Termination Dates on or after the scheduled maturity of such Competitive Bid Loan) of the aggregate Dollar amount (or Dollar Equivalent, as the case may be) of such Competitive Bid Loan, it being understood that the making by any Lender of a Competitive Bid Loan as part of any Competitive Bid Loan Borrowing shall not affect such Lender’s several obligation to make Loans in connection with future requests therefor by a Borrower pursuant to the terms hereof.
SECTION 3.03    Making the Swing Loans, Etc.

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(a)    Each Swing Loan Borrowing shall be made on oral notice, given not later than 11:00 A.M. (New York City time) one Business Day prior to the date of such proposed Swing Loan Borrowing, in each case by the Company (on its own behalf and on behalf of any Designated Borrower) to the Administrative Agent (who shall promptly inform each applicable Swing Loan Bank thereof). Promptly thereafter, the Company shall give written notice of the Swing Loan Borrowing in substantially the form of Exhibit B-1 hereto or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer (each such notice a “Notice of Swing Loan Borrowing”) to the Administrative Agent (which shall give to each applicable Swing Loan Bank prompt notice thereof by electronic mail), and shall specify therein (i) the Borrower (which shall be the Company or a Designated Borrower), (ii) the Swing Loan Bank requested to make such Swing Loan, (iii) the date of such Borrowing (which shall be a Business Day), (iv) the amount of such Borrowing, which shall be a minimum of $1,000,000, (v) the Currency of such Borrowing (which shall be Euros, Canadian Dollars or Sterling), (vi) the maturity of such Borrowing (which maturity shall be no later than (x) the tenth Business Day after the requested date of such Borrowing, in the case of Swing Loans denominated in Sterling or Canadian Dollars and (y) the tenth Target Operating Date after the requested date of such Borrowing, in the case of Swing Loans denominated in Euros) and (vii) the account of the relevant Borrower to which the proceeds of such Borrowing are to be made available.
(b)    Subject to Section 2.03(b), the applicable Swing Loan Bank shall (subject to receipt of notice and the applicable conditions set forth in Article IV) make the amount of such Swing Loan Borrowing denominated in Euros, Canadian Dollars or Sterling available to the relevant Borrower at the account specified in the relevant Notice of Swing Loan Borrowing.
(c)    Immediately upon the making of a Swing Loan, each other Lender having a Termination Date on or after the scheduled maturity date of the relevant Swing Loan shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Swing Loan Bank and such Swing Loan Bank shall sell and assign to each other Lender, a risk participation in such Swing Loan in an amount equal to such other Lender’s pro rata share (determined based on the aggregate Commitments of all Lenders having Termination Dates on or after the scheduled maturity date of such Swing Loan) of such Swing Loan denominated in Sterling, Canadian Dollars or Euros made by such Swing Loan Bank together with related claims for accrued and unpaid interest. Upon an Event of Default of the type referred to in clauses (a) or (e) of Section 7.01, upon a Change of Control or any rescission or restoration of any payment received by any Swing Loan Bank in respect of any Swing Loan (whether as a result of proceedings in bankruptcy or otherwise), the provisions of Section 2.11(f) shall apply and each Lender shall purchase from the Swing Loan Banks, and such Swing Loan Banks shall sell and assign to each Lender, such Lender’s pro rata share (determined based on the Total Commitments) of each outstanding Swing Loan together with related claims for accrued and unpaid interest, in each case by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Swing Loan Banks by deposit to the Administrative Agent at its aforesaid address, in Same Day Funds, an amount equal to the sum of (x) the portion of the outstanding principal amount of such Swing Loans to be purchased by such Lender plus (y) interest accrued and unpaid to and as of such date on such portion of the outstanding

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principal amount of such Swing Loans. Each Lender’s obligation to make such payments to the Administrative Agent for the account of the Swing Loan Banks under this paragraph (c), and the Swing Loan Banks’ right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Lender to make its payment under this paragraph (c), the financial condition of the Company (or any other Person), the existence of any Default, the failure of any of the conditions set forth in Article IV to be satisfied, or the termination of the Commitments. Each such payment to a Swing Loan Bank shall be made without any offset, abatement, withholding or reduction whatsoever, except as otherwise provided in Section 2.12. Each Lender agrees to purchase its pro rata share of such outstanding Swing Loans as described above on (i) the Business Day on which demand therefor is made by such Swing Loan Banks, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by such Swing Loan Banks to any other Lender of a portion of such Swing Loan Banks’ Swing Loans, each Swing Loan Bank making such assignment represents and warrants to such other Lender that such Swing Loan Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Loan, the Loan Documents or any party thereto. If and to the extent that any Lender shall not have so made the amount of such Swing Loan available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent for the account of the relevant Swing Loan Banks forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Swing Loan Banks until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of such Swing Loan Banks, such amount so paid in respect of principal shall constitute a Swing Loan by such Lender for purposes of this Agreement, and the outstanding principal amount of the Swing Loans made by such Swing Loan Banks shall be reduced by such amount pro rata.
(d)    Each Swing Loan Bank at its option may make any Swing Loan by causing any domestic or foreign branch or Affiliate of such Swing Loan Bank to make such Swing Loan (and in the case of an Affiliate, the provisions of Sections 2.09(c), 2.12, 3.09 and 9.04(c) shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Company or the relevant Designated Borrower to repay such Swing Loan in accordance with the terms of this Agreement.
SECTION 3.04    Issuance of Letters of Credit.
(a)    Request for Issuance.
(i) Each Letter of Credit issued after the date hereof shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the proposed issuance of such Letter of Credit (or such shorter period of time as may be acceptable to the applicable Issuing Bank), by the Company to an Issuing Bank and to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier/fax or electronic mail.

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Each such notice of issuance of a Letter of Credit (a “Notice of Issuance”) shall be by telecopier/fax or electronic mail, confirmed immediately in writing, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, including Currency thereof, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit (each such application and agreement being herein called a “Letter of Credit Agreement”) as the relevant Issuing Bank may specify to the Company for use in connection with such requested Letter of Credit.
(ii) If the requested form of such Letter of Credit is for the account of any entity permitted under Section 2.04 and is acceptable to the Issuing Bank being required to issue such Letter of Credit, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article IV, make such Letter of Credit available to the Company at its office referred to in Section 9.02 or as otherwise agreed with the Company in connection with such issuance. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant Issuing Bank a risk participation in such Letter of Credit in an amount equal to its pro rata share thereof. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.
(iii) Each Issuing Bank at its option may issue any Letter of Credit by causing any domestic or foreign branch or Affiliate of such Issuing Bank to issue such Letter of Credit (and in the case of an Affiliate, the provisions of Sections 2.12, 3.09 and 9.04(c) shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Company or any of its Subsidiaries or any other Person with respect to such Letter of Credit in accordance with the terms of this Agreement.
(iv) Each Issuing Bank shall furnish (A) to the Administrative Agent by the fifth Business Day of each month a written report summarizing the issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and, with respect to Letters of Credit issued in an Alternate Currency, any revaluations thereof, (B) to the Administrative Agent on the fifth Business Day of each fiscal quarter a written report setting forth the average daily aggregate Available Amount during the preceding fiscal quarter of all Letters of Credit, including the Currency of each thereof, (C) unless otherwise agreed by the Administrative Agent, in addition to its notification obligations set forth elsewhere in this Section, to the Administrative Agent such other written reports as the Administrative Agent requests from time to time and (D) copies of any of the foregoing to the Company upon request.

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(b)    Drawing and Reimbursement.
(i) The payment by any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Loan.
(ii) Upon written demand by the Issuing Bank who issued such Letter of Credit, with a copy of such demand to the Administrative Agent, each other Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such other Lender, such other Lender’s pro rata share of such outstanding Letter of Credit Loan as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent’s Account, in Same Day Funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Loan to be purchased by such Lender (or, in the case of a Letter of Credit Loan denominated in an Alternate Currency, the Dollar Equivalent thereof on such date). The Company (for itself and on behalf of each other account party) hereby agrees to each such sale and assignment.
(iii) Each Lender’s obligations to make such payments to the Administrative Agent for the account of any Issuing Bank under this paragraph (b), and each Issuing Bank’s right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Lender to make its payment under this paragraph (b), the financial condition of the Company (or any other account party), the existence of any Default, the failure of any of the conditions set forth in Article IV to be satisfied, or the termination of the Commitments; provided, that no Lender shall be obligated to make such payments in respect of any Letter of Credit after such Lender’s scheduled Termination Date. Each such payment to an Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever.
(iv) Each Lender agrees to purchase its pro rata share of an outstanding Letter of Credit Loan on (i) the Business Day on which demand therefor is made by an Issuing Bank, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time.
(v) Upon any such assignment by an Issuing Bank to any other Lender of a portion of a Letter of Credit Loan, such Issuing Bank represents and warrants to such other Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Loan, the Loan Documents or any party hereto.
(vi) If and to the extent that any Lender shall not have so made the amount of such Loan available to the Administrative Agent, such Lender agrees to pay to the Administrative

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Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by an Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.
(vii)     If such Lender shall pay to the Administrative Agent such amount for the account of an Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Loan made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Loan made by such Issuing Bank shall be reduced by such amount on such Business Day.
(c)    Obligations Absolute. The obligations of the Company under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit (and the obligations of each Lender to purchase portions of Letter of Credit Loans pursuant to paragraph (b) above) shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Company is without prejudice to, and does not constitute a waiver of, any rights the Company might have or might acquire as a result of the payment by an Issuing Bank or any Lender of any draft or the reimbursement by the Company thereof):
(i) any lack of validity or enforceability of this Agreement, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (this Agreement and all of the other foregoing being, collectively, the “L/C Related Documents”);
(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;
(iii) the existence of any claim, set‑off, defense or other right that the Company (or any other account party) may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), an Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;
(iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(v) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by any Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator,

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receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Federal Bankruptcy Code of the United States or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect; or
(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company.
The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will promptly notify the applicable Issuing Bank. The Company (on behalf of itself and its Subsidiaries and each other Person for whom the Company directs a Letter of Credit to be issued) shall be conclusively deemed to have waived any such claim against each Issuing Bank and its correspondents unless such notice is given as aforesaid.
None of the Administrative Agent, the Lenders, any Issuing Bank, or any of their Indemnified Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the applicable Issuing Bank or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank’s gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction). Further, the parties hereto agree that:
(i)    an Issuing Bank may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit; and
(ii)    an Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment, if such documents are not in strict compliance with the terms of such Letter of Credit.
SECTION 3.05    Increased Costs.
(a)    If, due to (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurocurrency Rate Reserve Percentage, in

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each case as of the date of determination thereof) in or in the interpretation of any law, rule or regulation or treaty, in each case as of the date hereof, (ii) the compliance with any guideline, rule, directive or request made or issued by any central bank or other governmental authority (whether or not having the force of law) which implements any introduction or change specified in clause (i) above, (iii) the Dodd-Frank Wall Street Reform and Consumer Protection Act or the compliance with any requests, rules, guidelines or directives thereunder or issued in connection therewith, regardless of the date enacted, adopted or issued, or (iv) the compliance with any requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States regulatory authorities, in each case pursuant to Basel III, regardless of the date enacted, adopted or issued, there shall be any increase in the cost to any Lender of agreeing to make or making, funding, participating in or maintaining Eurocurrency Rate Loans, LIBOR Floating Rate Loans or Swing Loans, then the Company shall from time to time, within ten Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost incurred during the 90-day period prior to the date of such demand (except that, if the change in or in the interpretation of any law, rule or regulation or treaty giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof). A certificate as to the amount of such increased cost, submitted to the Company and the Administrative Agent by such Lender and showing in reasonable detail the basis for the calculation thereof, shall be conclusive and binding upon all parties hereto in the absence of manifest error.
(b)    If any Lender determines that as a result of (i) the introduction of or any change in or in the interpretation of any law, rule or regulation or treaty, in each case after the date hereof, (ii) any guideline, rule, directive or request made or issued by any central bank or other governmental authority (whether or not having the force of law) which implements any introduction or change specified in clause (i) above, (iii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, regardless of the date enacted, adopted or issued, or (iv) any requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States regulatory authorities, in each case pursuant to Basel III, regardless of the date enacted, adopted or issued above, affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital or liquidity is increased by or based upon the existence of such Lender’s commitment to lend or participate in Letters of Credit hereunder and other commitments of this type, then, within ten Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), the Company shall from time to time pay to the Administrative Agent for the account of such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances incurred during the 90‑day period prior to the date of such demand, to the extent that such Lender reasonably determines such increase in capital or liquidity to be allocable to the existence of such Lender’s commitment to lend or participate in Letters of Credit hereunder. A certificate as to such amounts submitted to the Company and the Administrative Agent by such Lender and showing in reasonable detail

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the basis for the calculation thereof, shall be conclusive and binding upon all parties hereto in the absence of manifest error.
(c)    Without limiting the effect of the foregoing, the Company shall pay to each Lender on the last day of each Interest Period so long as such Lender is maintaining reserves against Eurocurrency Liabilities (or so long as such Lender is maintaining reserves against any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Rate Loans and LIBOR Floating Rate Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender that includes any Eurocurrency Rate Loans or LIBOR Floating Rate Loans) an additional amount (determined by such Lender and notified to the Company through the Administrative Agent) equal to the product of the following for each Eurocurrency Rate Loan and LIBOR Floating Rate Loan for each day during such Interest Period:
(i) the principal amount of such Eurocurrency Rate Loan or LIBOR Floating Rate Loan outstanding on such day; and
(ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurocurrency Rate Loan or LIBOR Rate Loan for such Interest Period as provided in this Agreement (less the Applicable Margin) and the denominator of which is one minus the Eurocurrency Rate Reserve Percentage in effect on such day minus (y) such numerator; and
(iii) 1/360.
(d)    If the Company is required to pay any Lender any amounts under this Section 3.05, the applicable Lender shall be an “Affected Person”, and the Company shall have the rights set forth in Section 3.08 to replace such Affected Person.
SECTION 3.06    Illegality. Notwithstanding any other provision of this Agreement, if any Lender or Swing Loan Bank, as the case may be, shall notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law, rule or regulation or treaty makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or Swing Loan Bank, as the case may be, or its Eurocurrency Lending Office to perform its obligations hereunder to make or participate in Eurocurrency Rate Loans or Swing Loans or its Domestic Lending Office to perform its obligations hereunder to make LIBOR Floating Rate Loans, as the case may be, or to fund, participate in or maintain Eurocurrency Rate Loans, Swing Loans or LIBOR Floating Rate Loans hereunder, as the case may be, then, subject to the provisions of Section 3.08, (i) if such notice asserts the illegality of such Lender or Swing Loan Bank, as the case may be, making, funding, participating in or maintaining Eurocurrency Rate Loans, Swing Loans or LIBOR Floating Rate Loans, the obligation of such Lender to make Eurocurrency Rate Loans and/or LIBOR Floating Rate Loans hereunder and/or participate in Swing Loans or the obligations of such Swing Loan Bank to make Swing Loans hereunder, as the case may be, shall be suspended until the first date on which the circumstances causing such suspension cease to exist and (ii) if such notice asserts the illegality of such Lender or Swing Loan Bank, as the case may be, making or

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maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender or Swing Loan Bank, as the case may be, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender or Swing Loan Bank, as the case may be, notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Company shall, upon demand from such Lender or Swing Loan Bank, as the case may be (with a copy to the Administrative Agent), prepay, or cause to be prepaid all Eurocurrency Rate Loans of such Lender or all Swing Loans of such Swing Loan Bank, or, in the case of Eurocurrency Rate Loans denominated in Dollars and LIBOR Floating Rate Loans, convert all Eurocurrency Rate Loans and/or LIBOR Floating Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender or Swing Loan Bank, as the case may be, may lawfully continue to maintain such Eurocurrency Rate Loans, LIBOR Floating Rate Loan or Swing Loan, as applicable, to such day, or immediately, if such Lender or Swing Loan Bank, as the case may be, may not lawfully continue to maintain such Eurocurrency Rate Loans, LIBOR Floating Rate Loans or Swing Loans, as applicable, (y) if such notice asserts the illegality of such Lender or Swing Loan Bank, as the case may be, determining or charging interest rates based upon the Eurocurrency Rate component of the Base Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender or Swing Loan Bank, as the case may be, without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender or Swing Loan Bank, as the case may be, that it is no longer illegal for such Lender or Swing Loan Bank, as the case may be, to determine or charge interest rates based upon the Eurocurrency Rate and (z) such Lender or such Swing Loan Bank, as the case may be, shall be an “Affected Person”, and the Company shall have the right set forth in Section 3.08 to replace such Affected Person. In the event of such a suspension, such Lender or such Swing Loan Bank, as the case may be, shall review the circumstances giving rise to such suspension at least weekly and shall notify the Company, the Administrative Agent, the Swing Loan Banks and the Lenders promptly of the end of such suspension, and thereafter the Company shall be entitled to borrow Eurocurrency Rate Loans and/or LIBOR Floating Rate Loans from such Lender or to borrow Swing Loans from such Swing Loan Bank, as the case may be.
SECTION 3.07    Reasonable Efforts to Mitigate. Each Lender and each Swing Loan Bank shall use its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to minimize any amounts payable by the Company under Section 3.05 and to minimize any period of illegality described in Section 3.06. Without limiting the generality of the foregoing, each Lender and each Swing Loan Bank agrees that, to the extent reasonably possible to such Lender or such Swing Loan Bank, as the case may be, it will change its Eurocurrency Lending Office if such change would eliminate or reduce amounts payable to it under Section 3.05 or eliminate any illegality of the type described in Section 3.06, as the case may be. Each Lender and each Swing Loan Bank further agrees to notify the Company promptly, but in any event within five Business Days, after such Lender or such Swing Loan Bank, as the case may

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be, learns of the circumstances giving rise to such a right to payment or such illegality have changed such that such right to payment or such illegality, as the case may be, no longer exists.
SECTION 3.08    Right to Replace Affected Person or Lender.
(a)    Replacement by the Company. In the event (x) the Company is required to pay any Taxes with respect to an Affected Person pursuant to the last sentence of Section 2.12(a) or pursuant to Section 2.12(c) or any amounts with respect to an Affected Person pursuant to Section 3.05, or receives a notice from an Affected Person pursuant to Section 3.06, or is required to make a payment to any Lender (which Lender shall be deemed to be an “Affected Person” for purposes of this Section 3.08(a)) under Section 9.15 or (y) if any Lender is a Defaulting Lender, the Company may elect (i) if, in the case of clause (x), such amounts continue to be charged or such notice is still effective, to replace such Affected Person as a party to this Agreement or (ii) to replace such Defaulting Lender as a party to this Agreement, provided that, concurrently therewith, (i) another financial institution which is an Eligible Assignee and is reasonably satisfactory to the Company and the Administrative Agent (or if the Lender then serving as Administrative Agent is the Person to be replaced and the Administrative Agent has resigned its position, the Lender becoming the successor Administrative Agent) and satisfactory to the Issuing Banks and the Swing Loan Banks, shall agree, as of such date, to purchase in Same Day Funds at par the Loans of such Affected Person or Defaulting Lender, as applicable, pursuant to an Assignment and Acceptance and to become a Lender or a Swing Loan Bank, as the case may be, for all purposes under this Agreement and to assume all obligations (including all outstanding Loans) of such Affected Person or Defaulting Lender to be terminated as of such date and to comply with the requirements of Section 9.07 applicable to assignments (other than clause (a)(iv) thereof), and (ii) the Company shall pay to such Affected Person or Defaulting Lender, as applicable, in Same Day Funds on the day of such replacement all interest, fees and other amounts then due and owing to such Affected Person or Defaulted Lender, as applicable, by the Company hereunder to and including the date of termination, including without limitation payments due to such Affected Person under Section 2.12, costs incurred under Section 3.05 or Section 9.15, and payments owing under Section 9.04(c). A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.
(b)    Replacement by the Issuing Banks. In the event that S&P and Moody’s shall, after the date that any Person becomes a Lender, downgrade the long‑term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB‑ and Baa3, respectively, or the equivalent, then the Issuing Banks shall in consultation with the Company have the right, but not the obligation, at their own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Eligible Assignee, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.07 (other than clause (a)(iv) thereof)) all the interests, rights and obligations in respect of its Commitment to an Eligible Assignee; provided, however, that (x) no such assignment shall conflict with any law, rule or regulation or order of any governmental authority and (y) the Issuing Banks or such Eligible Assignee, as the case may be, shall pay to such Lender in Same Day Funds on the date of such assignment the principal of and interest accrued to the date of payment on

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the Loans made by such Lender hereunder and all other amounts accrued for such Lender’s account or owed to it hereunder. Upon any such termination or assignment, such Lender shall cease to be a party hereto but shall continue to be obligated under Section 8.05 (with respect to actions taken or omitted by an Agent prior to such termination or assignment or claims, damages, losses, liabilities or expenses of any kind or nature whatsoever incurred or otherwise arising prior to such termination or assignment which may be imposed on, incurred by, or asserted against an Agent in any way relating to or arising out of this Agreement) and be entitled to the benefits of Section 9.04, as well as to any fees and other amounts accrued for its account under Sections 2.05, 2.12 or 3.05 and not yet paid.
SECTION 3.09    Use of Proceeds. The proceeds of the Loans shall be available (and each Borrower represents, warrants and covenants that it shall use such proceeds) for general corporate purposes of the Company and its Subsidiaries, in each case, not in contravention of any Loan Document; provided that neither any Lender nor the Administrative Agent shall have any responsibility for the use of any of the proceeds of Loans; provided further that the proceeds of a Swing Loan shall not be used to repay another Swing Loan.
SECTION 3.10    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.01.
(ii) [Intentionally omitted].
(iii) Certain Fees. That Defaulting Lender shall (x) not be entitled to receive any facility fee pursuant to Section 2.05(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive such fees as are provided in Section 2.05(b).
(iv) Reallocation to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit, Letter of Credit Loans or Swing Loans pursuant to Sections 3.03 and 3.04, the pro rata share of each non-Defaulting Lender with respect to any Letters of Credit, Letter of Credit Loans or Swing Loans shall be computed without giving effect to the applicable Commitment(s) of that Defaulting Lender; provided, that, each such reallocation shall be given effect only to the extent that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit, Letter of Credit Loans and Swing Loans does not exceed

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the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the portion of the Total Outstandings attributable to that Lender. Subject to Section 9.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(b)    Defaulting Lender Cure. If the Company, the Administrative Agent, the Swing Loan Banks and the Issuing Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders at par or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit, Letter of Credit Loans and Swing Loans to be held on a pro rata basis by the Lenders (without giving effect to Section 3.10(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
SECTION 3.11    Cash Collateral.
(a)    Certain Credit Support Events. If, as of the Termination Date, any Letter of Credit Outstandings or Swing Loan Outstandings remain outstanding for any reason, upon the request of the Administrative Agent, the Issuing Banks or the Swing Loan Banks, the Company shall immediately Cash Collateralize the then Letter of Credit Outstandings in an amount equal to 103% of (i) the Available Amount of each Letter of Credit then outstanding in the Currency of such Letter of Credit and (ii) the outstanding principal amount of each Letter of Credit Loan in the Currency of such Loan and the then Swing Loan Outstandings in an aggregate amount equal to 103% of the outstanding principal amount of each Swing Loan in the Currency of such Swing Loan. Upon the request of the Administrative Agent or an Issuing Bank, if such Issuing Bank has made a Letter of Credit Loan, the Company shall immediately Cash Collateralize such Letter of Credit Loan in an amount equal to 103% of the outstanding principal amount of such Letter of Credit Loan in the Currency of such Loan. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the Issuing Banks or the Swing Loan Banks, the Company shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 3.10(a)(iv) and any Cash Collateral provided by such Defaulting Lender).
(b)    Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts

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at Bank of America. The Company, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Banks and the Lenders (including the Swing Loan Banks), and agrees to maintain, a first priority security interest in such Cash Collateral, including all cash, deposit accounts and balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 3.11(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Company or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 3.11 in respect of Letters of Credit or Swing Loans shall be held and applied to the satisfaction of the specific Letter of Credit Outstanding, Swing Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 9.07)) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of the Company shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 3.11 may be otherwise applied in accordance with Section 7.02), and (y) the Person providing Cash Collateral and the Issuing Bank or Swing Loan Bank, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
ARTICLE IV

CONDITIONS OF LENDING
SECTION 4.01    Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or e-mails (in a .pdf format) or telecopies (in each case, followed promptly by originals to the extent set forth below or otherwise requested by the Administrative Agent) unless otherwise specified, each properly executed by a Responsible Officer of each of the parties thereto, each dated the Effective Date (or, in the

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case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance satisfactory to the Administrative Agent:
(i)     executed counterparts of (A) this Agreement, in such number as requested by Administrative Agent and (B) the Revolving Loan Notes payable by the Company and any Designated Borrower to each Lender requesting a Revolving Loan Note;
(ii)     certified copies of (x) the charter and by-laws of the Company, (y) the resolutions of the Board of Directors of the Company authorizing and approving this Agreement and the other Loan Documents and the transactions contemplated by the Loan Documents, and (z) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents;
(iii)     such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Company as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer authorized to act in connection with this Agreement and the other Loan Documents to which the Company is a party;
(iv)     a favorable opinion of the Company’s Law Department covering such matters concerning the Borrowers and the Loan Documents as any Lender, through the Administrative Agent, may reasonably request;
(v)     a favorable opinion of Gibson, Dunn & Crutcher LLP, counsel to the Company, covering such matters concerning the Borrowers and the Loan Documents as any Lender, through the Administrative Agent, may reasonably request; and
(vi)     a certificate of a Responsible Officer of the Company to the effect that (x) the representations and warranties contained in Section 5.01 are correct (other than any such representations or warranties which, by their terms, refer to a prior date) and (y) no event has occurred and is continuing which constitutes a Default.
(b)    Confirmation that the Company has delivered a written notice to each Departing Lender terminating as of the Effective Date all commitments of the Departing Lenders under the Existing Credit Agreement, and all amounts owing (whether or not due) under the Existing Credit Agreement and related documents through and including the Effective Date to each Departing Lender shall have been paid in full.
(c)    Confirmation that (1) the Company has paid all accrued fees and expenses of the Administrative Agent and the Lenders hereunder (including the fees and expenses of counsel to the Administrative Agent to the extent then payable), together with all accrued but unpaid fees and expenses under the Existing Credit Agreement, to the extent the same have been invoiced to the Company at least two (2) Business Days prior to the Effective Date, and (2) the Company has paid in full the accrued and

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unpaid interest on the Loans as defined in, and all other amounts whatsoever payable under, the Existing Credit Agreement.
(d)    The Administrative Agent and each Lender shall have received all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and the Beneficial Ownership Regulation, in each case, to the extent requested at least five Business Days prior to the Effective Date.
SECTION 4.02    Conditions Precedent to Each Revolving Loan Borrowing, Swing Loan Borrowing and Letter of Credit. The obligation of each Lender to make a Loan (other than a Swing Loan or a Letter of Credit Loan made by a Lender pursuant to Section 3.03 or 3.04(b)) or a Competitive Bid Loan) on the occasion of each Borrowing (including the initial Borrowing), and the right of the Company to request a Swing Loan Borrowing or the issuance or increase of the amount of a Letter of Credit, shall be subject to the further conditions precedent that:
(i) in the case of the first Borrowing by a Designated Borrower, the Company shall have furnished to the Administrative Agent such Revolving Loan Notes, corporate documents, resolutions, certifications, legal opinions and other items relating to such Designated Borrower as the Administrative Agent (or a Lender requesting through the Administrative Agent) may reasonably require, and
(ii) on the date of such Borrowing or issuance of, or increase of the amount of, a Letter of Credit the following statements shall be true (and the acceptance by a Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Company and such Borrower that on the date of such Borrowing, issuance or increase, such statements are true):
(a) The representations and warranties contained in Section 5.01 (except the Excluded Representations) are correct on and as of the date of such Borrowing, issuance or increase, before and after giving effect to such Borrowing, issuance or increase and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a date other than the date of such Borrowing, issuance or increase; and
(b) No event has occurred and is continuing, or would result from such Borrowing, issuance or increase, or from the application of the proceeds therefrom, which constitutes a Default;
provided that the conditions set forth in clause (ii) of this Section 4.02 shall not be applicable to a Borrowing if, as a result of and immediately after giving effect to such Borrowing and to the application of proceeds thereof, the aggregate outstanding principal amount of the Revolving Loans, Swing Loans and Letter of Credit Loans is not increased thereby.

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SECTION 4.03    Conditions Precedent to Each Competitive Bid Loan Borrowing. The obligation of each Lender which is to make a Competitive Bid Loan on the occasion of a Competitive Bid Loan Borrowing (including the initial Competitive Bid Loan Borrowing) to make such Competitive Bid Loan as part of such Competitive Bid Loan Borrowing is subject to the conditions precedent that:
(a)    the Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Loan Borrowing with respect thereto;
(b)    on or before the date of such Competitive Bid Loan Borrowing, but prior to such Competitive Bid Loan Borrowing, the Administrative Agent shall have received, if requested by such Lender, a Competitive Bid Loan Note payable to such Lender for each of the one or more Competitive Bid Loans to be made by such Lender as part of such Competitive Bid Loan Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Loan to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Loan in accordance with Sections 2.02 and 3.02; and
(c)    on the date of such Competitive Bid Loan Borrowing, the following statements shall be true (and the acceptance by the Company of the proceeds of such Competitive Bid Loan Borrowing shall constitute a representation and warranty by the Company that on the date of such Competitive Bid Loan Borrowing such statements are true):
(i) The representations and warranties contained in Section 5.01 (except the Excluded Representations) are correct on and as of the date of such Competitive Bid Loan Borrowing, before and after giving effect to such Competitive Bid Loan Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties which, by their terms, refer to a date other than the date of such Competitive Bid Loan Borrowing; and
(ii) No event has occurred and is continuing, or would result from such Competitive Bid Loan Borrowing or from the application of the proceeds therefrom, which constitutes a Default.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
SECTION 5.01    Representations and Warranties of the Company. The Company represents and warrants as follows:
(a)    The Company and each of its Material Subsidiaries (i) is a corporation or other entity duly organized, validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its formation, (ii) is duly qualified and in good standing (to the extent applicable) as a foreign corporation or other entity in each other jurisdiction in which it owns or leases property or in which

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the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect and (iii) has all the requisite corporate or other power and authority to own or lease and operate its properties and to carry on its business as now conducted except where the failure to do so would not have a Material Adverse Effect.
(b)    The execution, delivery and performance by the Company of the Loan Documents, and the consummation of the transactions contemplated hereby, are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Company’s certificate of incorporation or by‑laws, (ii) violate any law, rule or regulation (including, without limitation, the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder, and the Margin Regulations, each as amended from time to time), or order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Company or any of its Subsidiaries or any of their properties, except if such conflict, breach or default would not have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien (other than a Lien permitted under Section 6.02(a)) upon or with respect to any of the properties of the Company or its Subsidiaries. The Company is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, except for such violation or breach which would not have a Material Adverse Effect.
(c)    Except as have been obtained, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of the Loan Documents, or for consummation of the transactions contemplated hereby, except and to the extent that any failure to obtain such authorization, approval or other action would not have a Material Adverse Effect.
(d)    Each of the Loan Documents is, and each Note when delivered hereunder will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) implied covenants of good faith and fair dealing.
(e)    The Company has heretofore furnished to each of the Lenders unaudited condensed consolidated balance sheets of the Company and its Subsidiaries as at March 31, 2019, the related unaudited condensed consolidated statements of income and condensed consolidated statement of cash flows of the Company and its Subsidiaries for the fiscal quarter ended on said date, and consolidated balance sheets of the Company and its Subsidiaries as at December 31, 2018 and the related consolidated statements of income and consolidated statement of cash flows of the Company and its Subsidiaries for the fiscal year ended December 31, 2018, together with the opinion of Ernst & Young LLP covering said consolidated balance sheet and statements for the fiscal year ended December 31, 2018. All such financial statements

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present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at said respective dates and the consolidated results of their operations and their cash flows for the respective periods so presented are all in accordance with GAAP. Since December 31, 2018 there has been no Material Adverse Change.
(f)    No information, exhibit or report furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the execution of the Loan Documents, taken as a whole together with all other such information, exhibits and reports and giving effect to any supplements thereto, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not materially misleading, in each case, as of the date prepared and in the light of the circumstances under which such statements were made.
(g)    There is no pending or threatened action or proceeding affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator which (i) is reasonably likely to have a Material Adverse Effect or (ii) purports to affect this Agreement or the transactions contemplated hereby.
(h)    No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted or could reasonably be expected to result in a liability to the Company or its ERISA Affiliates that would have a Material Adverse Effect.
(i)    Neither the Company nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that it has incurred any Withdrawal Liability, and neither the Company nor any of its ERISA Affiliates, to the best of the Company’s knowledge and belief, is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan, in each case other than any Withdrawal Liability that would not have a Material Adverse Effect.
(j)    Neither the Company nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, except where such reorganization or termination would not have a Material Adverse Effect.
(k)    The Company and each of its Subsidiaries have filed or have caused to be filed all tax returns (federal, state, local and foreign) required to be filed and have paid (or have accrued any taxes shown that are not due with the filing of such returns) all taxes shown thereon to be due, together with applicable interest and penalties, except in any case where the failure to file any such return or pay any such tax is not in any respect material to the Company or the Company and its Subsidiaries taken as a whole.
(l)    Neither the Company nor any Designated Borrower is, or is required to be, registered as an “investment company” under the Investment Company Act of 1940.

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(m)    Neither the Company nor any Designated Borrower is an ~~EEA~~Affected Financial Institution.
(n)    Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company and its Subsidiaries, any director, officer or employee thereof, is a Person that is, or is owned 50% or more in the aggregate, or Controlled, by any Person that is or Persons that are (i) currently the subject or target of any Sanctions, or (ii) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List.
(o)    The Company and its Subsidiaries have conducted their businesses (i) in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation of the European Union and (ii) to the extent the Company and its Subsidiaries conduct a material portion of their business in other jurisdictions, in compliance with other similar anti-corruption legislation of such other jurisdictions except where non-compliance therewith would not reasonably be expected to have an effect that is material to the Company and its Subsidiaries taken as a whole; and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
(p)    Neither the Company nor any Subsidiary, nor, to the knowledge of the Company and its Subsidiaries, any director, officer, employee, agent or representative thereof, (i) is currently in violation of any applicable anti-money laundering law, in each case, except where such violation, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (ii) currently engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering, in each case, to the extent that such transaction, investment, undertaking or activity, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(q)    To the extent applicable, the Company and its Subsidiaries are (i) in compliance with the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), as amended and each of the foreign assets control regulations of the United States Treasury Department (31CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, in each case, except where the failure to comply, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (ii) in compliance, in all material respects, with the PATRIOT Act.
(r)    As of the Closing Date, the information provided to the Administrative Agent or any Lender with respect to the Beneficial Ownership Regulation, if applicable, is true and correct in all respects.

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ARTICLE VI

COVENANTS OF THE COMPANY
SECTION 6.01    Affirmative Covenants. So long as any obligations under this Agreement or any Note shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Company will, unless the Required Lenders shall otherwise consent in writing:
(a)    Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, the Securities Act of 1933 and all Environmental Laws, except, in each case, any non‑compliance which would not have a Material Adverse Effect.
(b)    Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments, claims and governmental charges or levies imposed upon it or upon its property, except to the extent that any failure to do so would not have a Material Adverse Effect; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, claim or charge that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.
(c)    Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, appropriate and adequate insurance with responsible and reputable insurance companies or associations or with self‑insurance programs to the extent consistent with prudent practices of the Company and its Subsidiaries or otherwise customary in their respective industries in such amounts and covering such risks as is customary in the industries in which the Company or such Subsidiary operates.
(d)    Payment of Welfare Plans. Pay, and cause each of its Material Subsidiaries to pay, the aggregate annualized cost (including, without limitation, the cost of insurance premiums) with respect to post‑retirement benefits under Welfare Plans for which the Company and its Material Subsidiaries are liable, except to the extent that any failure to do so would not have a Material Adverse Effect.
(e)    Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Material Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that (i) the Company and its Material Subsidiaries may consummate any transaction permitted under Section 6.02(b) and (ii) neither the Company nor such Subsidiary shall be required to preserve any right or franchise (other than the corporate existence of each Borrower) when, in the good faith business judgment of the Company, such preservation or maintenance is neither necessary nor appropriate for the prudent management of the business of the Company.
(f)    Visitation Rights. At any reasonable time during normal business hours and upon reasonable prior notice and from time to time but in no event more than two times per year so long as no Event of Default is continuing, permit the Administrative Agent or any of the Lenders or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account

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of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.
(g)    Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account as are necessary to prepare Consolidated financial statements in accordance with GAAP, in which full and correct entries, in all material respects, shall be made of all financial transactions and the assets and business of the Company and each such Subsidiary in accordance with GAAP.
(h)    Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where failure to do so would not have a Material Adverse Effect.
(i)    Reporting Requirements. Furnish to the Administrative Agent (for delivery to the Lenders):
(i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company (commencing with the quarter ended June 30, 2019), quarterly condensed and consolidated balance sheets and consolidated statement of cash flows of the Company as of the end of such quarter and statements of income of the Company for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief accounting officer of the Company (or another appropriate Responsible Officer of the Company designated by said chief accounting officer) and certificates as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 6.01(j);
(ii) as soon as available and in any event within 105 days after the end of each fiscal year of the Company (commencing with fiscal year 2019 of the Company), certificates as to compliance with the terms of this Agreement which are otherwise provided under clause (i) above at the end of each fiscal quarter other than the last fiscal quarter of the fiscal year and a copy of the annual report for such year for the Company, containing audited financial statements for such year reported on by Ernst & Young LLP or other independent public accountants of recognized national standing;
(iii) as soon as possible and in any event within five days after the Company obtains notice of the occurrence of each Event of Default and each Default continuing on the date of such statement, a statement of a Responsible Officer of the Company setting forth details of such Event of Default or Default and the action which the Company has taken and proposes to take with respect thereto;
(iv) promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance

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with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, and the Beneficial Ownership Regulation;
(v) promptly after the commencement thereof, notice of any action or proceeding of the kind referred to in Section 5.01(g);
(vi) promptly and in any event within 15 days after the Company knows or should reasonably know that any ERISA Event has occurred with respect to which the liability or potential liability of the Company or any of its ERISA Affiliates exceeds or could reasonably be expected to have a Material Adverse Effect, a statement of a principal financial officer of the Company describing such ERISA Event and the action, if any, which the Company or such ERISA Affiliate proposes to take with respect thereto;
(vii) promptly and in any event within 10 Business Days after receipt thereof by the Company or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan where such action would have a Material Adverse Effect;
(viii) with respect to liabilities or potential liabilities of the Company or any of its ERISA Affiliates that would reasonably be expected to have a Material Adverse Effect, promptly and in any event within 20 Business Days after receipt thereof by the Company or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company or any ERISA Affiliate concerning (1) the imposition of Withdrawal Liability by a Multiemployer Plan, (2) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan or (3) the amount of liability incurred, or which may be incurred, by the Company or any ERISA Affiliate in connection with any event described in clause (1) or (2) above;
(ix) forthwith upon the occurrence of a Change of Control, notice thereof with a reasonable description thereof; and
(x) promptly after a request therefor and to the extent reasonably available to the Company, such other business and financial information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries that any Lender through the Administrative Agent may from time to time reasonably request.
(j)    Financial Covenants.
(i) ~~(j)~~ Leverage Ratio. ~~Maintain~~Following termination of the Covenant Waiver Period, maintain, as at the last day of each fiscal quarter of the Company, a Leverage Ratio of not greater than ~~4.00 to 1.0; provided that the Company may, by written notice from a senior officer of the Company to the Administrative Agent indicating that the Company expects to consummate a Material Acquisition, temporarily increase this limitation to 4.50 to 1.00 for the~~

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~~three fiscal quarter period beginning with the fiscal quarter in which such written notice is delivered to the Administrative Agent; provided further that the maximum Leverage Ratio may only be increased as described above for not more than two such three fiscal quarter periods during the term of this Agreement, which periods may not be consecutive.~~(i) for the period ending in the fiscal quarter during which the Covenant Waiver Period ends (i.e., 2021Q2 if no early election), 5.50 to 1.00, (ii) for the periods ending in the next succeeding two fiscal quarters, 5.25 to 1.00, (iii) for the period ending in the next succeeding fiscal quarter, 5.00 to 1.00, (iv) for the periods ending in the next succeeding three fiscal quarters, 4.5 to 1.00 and (v) for each period of four fiscal quarters ending thereafter, 4.00 to 1.00.
(ii) Liquidity. Commencing on the First Amendment Effective Date and thereafter so long as the Covenant Waiver Period is in effect, maintain Liquidity, on the last day of each month, of not less than $400,000,000.
(k)    Sanctions. Maintain in effect and enforce in all material respects policies and procedures designed to promote compliance by the Company, its Subsidiaries and their respective directors, officers and employees with applicable Sanctions.
(l)    Anti-Corruption Laws; Anti-Money Laundering Laws. Conduct its businesses (a) (i) in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation of the European Union and (ii) if the Company and its Subsidiaries conduct a material portion of their business in other jurisdictions, in compliance with other similar anti-corruption legislation of such other jurisdictions except where non-compliance therewith would not reasonably be expected to have an effect that is material to the Company and its Subsidiaries taken as a whole and (b) in a manner that will not result in a violation by any Borrower or, to its knowledge, any director, officer, employee, agent or representative thereof of any applicable anti-money laundering law, in each case, except where such violation, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(m)    Subsidiary Guarantors. Commencing on the First Amendment Effective Date and thereafter so long as the Covenant Waiver Period is in effect, cause each Subsidiary that is a borrower of or provides a Guarantee of an issuance or incurrence (in a single transaction or series of related transactions) of third-party Debt for Borrowed Money in excess of $250,000,000 to provide, within ten Business Days, a Guarantee of all obligations arising under this Agreement and the other Loan Documents on terms substantially similar to those of the Guarantee of such third-party Debt for Borrowed Money, or at the Company’s option otherwise on customary terms reasonably acceptable to the Administrative Agent and, in connection therewith, to (a) cause such Subsidiary to execute and deliver all such documents as the Administrative Agent may reasonably request to evidence such Guarantee, (b) deliver to the Administrative Agent the items referenced in Sections 4.01(a)(ii) and (iii) with respect to such Subsidiary, (c) promptly provide all information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, and the Beneficial Ownership

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Regulation and (d) deliver customary opinions of counsel to the Company (which shall cover, among other things, the legality, validity, binding effect and enforceability of the Guarantee provided by such Subsidiary), all of which shall be in form, content and scope reasonably satisfactory to the Administrative Agent. This Agreement and the other Loan Documents may be amended, modified or supplemented, without the consent of any Lender to the extent necessary or appropriate in the opinion of the Administrative Agent and the Company to effect the provisions of this Section 6.02(m) and reflect the existence of any Subsidiary Guarantors and Guarantees, in each case, so long as such amendment, modification or supplement does not impose additional obligations on, or otherwise affect in any material respect the interests of, any Lender; provided that the Administrative Agent shall promptly give the Lenders notice of any such amendment, modification or supplement.
SECTION 6.02    Negative Covenants. So long as any obligations under this Agreement or any Note shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Company, unless the Required Lenders shall otherwise consent in writing:
(a)    Liens, Etc. Will not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:
(i) Permitted Liens;
(ii) Liens outstanding on the First Amendment Effective Date and described in a writing delivered to the Administrative Agent and the Lenders on or before the First Amendment Effective Date (“Existing Liens”), and any renewal, extension or replacement (or successive renewals, extensions or replacements) thereof which does not encumber any property of the Company or its Subsidiaries other than (1) the property encumbered by the Lien being renewed, extended or replaced, (2) property acquired by the Company or its Subsidiaries in the ordinary course of business to replace property covered by Existing Liens, and (3) de minimis other property incidental to the property referred to in clause (1) or (2) above;
(iii) Purchase Money Liens;
(iv) Liens on properties of (X) any SLS Entity or any of their respective Subsidiaries, and (Y) MICC, Luxury Finance LLC and any other Subsidiary of the Company principally engaged in the business of finance, banking, credit, leasing, insurance or other similar operations;
(v) Liens on properties of Subsidiaries of the Company, which properties are located outside the United States of America;
(vi) Liens securing COLI Debt;

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(vii) Liens on ownership interests of the Company or any of its Subsidiaries in partnerships or joint ventures with third parties which secure the Indebtedness of such partnerships or joint ventures, or of Subsidiaries of such partnerships or joint ventures; and
(viii) other Liens securing an aggregate principal amount of Indebtedness or other obligations not to exceed $750,000,000 at any time outstanding~~.~~ ;
provided that, commencing on the First Amendment Effective Date and thereafter so long as the Covenant Waiver Period is in effect, the aggregate amount of obligations of the Company and its Subsidiaries that may be secured by Liens permitted under clauses (v) and (viii) shall not exceed $400,000,000.
(b)    Restrictions on Fundamental Changes. Will not, and will not permit any of its Material Subsidiaries to:
(i) merge or consolidate with or into, or
(ii) convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of the property (whether now owned or hereafter acquired) of the Company and its Subsidiaries, taken as a whole, to, or
(iii) convey, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions, and whether by or pursuant to merger, consolidation or any other arrangement), any property (whether now owned or hereafter acquired) essential to the conduct of the lodging group of the Company and its Subsidiaries, taken as a whole, to, or
(iv) enter into any partnership, joint venture, syndicate, pool or other combination with, any Person (including, in each case, pursuant to an LLC Division), in each case unless (x) no Default shall have occurred and then be continuing or would result therefrom, and (y) in the case of a merger or consolidation of the Company, (1) the Company is the surviving entity or (2) the surviving entity expressly assumes by an amendment to this Agreement duly executed by such surviving entity all of the Company’s obligations hereunder and under the other the Loan Documents in a manner satisfactory to the Administrative Agent and the Required Lenders.
(c)    Transactions with Affiliates. Will not enter into, or permit any of its Subsidiaries to enter into, any transaction with an Affiliate of the Company (other than the Company’s Subsidiaries) that would be material in relation to the Company and its Subsidiaries, taken as a whole, even if otherwise permitted under this Agreement, except on terms that are fair and reasonable to the Company and its Subsidiaries and on terms no less favorable to the Company or such Subsidiary (considered as a whole in conjunction with all other existing arrangements and relationships with such Affiliate) than the Company or such Subsidiary would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

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(d)    Dividends, Etc. Will not (i) declare any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Company, or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of any class of capital stock of the Company or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, in each case if, at the time thereof or after giving effect thereto, (A) the Covenant Waiver Period is in effect, other than (I) dividends payable solely in equity securities of the Company (excluding Disqualified Stock), (II) transactions in connection with any Company stock incentive or retirement plan and (III) the distribution of rights pursuant to a customary shareholder rights plan or the redemption of such rights in accordance with the terms of any such shareholder rights plan; provided, that the aggregate amount permitted to be expended in connection with all redemptions made pursuant to this clause shall not exceed $10,000,000 or (B) an Event of Default has occurred and is continuing and (ii) make any dividend payment permitted to be declared pursuant to the foregoing clause (i) more than 90 days after the date it is declared if at the time such dividend payment is to be made an Event of Default has occurred and is continuing.
(e)    Change in Nature of Business. Will not engage in, or permit any of its Subsidiaries to engage in, any business that is material to the Company and its Subsidiaries, taken as a whole, that is not carried on by the Company or its Subsidiaries as of the Effective Date (or related to a business carried on as of such date) and which would have a Material Adverse Effect.
(f)    Accounting Changes. Will not make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies, except as required or permitted by GAAP or applicable law.
(g)    Margin Stock. Will not directly or indirectly use, or permit any other Borrower or any Subsidiary to use, any of the proceeds of any Loan in a manner that violates or contravenes the Margin Regulations. Without limiting the foregoing, the Company (i) will promptly notify the Administrative Agent if at any time more than 20% of the value of the assets of the Company and its Subsidiaries (as determined in good faith by the Company) that are subject to Section 6.02(a) or Section 6.02(b) consist of or are represented by margin stock within the meaning of the Margin Regulations, and (ii) will give the Administrative Agent at least 15 Business Days’ prior written notice of any direct or indirect use of any of the proceeds of any Loan to buy or carry margin stock within the meaning of the Margin Regulations if, after giving effect thereto, more than 20% of the value of the assets of the Company and its Subsidiaries (as determined in good faith by the Company) that are subject to Section 6.02(a) or Section 6.02(b) consist of or are represented by margin stock within the meaning of the Margin Regulations, and will, if requested by the Administrative Agent, provide to the Administrative Agent prior to the making of such Loan a legal opinion of counsel reasonably acceptable to the Administrative Agent confirming that such use of proceeds will not contravene this Section 6.02(g) together with appropriately executed and completed purpose statements on Form FR U-1; provided that in lieu of such legal opinion and purpose statements, the Company may provide to the Administrative Agent, together with such written notice, a certificate of the Company stating that at the date of such certificate and after applying the proceeds of such Loan not more than 25% of the value of the assets of the Company and its Subsidiaries (as determined in good faith by

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the Company) that are subject to Section 6.02(a) or Section 6.02(b) consist of or are represented by margin stock within the meaning of the Margin Regulations. Each Lender hereby confirms to the Company and to the Administrative Agent that in extending or maintaining credit hereunder it has not relied upon any such margin stock as collateral.
(h)    Sanctions. Will not directly or knowingly indirectly use the proceeds of any Borrowing or Letter of Credit, or lend or contribute such proceeds to any Subsidiary, joint venture partner or other individual or entity, for the purpose of funding any activities of or business with any individual, or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions (in each case, unless authorized under applicable law (including, to the extent applicable, licensed by the Office of Foreign Assets Control of the U.S. Department of the Treasury)), or in any other manner that to the knowledge of the Borrower would reasonably be expected to result in a violation of Sanctions by any individual or entity participating in this Agreement, whether as Borrower, Lender, Joint Lead Arranger, Joint Bookrunner, Syndication Agent, Documentation Agent, Managing Agent, Administrative Agent, Issuing Bank, Swing Loan Bank or otherwise.
(i)    Anti-Corruption Laws; Anti-Money Laundering Laws. Will not, directly or, to the Company’s knowledge, indirectly (1) use the proceeds of any Borrowing or Letter of Credit for any purpose which would (A) breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or other similar anti-corruption legislation of the European Union or (B) if the Company and its Subsidiaries conduct a material portion of their business in other jurisdictions, breach other similar anti-corruption legislation of such other jurisdictions except where such would not reasonably be expected to have an effect that is material to the Company and its Subsidiaries taken as a whole or (2) engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Cooperation and Development's Financial Action Task Force on Money Laundering, in each case under this clause (2), to the extent that such transaction, investment, undertaking or activity, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(j)    Material Asset Dispositions. Commencing on the First Amendment Effective Date and thereafter so long as the Covenant Waiver Period is in effect, will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Material Asset Disposition, unless such Material Asset Disposition is (i) made for fair value and on an arms’ length basis and (ii) after giving effect thereto, no Event of Default shall have occurred and be continuing immediately prior to or after giving effect to the entry into a binding agreement for the consummation of such Material Asset Disposition.
(k)    Investments and Capital Expenditures. Commencing on the First Amendment Effective Date and thereafter so long as (i) the Covenant Waiver Period is in effect and (ii) the Leverage Ratio, determined as of the last day of the then most recent fiscal quarter, is greater than 4.25 to 1.00, make any Investments or discretionary Capital Expenditures except for such Investments and discretionary

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Capital Expenditures that in any fiscal year (without duplication) do not exceed in the aggregate for the Consolidated Group (A) $650,000,000 in the fiscal year ending December 31, 2020, (B) $1,080,000,000 in the fiscal year ending December 31, 2021 and (C) $1,250,000,000 in the fiscal year ending December 31, 2022; provided, that so long as no Event of Default has occurred and is continuing or would result from such Investment or discretionary Capital Expenditure, any portion of any such amount, if not expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next following fiscal year; and provided, further, if any such amount is so carried over, it will be deemed used in the applicable subsequent fiscal year before the amount set forth above with respect to such fiscal year.
ARTICLE VII

EVENTS OF DEFAULT
SECTION 7.01    Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:
(a)     (i) Any Borrower shall fail to pay any principal of any Loan when the same becomes due and payable; or (ii) any Borrower shall fail to pay any interest on any Loan, or any other payment under any Loan Document, for a period of five Business Days after the same becomes due and payable (for the avoidance of doubt, to the extent that the Administrative Agent, an Issuing Bank or a Swing Loan Bank customarily bills the Company for fees or other amounts payable under any Loan Document, said five Business Day period will not begin any earlier than the date that the applicable bill has been provided to the Company); or
(b)    Any representation or warranty made by any Borrower herein or by any Borrower (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or
(c)    The Company shall fail to perform or observe (i) any term, covenant or agreement contained in Section 6.01(j) or (m) or in Section 6.02(b), (c), (d), (e), (g), (h) ~~or~~, (i)(2), (j) or (k), or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to the Company by the Administrative Agent or the Required Lenders; or
(d)    The Company or any of its Material Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness which is outstanding in a principal amount of at least $150,000,000 in the aggregate (but excluding Indebtedness hereunder and Non-Recourse Indebtedness) of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment, including, without limitation, a prepayment required in

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connection with the sale of the sole asset or all assets securing such Indebtedness), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; provided, however, that if there is acceleration of any Indebtedness which is included under this clause (d) solely because of a Guarantee by the Company or one of its Material Subsidiaries, an Event of Default will not exist under this clause (d) so long as the Company or such Material Subsidiary, as the case may be, fully performs its obligations in a timely manner under such Guarantee upon demand therefor by the beneficiary thereof; or
(e)    The Company or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or
(f)    Any judgment or order for the payment of money in excess of $150,000,000 over and above the amount of independent third-party insurance coverage available from a financially sound insurer that has not denied coverage shall be rendered against the Company or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) any such judgment or order shall become final and shall not be stayed, discharged, paid, bonded or vacated within 30 days after such final judgment or order becomes due; or
(g)    Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Company or any ERISA Affiliate related to such ERISA Event) is reasonably likely to result in a Material Adverse Effect; or
(h)    The Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Company and its ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), is reasonably likely to result in a Material Adverse Effect; or

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(i)    The Company or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Company and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of such Multiemployer Plans immediately preceding the plan year in which the reorganization or termination occurs by an amount that is reasonably likely to result in a Material Adverse Effect;
then, and in any such event, the Administrative Agent (i) shall at the request, or may with the express consent, of the Required Lenders, by notice to the Company, declare the obligation of each Lender to make Loans and of the Issuing Banks to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the express consent, of the Required Lenders, by notice to the Company, declare the Loans, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company or any of its Material Subsidiaries under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Loans and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (B) the Loans, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.
SECTION 7.02    Actions in Respect of the Letters of Credit Upon Event of Default; L/C Cash Collateral Account; Investing of Amounts in the L/C Cash Collateral Account; Release.
(a)    Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Administrative Agent to declare the Loans due and payable pursuant to the provisions of Section 7.01, the Administrative Agent may, and at the request of the Required Lenders shall, irrespective of whether it is taking any of the actions described in Section 7.01 or otherwise, make demand upon the Company to, and forthwith upon such demand the Company will, pay to the Administrative Agent on behalf of the Lenders in Same Day Funds at the Administrative Agent’s office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to 103% of (x) the Available Amount of each Letter of Credit then outstanding in the Currency of such Letter of Credit and (y) the outstanding principal amount of each Letter of Credit Loan in the Currency of such Loan. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any equal or prior right or claim of any Person other than any Agent and the Lenders pursuant to this Agreement or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Company will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (1) such aggregate Available Amount over (2) the total amount of funds, if any, then held in the L/C Cash

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Collateral Account that the Administrative Agent determines to be free and clear of any such equal or prior right and claim.
(b)    The Company hereby authorizes the Administrative Agent to open at any time upon the occurrence and during the continuance of an Event of Default a non‑interest bearing account with the Administrative Agent at its address designated in Section 9.02 in the name of the Company but in connection with which the Administrative Agent shall be the sole entitlement holder or customer (the “L/C Cash Collateral Account”), and hereby pledges and assigns and grants to the Administrative Agent on behalf of the Lenders a security interest in the following collateral (the “L/C Cash Collateral Account Collateral”):
(i) the L/C Cash Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the investment of funds held therein,
(ii) all L/C Cash Collateral Account Investments from time to time, and all certificates and instruments, if any, from time to time representing or evidencing the L/C Cash Collateral Account Investments,
(iii) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Administrative Agent for or on behalf of the Company in substitution for or in addition to any or all of the then existing L/C Cash Collateral Account Collateral,
(iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing L/C Cash Collateral Account Collateral, and
(v) all proceeds of any and all of the foregoing L/C Cash Collateral Account Collateral.
(c)    If requested by the Company, the Administrative Agent will, subject to the provisions of clause (e) below, from time to time (i) invest amounts on deposit in the L/C Cash Collateral Account in such notes, certificates of deposit and other debt instruments as the Company may select and the Administrative Agent may approve and (ii) invest interest paid on the notes, certificates of deposit and other instruments referred to in clause (i) above, and reinvest other proceeds of any such notes, certificates of deposit and other instruments which may mature or be sold, in each case in such notes, certificates of deposit and other debt instruments as the Company may select and the Administrative Agent may approve (the notes, certificates of deposit and other instruments referred to in clauses (i) and (ii) above being collectively “L/C Cash Collateral Account Investments”). Interest and proceeds that are not invested or reinvested in L/C Cash Collateral Account Investments as provided above shall be deposited and held in the L/C Cash Collateral Account.
(d)    Upon such time as (i) the aggregate Available Amount of all Letters of Credit is reduced to zero and such Letters of Credit are expired or terminated by their terms and all amounts payable in

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respect thereof, including but not limited to principal, interest, commissions, fees and expenses, have been paid in full in cash, and (ii) no Event of Default has occurred and is continuing under this Agreement, the Administrative Agent will pay and release to the Company or at its order (a) accrued interest due and payable on the L/C Cash Collateral Account Investments and in the L/C Cash Collateral Account, and (b) the balance remaining in the L/C Cash Collateral Account after the application, if any, by the Administrative Agent of funds in the L/C Cash Collateral Account to the payment of amounts described in clause (i) of this subsection (d).
(e)    (i) The Administrative Agent may, without notice to the Company except as required by law and at any time or from time to time, charge, set‑off and otherwise apply all or any part of the L/C Cash Collateral Account against the obligations of the Company in respect of Letters of Credit (collectively, the “L/C Cash Collateral Account Obligations”) or any part thereof. The Administrative Agent agrees to notify the Company promptly after any such set‑off and application, provided that the failure of the Administrative Agent to give such notice shall not affect the validity of such set‑off and application.
(ii) The Administrative Agent may also exercise in respect of the L/C Cash Collateral Account Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the “UCC”) (whether or not the UCC applies to the affected L/C Cash Collateral Account Collateral), and may also, without notice except as specified below, sell the L/C Cash Collateral Account Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of L/C Cash Collateral Account Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
(iii) Any cash held by the Administrative Agent as L/C Cash Collateral Account Collateral and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the L/C Cash Collateral Account Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter be applied in whole or in part by the Administrative Agent against, all or any part of the L/C Cash Collateral Account Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the L/C Cash

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Collateral Account Obligations shall be paid over to the Company or to whomsoever may be lawfully entitled to receive such surplus.
(f)    Upon the permanent reduction from time to time of the aggregate Available Amount of all Letters of Credit in accordance with the terms thereof, the Administrative Agent shall release to the Company amounts from the L/C Cash Collateral Account in an amount equal to each such permanent reduction; provided that the Administrative Agent shall not be obligated to reduce the funds or other L/C Cash Collateral Account Collateral then held in the L/C Cash Collateral Account below that level that the Administrative Agent reasonably determines is required to be maintained after taking into consideration any rights or claims of any Persons other than the Administrative Agent.
(g)    In furtherance of the grant of the pledge and security interest pursuant to this Section 7.02, the Company hereby agrees with each Lender, each Issuing Bank and the Administrative Agent that the Company shall give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Administrative Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Administrative Agent to exercise and enforce its rights hereunder with respect to such pledge and security interests.
ARTICLE VIII

THE ADMINISTRATIVE AGENT
SECTION 8.01    Authorization and Action. Each Lender and Issuing Bank hereby appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (i) as to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of any Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.01 and 7.02), and such instructions shall be binding upon all Lenders and all holders of Notes; provided that the Administrative Agent shall not be required to take any action which in its opinion or in the opinion of its counsel, may expose the Administrative Agent to liability or which is contrary to this Agreement or applicable law, (ii) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing and (iii) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the

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Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement and, promptly, copies of each item furnished to the Administrative Agent pursuant to Section 6.01(i). The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and neither the Company nor any other Borrower shall have rights as a third party beneficiary of any of such provisions.
SECTION 8.02    Reliance, Etc.
(a)    None of the Agents nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (ii) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender or Issuing Bank and shall not be responsible to any Lender or Issuing Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall be entitled to rely upon, and shall incur no liability under or in respect of this Agreement by acting upon, any notice, request, consent, certificate, statement or other instrument, document or writing (which may be by telecopier/fax, telegram, cable or telex, any other electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and signed or sent by the proper party or parties.
(b)    The Joint Bookrunners, as such, the Joint Lead Arrangers, as such, the Syndication Agents, as such, and the Documentation Agents, as such, and the Managing Agents, as such, each referred to on the cover page hereto, shall have no duties or obligations whatsoever to the Lenders under or with respect to this Agreement, any of the other Loan Documents or any other document or any matter related thereto, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.
(c)    The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Company, any other Borrower, a Lender or an Issuing Bank.

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(d)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(e)    The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective officers, directors, employees, agents, advisors and Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the officers, directors, employees, agents, advisors and Affiliates of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
SECTION 8.03    The Agent and their Affiliates as Lenders. With respect to its respective Commitment as a Lender, the Loans made by it as a Lender, the Letters of Credit issued by it as Issuing Bank and the Notes issued to it as a Lender, each of the Agents party to this Agreement as Lender and/or Issuing Bank shall have the same rights and powers under this Agreement as any other Lender in its capacity as a Lender and/or any other Issuing Bank in its capacity as Issuing Bank and may exercise the same as though it were not an Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include each Agent in its individual capacity as a Lender and/or an Issuing Bank. Each Agent, in its individual capacity as a Lender and/or an Issuing Bank, and its affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any of its Subsidiaries and any Person who may do business with or own securities of any Borrower or any such Subsidiary, all as if the such Agent were not an Agent under this Agreement and without any duty to account therefor to the Lenders or the Issuing Banks.
SECTION 8.04    Lender Credit Decision. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon any Agent, any other Lender or Issuing Bank, any of their respective Affiliates or any of their respective, or their Affiliates’ respective, partners, directors, officers, employees, agents, trustees and advisors and based on the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or Issuing Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

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SECTION 8.05    Indemnification. The Lenders and the Issuing Banks severally agree to indemnify each Agent and each of their Affiliates and their respective and their Affiliates’ respective officers, directors, employees, agents and advisors (in each case to the extent the Company fails to pay the same pursuant to Section 9.04(b) or otherwise), ratably according to their respective pro rata share, from and against any and all claims, damages, losses, liabilities and expenses of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement in its respective capacity as an agent hereunder, provided that no Lender or Issuing Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender and each Issuing Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out‑of‑pocket expenses (including counsel fees but excluding normal administrative expenses expressly excluded under Section 9.04(a)) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Company as required under Section 9.04(a).
SECTION 8.06    Successor Administrative Agent.
(a)    The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the Issuing Banks and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent with the consent of the Company, which consent shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be an Eligible Assignee and a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement (if not already discharged therefrom as provided above in this Section). After any retiring Administrative

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Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII and Section 9.04 shall inure to its benefit and to the benefit of its sub-agents and their respective Affiliates and their respective, and their Affiliates’ respective, partners, officers, directors, employees, agents, trustees and advisors as to any actions taken or omitted to be taken by any of them (i) while the retiring Administrative Agent was acting as Administrative Agent under this Agreement and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(b)    Any resignation by or removal of Bank of America as Administrative Agent pursuant to this Section 8.06 shall also constitute its resignation as an Issuing Bank and a Swing Loan Bank. If Bank of America resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all Letter of Credit Outstandings with respect thereto, including the right to require each of the Lenders to purchase its pro rata share of any outstanding Letter of Credit Loan pursuant to Section 3.04(b). If Bank of America resigns as a Swing Loan Bank, it shall retain all the rights of a Swing Loan Bank provided for hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such resignation, including the right to require each of the Lenders to purchase its pro rata share of any outstanding Swing Loans pursuant to Section 3.03(c). Upon the appointment by the Borrower of a successor an Issuing Bank or Swing Loan Bank hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swing Loan Bank, as applicable, (b) the retiring Issuing Bank and Swing Loan Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
SECTION 8.07    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Borrower, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

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(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower ~~or any other Loan Party~~, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE IX

MISCELLANEOUS
SECTION 9.01    Amendments, Etc. (i) No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any Borrower therefrom, shall

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in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender affected thereby, do any of the following: (a) extend the expiration date of any Letter of Credit beyond the first anniversary of the Termination Date of the relevant Issuing Bank, (b) reduce any fees or other amounts payable hereunder to such Lender, (c) postpone any date fixed for any payment of any fees or other amounts payable hereunder to such Lender, (d) change the percentage of the Commitments or of the Total Outstandings, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder, (e) release the guarantee set forth in Section 10.01 or (f) amend this Section 9.01, Section 9.07(j), Section 1.07 or Section 2.13; and provided further that (1) no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent, and any Issuing Bank or any Swing Loan Bank, as the case may be, under this Agreement or any other Loan Document, unless such amendment, waiver or consent is in writing and signed by the Administrative Agent, such Issuing Bank or such Swing Loan Bank, as the case may be, in addition to the Lenders required above to take such action, (2) no amendment, waiver or consent shall affect the rights or duties of any Lender that has made a Competitive Bid Loan unless such amendment, waiver or consent is in writing and signed by such Lender in respect of such Competitive Bid Loan, in addition to the Lenders required above to take such action, (3) subject to the provisions of Section 2.06 and 2.15, no amendment, waiver or consent shall reduce the principal of, or interest on, the Revolving Loans or postpone any date fixed for any payment of principal of, or interest on, the Revolving Loans, unless in each case signed by each Lender affected thereby, (4) no amendment, waiver or consent shall reduce the principal of, or interest on, the Swing Loans or postpone any date fixed for any payment of principal of, or interest on, the Swing Loans, unless in each case signed by all of the Swing Loan Banks, (5) no amendment, waiver or consent shall reduce the principal of, or interest on, the Letter of Credit Loans or postpone any date fixed for any payment of principal of, or interest on, the Letter of Credit Loans, unless in each case signed by each affected Lender, (6) subject to the provisions of Sections 2.06 and 2.15, no amendment, waiver or consent shall extend the Termination Date of the Commitment or increase the Commitment of any Lender, Swing Loan Bank or Issuing Bank or subject any Lender, Swing Loan Bank or Issuing Bank to any additional obligations, unless signed by such Lender, Swing Loan Bank or Issuing Bank, as the case may be and (7) any amendment to a ratio or requirement that is contemplated pursuant to Section 1.03(b) shall require a writing signed only by the Company and the Administrative Agent. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
(ii)    Notwithstanding the foregoing clause (i), the Administrative Agent and the Company may, with the consent of the other (but without the consent of any Lender or other Borrower), amend, modify or supplement this Agreement and any other Loan Document to cure any ambiguity, omission,

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typographical error, mistake, defect or inconsistency if such amendment, modification or supplement does not adversely affect the rights of the Administrative Agent or any Lender.

SECTION 9.02    Notices, Etc. (a) All notices and other communications provided for hereunder shall be in writing (including telecopy/fax or electronic mail) and mailed, telecopied/faxed, emailed or delivered, to the address, facsimile number or electronic mail address specified for such Person in Schedule II hereto; or to the Company or the Administrative Agent, at such other address, facsimile number or electronic mail address as shall be designated by such party in a written notice to the other parties and, to each other party, at such other address, facsimile number or electronic mail address as shall be designated by such party in a written notice to the Company and the Administrative Agent. All such notices and communications shall, (a) when mailed, be effective three Business Days after the same is deposited in the mails, (b) when mailed for next day delivery by a reputable freight company or reputable overnight courier service, be effective one Business Day thereafter, and (c) when sent by telecopy/fax be effective when the same is telecopied/faxed and receipt thereof is confirmed by telephone, return telecopy/fax or electronic mail, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent. Notices and other communications delivered through electronic communications to the extent provided in sub clause (b) below, shall be effective as provided in such clause (b).
(b) Electronic Communications.

(i) Delivery of Communications by the Company. The Company (on behalf of itself and on behalf of each Designated Borrower) agrees that, unless otherwise requested by the Administrative Agent, it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and the other Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a continuation or Conversion of an existing, Borrowing (including any election of an interest rate or Interest Period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement, (D) is required to be delivered to satisfy any condition precedent in Article IV relating to the effectiveness of this Agreement and/or any Borrowing or (E) initiates or responds to legal process (all such non‑excluded information being referred to herein collectively as the “Communications”), by transmitting the Communications in an electronic/soft medium (provided such Communications contain any required signatures) in a format acceptable to the Administrative Agent to the email address specified on Schedule II hereto or such other e‑mail address designated by the Administrative Agent from time to time.
(ii) Use of Web Platforms and FpML Messaging. Each party hereto agrees that the Administrative Agent may make the Communications available to the Lenders, the Swing Loan Banks and the Issuing Banks by electronic communication (including by posting the

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Communications on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system, if any, to which each Lender and the Administrative Agent have access (the “Platform”), FpML messaging or e-mail (as described below)) pursuant to procedures approved by the Administrative Agent. Nothing in this Section 9.02 shall prejudice the right of the Administrative Agent to make the Communications available to the Lenders, the Swing Loan Banks and the Issuing Banks in any other manner specified in this Agreement.
(iii) E‑mail Notification to Lenders. Each Lender, each Swing Loan Bank and each Issuing Bank agrees that e‑mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in the next paragraph) specifying that Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Lender for purposes of this Agreement. Each Lender, each Swing Loan Bank and each Issuing Bank agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time to ensure that the Administrative Agent has on record an effective e‑mail address for such Lender, such Swing Loan Bank or such Issuing Bank, as the case may be, to which the foregoing notice may be sent by electronic transmission, and (ii) that the foregoing notice may be sent to such e‑mail address.
(iv) Presumption as to Delivery of E‑Mail. Each party agrees that any electronic communication referred to in this Section 9.02 shall be deemed delivered upon the posting of a record of such communication as “received” in the e‑mail system of the recipient; provided that if such communication is not so received during normal business hours, such communication shall be deemed delivered at the opening of business on the next Business Day.
(v) Waiver of Responsibility. Each party acknowledges that (A) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (B) the Communications and the Platform are provided “as is” and “as available,” (C) none of the Administrative Agent, its affiliates nor any of their respective officers, directors, employees, agents, advisors or representatives (collectively, the “Bank of America Parties”) warrants the adequacy, accuracy or completeness of the Communications or the Platform, and each Bank of America Party expressly disclaims liability for errors or omissions in any Communications or the Platform, and (D) no warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non‑infringement of third party rights or freedom from viruses or other code defects, is made by any Bank of America Party in connection with any Communications or the Platform.
(vi) Limitation on use of Platform. Notwithstanding the foregoing, if the Company has any reason to believe that either the confidentiality of the Platform, the confidentiality of electronic transmissions to the Administrative Agent, or the integrity of Communications posted on the Platform has, may have or may in the future be compromised, then the Company may upon notice to the Administrative Agent delivered in any manner permitted under this

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Agreement, either (1) suspend its obligation hereunder to transmit Communications to the Administrative Agent by electronic/soft medium, (2) instruct the Administrative Agent not to transmit to the Platform any as yet un-posted Communications, and/or (3) instruct the Administrative Agent to take commercially reasonable steps to remove any currently posted Communications from the Platform. In the event that the use of the Platform should be suspended due to any of the circumstances described in this paragraph, the Company agrees to deliver the Communications to each Lender via e-mail. The Lenders agree that the delivery of the Communications via e-mail shall be deemed effective upon the posting of a record of such electronic transmission as “sent” in the e-mail system of the Company. The Administrative Agent agrees to immediately inform the Company of any security issue or Communications integrity issue that comes to its attention and relates to the Platform or the Administrative Agent’s receipt of electronic Communications.
SECTION 9.03    No Waiver; Remedies. No failure on the part of any Lender, any Issuing Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 9.04    Costs and Expenses.
(a)    The Company agrees to pay, whether or not any of the transactions contemplated hereby are consummated, on the Effective Date and thereafter on demand (x) all reasonable costs and expenses in connection with the preparation (excluding normal travel and related expenses incurred by the personnel of the Administrative Agent), execution, delivery, administration (excluding those which are customarily borne by the Administrative Agent), modification and amendment of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, and (y) the reasonable fees and expenses of counsel to the Administrative Agent and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement. The Company further agrees to pay on demand all reasonable expenses of the Lenders and the Issuing Banks (including, without limitation, reasonable counsel fees and expenses) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Loan Documents and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 9.04(a).
(b)    The Company agrees to indemnify and hold harmless the Administrative Agent (and any sub-agent thereof), each Lender, each Issuing Bank, each Joint Bookrunner and each Joint Lead Arranger and each of their respective Affiliates and the respective officers, directors, employees, agents, advisors and other representatives of the foregoing (each, an “Indemnified Party”) from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel but in each case limited to the reasonable and documented out-of-pocket fees, disbursements

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and other charges of one counsel to all Indemnified Parties taken as a whole and, if reasonably necessary, one local counsel for all Indemnified Parties taken as a whole in each relevant jurisdiction and, solely in the case of an actual or perceived conflict of interest, one additional counsel (and if reasonably necessary, one local counsel in each relevant jurisdiction) to each group of similarly situated affected Indemnified Parties) that are incurred by or asserted or awarded against any Indemnified Party in its agent or lending capacity under, or otherwise in connection with, the Loan Documents, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Loan Documents, the proposed or actual use of the proceeds therefrom or any of the other transactions contemplated thereby, whether or not such investigation, litigation or proceeding is brought by the Company, its shareholders or creditors or an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF SUCH INDEMNIFIED PARTY, except to the extent such claim, damage, loss, liability or expense is found in a final, non‑appealable judgment by a court of competent jurisdiction to have resulted from (i) such Indemnified Party’s bad faith, gross negligence or willful misconduct or (ii) the material breach by such Indemnified Party of its obligations under this Agreement or (y) to have arisen out of, or in connection with, any proceeding that does not involve an act or omission by the Company or any of its Affiliates and that is brought by an Indemnified Party against any other Indemnified Party (other than a claim related to such Indemnified Party acting as a Joint Lead Arranger, Joint Bookrunner, Administrative Agent, Syndication Agent, Documentation Agent, Managing Agent, or in another agency or representative capacity). The Company also agrees not to assert any claim against the Administrative Agent (or any sub-agent thereof), any Lender, any Issuing Bank, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to any of the Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans. Each of the Lenders, each of the Issuing Banks and the Administrative Agent agrees not to assert any claim against the Company, its Affiliates or any of their directors, officers, employees, attorneys and agents, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to any of the Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans or the Letters of Credit; provided that nothing contained in this sentence shall limit the Company’s indemnity or reimbursement obligations to the extent set forth in this paragraph. Notwithstanding any other provision of this Agreement, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, other than for the Company’s direct or actual damages resulting from the bad faith, gross negligence or willful misconduct of such Indemnified Party as determined by a final and nonappealable judgment of a court of competent jurisdiction. This paragraph (b) shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

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(c)    If (i) any payment of principal of any Eurocurrency Rate Loan is made other than on the last day of the Interest Period for such Loan, as a result of a payment pursuant to Section 2.15(c) or 3.05 or acceleration of the maturity of the Loans pursuant to Section 7.01 or for any other reason, or (ii) the Company gives notice of a Loan Conversion pursuant to Section 2.09(c) or otherwise continues or Converts any Loan (other than a Base Rate Loan or a LIBOR Floating Rate Loan) effective on a day other than the last day of the Interest Period for such Loan, then the Company shall, upon demand by any Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan.
(d)    Without prejudice to the survival of any other agreement of the Company or the Lenders hereunder, the agreements and obligations of the Company contained in Sections 2.12, 3.01(c), 3.05 and 9.04, and the agreements and obligations of each Lender under Section 9.11, shall survive the payment in full of principal, interest and all other amounts payable hereunder and under each of the other Loan Documents.
SECTION 9.05    Right of Set‑off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 7.01 to authorize the Administrative Agent to declare the Loans and other amounts payable under this Agreement and the other Loan Documents due and payable pursuant to the provisions of Section 7.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held (other than deposits at any account with respect to which such account states that the Company is acting in a fiduciary capacity) and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement and any other Loan Document to such Lender, whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.13 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Loans and other amounts owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Company after any such set‑off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set‑off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set‑off) which such Lender may have.

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SECTION 9.06    Binding Effect. This Agreement shall become effective when it shall have been executed by the Company, the Administrative Agent and each Bank and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.
SECTION 9.07    Assignments and Participations.
(a)    Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it and the Note or Notes, if any, held by it); provided, however, that:
(i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any Competitive Bid Loans or any Swing Loans), it being understood that a Lender shall be permitted to assign to any of its Affiliates all or any portion of such Lender’s rights and obligations with respect to a Designated Borrower that is not incorporated in the United States,
(ii) the amount of the Commitments of the assigning Lender being assigned pursuant to each such assignment other than an assignment to another Lender or an Affiliate of a Lender (in each case, determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000 in excess thereof,
(iii) each such assignment shall be to an Eligible Assignee, and (unless such assignment shall be to an Affiliate of the assigning Lender or to an existing Lender) the Company, the Administrative Agent, the Issuing Banks and the Swing Loan Banks shall have consented to such assignment (which consents shall not be unreasonably withheld or delayed); provided that (x) the consent of the Company shall not be required if an Event of Default has occurred and is continuing at the time of such assignment, (y) the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof, and (z) the Company may reasonably withhold its consent to an assignment if, as of the effective date of such assignment, such assignment would increase the amount of Taxes or Other Taxes payable under Section 2.12,
(iv) after giving effect to such assignment, the assigning Lender together with all Affiliates of such Lender (collectively, each a “Lender Group”) shall continue to hold no less than 25% of any Commitments held by such Lender Group on, or acquired by such Lender Group after, the Effective Date (and the Loans owing to such Lender Group), unless the Company shall otherwise agree; provided that this clause (iv) shall not apply if an Event of Default pursuant to Section 7.01(a) has occurred and is continuing at the time of such assignment,

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(v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500 paid by either the assigning Lender or the assignee,
(vi) unless the Company and the Administrative Agent otherwise agree, the Termination Date of the assignee under each such assignment shall be deemed to be the then Final Termination Date, and
(vii) no assignment shall be made to (A) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), (B) a natural person or (C) any Borrower or any Affiliate of any Borrower.
Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall relinquish its rights and be released from its obligations under this Agreement, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance.
Notwithstanding anything to the contrary contained herein except for the conditions set for in clause (iv) of this Section 9.07(a), any Bank (a “Granting Bank”) may grant to a special purpose funding vehicle (a “SPC”), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Company, the option to provide to a Borrower all or any part of a Loan that such Granting Bank would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.07 except for the conditions set forth in clause (iii) of this Section 9.07(a), any SPC may (i) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any Eligible Assignee (consented to by the Company and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any

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non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This paragraph may not be amended without the written consent of the SPC.
(b)    By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(c)    Each New Lender shall submit a New Commitment Acceptance in accordance with the provisions of Section 2.06(b). Upon the execution, delivery, acceptance and recording of a New Commitment Acceptance, from and after the Increase Date related thereto such New Lender shall be a party hereto and have the rights and obligations of a Lender hereunder having the Commitment specified therein (or such lesser Commitment as shall be allocated to such New Lender in accordance with Section 2.06(b)(vi) or 2.15(d)). By executing and delivering a New Commitment Acceptance, the New Lender thereunder confirms to and agrees with the other parties hereto as follows: (i) such New Lender hereby agrees that no Lender has made any representation or warranty, or assumes any responsibility with respect to, (x) any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or (y) the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (ii) such New Lender confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such New Commitment Acceptance; (iii) such New Lender will, independently and

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without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such New Lender confirms that it is an Eligible Assignee; (v) such New Lender appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such New Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d)    The Administrative Agent, acting solely for this purpose as an agent of each Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance and each New Commitment Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount (and stated interest) of the Loans owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall provide the Company with a copy of the Register upon request.
(e)    (i) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Loan Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C-1 hereto, (1) accept such Assignment and Acceptance, (2) record the information contained therein in the Register and (3) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice, the relevant Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for any surrendered Revolving Loan Note or Notes a new Revolving Loan Note to such Eligible Assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and a new Revolving Loan Note to the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Revolving Loan Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Loan Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A‑l hereto. Such surrendered Revolving Loan Note or Notes shall be marked “canceled” and shall be returned promptly to the Company.
(ii) Upon its receipt of a New Commitment Acceptance executed by a New Lender representing that it is an Eligible Assignee, the Administrative Agent shall, if such New Commitment Acceptance has been completed and is in substantially the form of Exhibit C-3 hereto, (1) accept such New Commitment Acceptance, (2) record the information contained

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therein in the Register and (3) give prompt notice thereof to the Company. Within five Business Days after its receipt of such notice if requested by such New Lender, the relevant Borrower, at its own expense, shall execute and deliver to the Administrative Agent a new Revolving Loan Note to such New Lender in an amount equal to the Commitments assumed by it pursuant to such New Commitment Acceptance. Such new Revolving Loan Note shall be dated the relevant Increase Date and shall otherwise be in substantially the form of Exhibit A‑l hereto.
(f)    Each Lender may sell participations to one or more banks or other entities (other than a natural person, a Defaulting Lender or a Borrower or any Affiliate of a Borrower) in or to a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitments, the Loans owing to it and the Note or Notes, if any, held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, (iv) except in the case of a participation involving a Lender and one of its Affiliates (and this exception shall apply only so long as the participant remains an Affiliate of such Lender), the parties to each such participation shall execute a participation agreement in substantially the form of the Participation Agreement, (v) each participant (x) shall be required to complete and deliver the documentation required under Section 2.12(e) to the participating Lender, (y) agrees to be subject to the provisions of Section 2.12(g) as if it were an assignee, and (z) shall not be entitled to receive any greater payment under Section 3.05 or 2.12 with respect to any participation than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation, (vi) each Lender that sells a participation agrees at the Company’s request and expense, to use reasonable efforts to cooperate with any Borrower to effectuate the provisions of Section 3.08(a) with respect to any participant, and (vii) no participant under any such participation shall have any right to approve any amendment to or waiver of any provision of any Loan Document, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would alter the principal of, or interest on, the Loan or Loans in which such participant is participating or any fees or other amounts payable to the Lenders hereunder, or postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder. Each Lender shall provide the Company with a list of entities party to all Participation Agreements (under which any such entity has any right to approve any amendment or waiver or consent for any matters as permitted under the immediately preceding sentence) with such Lender upon request.
(g)    Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information, including Confidential Information, relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure of Confidential Information, the assignee or participant or proposed assignee or participant shall be informed of the confidential nature of such Confidential Information and shall agree to (i) preserve the confidentiality

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of any Confidential Information relating to the Borrowers received by it from such Lender and (ii) be bound by the provisions of Section 9.11.
(h)    [intentionally omitted].
(i)    Notwithstanding any other provision set forth in this Agreement, any Lender may at any time and without the consent of the Administrative Agent or any Borrower create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and any Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or in favor of another central bank.
(j)    (i) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(ii) Each Lender and each Issuing Bank shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, the Administrative Agent against any (x) Taxes attributable to such Lender (but only to the extent that a Borrower has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of a Borrower), and (y) Excluded Taxes attributable to such Lender or such Issuing Bank, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Excluded Taxes were correctly or legally imposed or asserted by the relevant governmental authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the Issuing Bank, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(k)    No Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender.

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(l)    Notwithstanding anything to the contrary contained herein, if at any time a Lender that is an Issuing Bank or a Swing Loan Bank assigns all of its Commitment and Loans pursuant to clause (a) above, such Lender may, (i) upon 30 days’ notice to the Administrative Agent, the Company and the other Lenders, resign as an Issuing Bank and/or (ii) upon 30 days’ notice to the Administrative Agent and the Company, resign as a Swing Loan Bank. In the event of any such resignation as an Issuing Bank or a Swing Loan Bank, the Company shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swing Loan Bank hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of such Lender as an Issuing Bank or a Swing Loan Bank, as the case may be. If any Lender resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an Issuing Bank and all Letter of Credit Outstandings with respect thereto (including the right to require each of the Lenders to purchase its pro rata share of any outstanding Letter of Credit Loan pursuant to Section 3.04(b)). If any Lender resigns as a Swing Loan Bank, it shall retain all the rights of a Swing Loan Bank provided for hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such resignation, including the right to require each of the Lenders to purchase its pro rata share of all outstanding Swing Loans pursuant to Section 3.03(c). Upon the appointment of a successor Issuing Bank and/or Swing Loan Bank, (x) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swing Loan Bank, as the case may be, and (y) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit issued by the retiring Issuing Bank, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.
SECTION 9.08    No Liability of the Issuing Banks. Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by any Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that each Borrower shall have a claim against an Issuing Bank, and such Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that were caused by (i) such Issuing Bank’s willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit (as finally determined by a court of competent jurisdiction) or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, each Issuing Bank acting in good faith may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

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SECTION 9.09    Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.
SECTION 9.10    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier/fax or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 9.11    Confidentiality. (a) Each of the Administrative Agent, the Issuing Banks, the Joint Lead Arrangers, the Joint Bookrunners and the Lenders agrees that it will treat as confidential, and maintain the confidentiality of, all Confidential Information, that it will not furnish Confidential Information to any Person, and that it will use such Confidential Information solely for the purpose of providing the services which are the subject of this Agreement and the other Loan Documents; provided, however, that nothing herein shall prevent the Administrative Agent, any Issuing Bank, any Joint Lead Arranger, any Joint Bookrunner or any Lender from disclosing any such Confidential Information (i) to such Person’s Affiliates and to its and its Affiliates respective partners, directors, officers, employees, agents, trustees, advisors, legal counsel, independent auditors and professionals and other representatives (collectively, “Representatives”) (it being understood and agreed that (x) Representatives will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential and use it solely for the purpose of providing the services which are the subject of this Agreement and the other Loan Documents and (y) a party making such information available to its Affiliates and its and their respective officers, directors and employees agrees to be responsible for any breach of this Section 9.11 that results from the actions or omissions of such Affiliates, officers, directors and employees), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over it or any of its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any legal process, subpoena, judicial or administrative proceeding or similar compulsory process; provided the Administrative Agent, each Issuing Bank, each Joint Lead Arranger, each Joint Bookrunner and each Lender agrees that it will notify the Company as soon as practical in the event of any such disclosure (other than at the request of a regulatory authority), unless such notification shall be prohibited by applicable law or legal process, (iv) to the Administrative Agent, any Issuing Bank or any other Lender, (v) in connection with any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) to actual, potential and prospective Lenders, participants and assignees, and to any actual, potential and prospective credit insurance provider relating to the Borrowers and their respective obligations under the Loan Documents, provided that the disclosure of any such information to any actual, potential or prospective Lenders, participants, assignees or credit insurance providers, shall be made subject to the acknowledgment and acceptance by such Person that such information is being disseminated to it on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Company and the Joint Bookrunners, including, without limitation, as agreed in any confidential information memorandum or other marketing materials

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or in connection with the distribution of information through the Platform) in accordance with the standard syndication processes of the Joint Bookrunners or customary market standards for dissemination of such type of information, (vii) to any direct, indirect, actual, potential or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to the obligations under this Agreement, which counterparty has been approved by the Company (which approval shall not be unreasonably withheld, delayed or conditioned), provided that the disclosure of any such information to any such counterparty shall be made subject to a confidentiality agreement on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to the Company, (viii) with the Company’s consent, (ix) to the extent such Confidential Information (1) is independently developed by the Administrative Agent, any Issuing Bank or any Lender or becomes publicly available to such Administrative Agent, any Issuing Bank or any Lender or any of its respective affiliates or Representatives other than as a result of a breach by such Administrative Agent, any Issuing Bank or any Lender, or such Person’s Representatives of this Section 9.11 or (2) becomes available to the Administrative Agent, any Issuing Bank or any Lender or any of its Affiliates on a nonconfidential basis from a source other than the Company, its Affiliates or Representatives, (x) for purposes of establishing a “due diligence” defense and (xi) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
(b)    Each of the Administrative Agent, each Issuing Bank and each Lender acknowledges that (i) it may receive Confidential Information pursuant to this Agreement and/or the other Loan Documents, (ii) it has developed compliance procedures regarding the use of such Confidential Information and (iii) it will handle such Confidential Information in accordance with applicable law, including United States Federal and state securities laws.
(c)    Any Person required to maintain the confidentiality of Confidential Information as provided in this Section 9.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.
(d)    In connection with the services and transactions contemplated hereby, the Company (on behalf of itself and its Affiliates) agrees that each of the Administrative Agent, the Issuing Banks and the Lenders are permitted to access, use and, subject to the confidentiality provisions of this Section 9.11 share with any of their bank or non-bank Affiliates, agents, advisors (legal or otherwise) or representatives any information concerning the Company or any of the Company’s Affiliates (but no such information regarding any of the Company’s customers) that is or may come into the possession of the Administrative Agent, such Issuing Bank or such Lender or any of such Person’s Affiliates.

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(e)    For the avoidance of doubt, no Borrower shall have any obligation under this Agreement or any other Loan Document to furnish any information other than Confidential Information.
SECTION 9.12    Jurisdiction, Etc.
(a)    Each of the parties hereto (and each Designated Borrower, by its acceptance of the proceeds of Loans made to it) hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action, proceeding or counterclaim arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto and each Designated Borrower hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State or, to the extent permitted by law, in such federal court. Notwithstanding the foregoing, each of the parties hereto and each Designated Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)    Each of the parties hereto and each Designated Borrower irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any action, proceeding or counterclaim arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto and each Designated Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
SECTION 9.13    WAIVER OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT, EACH ISSUING BANK AND EACH OF THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOANS, THE LETTERS OF CREDIT OR THE ACTIONS OF THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
SECTION 9.14    Judgment Currency. This is an international loan transaction in which the specification of Dollars or an Alternate Currency, as the case may be (the “Specified Currency”), any payment in New York City or the country of the Specified Currency, as the case may be (the “Specified Place”), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of the Borrowers under this Agreement and the other Loan Documents shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency

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into another currency (the “Second Currency”), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding that on which such judgment is rendered. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder (an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder or under any of the other Loan Documents in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and each Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand in the Specified Currency, any difference between the sum originally due to such Entitled Person in the Specified Currency and the amount of the Specified Currency so purchased and transferred.
SECTION 9.15    European Monetary Union.
(a)    Payments by the Administrative Agent Generally. With respect to the payment of any amount denominated in Euros, the Administrative Agent shall not be liable to any of the Borrowers, any of the Swing Loan Banks or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in Euros) to the account of any Borrower, any Swing Loan Bank or any Lender in the Principal Financial Center in the Participating Member State which such Borrower, such Swing Loan Bank or such Lender, as the case may be, shall have specified for such purpose. For the purposes of this paragraph, “all relevant steps” means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments in Euros.
(b)    Other Consequential Changes. Without prejudice to the respective liabilities of the Borrowers to the Lenders and the Swing Loan Banks and the Lenders and the Swing Loan Banks to the Borrowers under or pursuant to this Agreement, except as expressly provided in this Section, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be necessary or appropriate to reflect the introduction of or changeover to Euros in Participating Member States.
SECTION 9.16    USA PATRIOT Act. Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with said Act. Each Borrower shall,

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promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
SECTION 9.17    Original Notes. On the Effective Date, the Original Note, if any, held by each Lender shall be deemed to be cancelled and, if such Lender has requested a Revolving Loan Note hereunder, amended and restated by the Revolving Loan Note delivered hereunder on or about the Effective Date (regardless of whether any Lender shall have delivered to the Company for cancellation the Original Note held by it). Each Lender, whether or not requesting a Revolving Loan Note hereunder, shall use its commercially reasonable efforts to deliver the Original Note held by it to the Company for cancellation and/or amendment and restatement. All amounts owing under, and evidenced by, the Original Notes as of the Effective Date shall continue to be outstanding hereunder, and shall from and after the Effective Date, if requested by the Lender holding such Original Note, be evidenced by the Revolving Loan Notes, and shall in any event be evidenced by, and governed by the terms of, this Agreement. Each Lender hereby agrees to indemnify and hold harmless the Company from and against any and all liabilities, losses, damages, actions or claims that may be imposed on, incurred by or asserted against the Company arising out of such Lender’s failure to deliver the Original Note held by it to the Company for cancellation, subject to the condition that the Company shall not make any payment to any Person claiming to be the holder of such Original Note unless such Lender is first notified of such claim and is given the opportunity, at such Lender’s sole cost and expense, to assert any defenses to such payment.
SECTION 9.18    Survival. To the extent the Existing Credit Agreement provides that certain terms survive the termination of the Existing Credit Agreement or survive the payment in full of principal, interest and all other amounts payable thereunder, then such terms shall survive the amendment and restatement of the Existing Credit Agreement.
SECTION 9.19    Amendment and Restatement. As of the Effective Date, the Commitments of certain Lenders under (and as defined in) the Existing Credit Agreement shall be terminated by the Company (such Lenders, the “Departing Lenders”). The remaining Lenders under (and as defined in) the Existing Credit Agreement shall be Banks under this Agreement with Commitments as set forth on the signature pages hereof. By its execution and delivery of this Agreement, each Bank that was a Lender under (and as defined in) the Existing Credit Agreement hereby consents to the execution and delivery of this Agreement and to the non-pro rata reduction of Commitments (under and as defined in the Existing Credit Agreement) occurring on the Effective Date as a result of the termination of the Commitments of the Departing Lenders, and the concurrent repayment in full of all loans and other obligations owing (whether or not due) to the Departing Lenders. On the Effective Date, effective immediately following such termination and repayment, the Existing Credit Agreement shall be amended, restated and superseded in its entirety by this Agreement. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the obligations of the Company and the other Borrowers under the Existing Credit Agreement as in effect prior to the Effective Date (except with

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respect to the Departing Lenders, except that the provisions of the Existing Credit Agreement that by their express terms survive the termination of the Existing Credit Agreement shall continue for the Departing Lenders) and (b) such obligations are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement. Without limiting the generality of the foregoing, after giving effect to the Departing Lender Commitment terminations and repayments, (i) all “Loans” outstanding under (and as defined in) the Existing Credit Agreement shall on the Effective Date become Loans hereunder, (ii) all “Letters of Credit” under (and as defined in) the Existing Credit Agreement shall on the Effective Date become Letters of Credit hereunder and (iii) all other obligations outstanding under the Existing Credit Agreement shall on the Effective Date be obligations under this Agreement.
SECTION 9.20    Electronic Execution of Assignments and Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Notices of Revolving Loan Borrowings, Notices of Swing Loan Borrowings, Notices of Competitive Bid Loan Borrowings, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, that, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, each party hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any other party hereto without further verification and (b) upon the reasonable request of the Administrative Agent, any Electronic Signature of any party to this Agreement shall, as promptly as practicable, be followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
SECTION 9.21    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.21, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by any law relating to bankruptcy, insolvency or reorganization or relief of debtors, as determined in good faith by the

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Administrative Agent, an Issuing Bank or a Swing Loan Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
SECTION 9.22    No Advisory or Fiduciary Duty. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder) are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and each Agent, Lender and their respective Affiliates, on the other hand, (B) each of the Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, (C) each of the Borrowers is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents and (D) each Agent, Lender and their respective Affiliates may have economic interest that conflict with those of the Borrowers, their stockholders and/or their Affiliates; (ii) (A) the Administrative Agent and each Lender each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lender has any obligation to any Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and their respective Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests to any Borrower or any of their respective Affiliates. Each of the Borrowers hereby agrees that it will not claim that any of the Administrative Agent, the Lenders and the other Agents has rendered advisory services of any nature or respect or owes a fiduciary duty or similar duty to any of the Borrowers in connection with any aspect of any transaction contemplated hereby.
SECTION 9.23    Acknowledgement and Consent to Bail-in of ~~EEA~~Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an ~~EEA~~Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by ~~an EEA~~the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an ~~EEA~~Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable;
(i) a reduction in full or in part or cancellation of any such liability;

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(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of ~~any EEA~~the applicable Resolution Authority.
SECTION 9.24    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Transaction or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 9.24, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

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“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
SECTION 9.25    Release of Subsidiary Guarantors. Each Subsidiary Guarantor shall be automatically released from its obligations under any Guarantee required to be provided pursuant to Section 6.01(m) on the first date that each of the following conditions is satisfied: (a) the Company has a Public Debt Rating of BBB- (Stable) or higher from S&P or Baa3 (Stable) or higher from Moody’s, (b) no Event of Default has occurred and is continuing, (c) upon, or substantially contemporaneously with, such release, such Subsidiary will not be a borrower or guarantor of any issuance or incurrence of third-party Debt for Borrowed Money in excess of $250,000,000 and (d) on or prior to the date on which such Guarantee is to be released, a certificate of a Responsible Officer of the Company certifying that the foregoing conditions have been satisfied shall have been received by the Administrative Agent. The Company will endeavor to give the Administrative Agent at least one Business Day’s written notice of any such Subsidiary Guarantor release.
Each Lender and each Issuing Bank irrevocably authorizes the Administrative Agent to release, and evidence the release of, any Subsidiary Guarantor from its obligations under any Guarantee provided pursuant to Section 6.01(m) in accordance with this Section 9.25 and to, execute and deliver such documents as the Company or such Subsidiary Guarantor may reasonably request to evidence the release of such Subsidiary Guarantor from its obligations under such Guarantee, which documents shall be reasonably satisfactory to the Administrative Agent.
ARTICLE X

GUARANTEE
SECTION 10.01    Guarantee. The Company hereby guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of all unpaid principal of and accrued and unpaid interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on all Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the Designated Borrowers to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any Indemnified Party arising under the Loan Documents in respect of any Loan or Letter of Credit, whether direct or indirect (including those acquired

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by assumption), absolute, contingent, due or to become due, now existing or hereafter arising, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Company hereby further agrees that if any Designated Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) any of the Guaranteed Obligations, the Company will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
SECTION 10.02    Obligations Unconditional.
(a)    The obligations of the Company hereunder are unconditional and irrevocable irrespective of (i) the value, genuineness, validity, regularity or enforceability of any of the Guaranteed Obligations, (ii) any modification, amendment or variation in or addition to the terms of any of the Guaranteed Obligations or any covenants in respect thereof or any security therefor, (iii) any extension of time for performance or waiver of performance of any covenant of any Designated Borrower or any failure or omission to enforce any right with regard to any of the Guaranteed Obligations, (iv) any exchange, surrender, release of any other guaranty of or security for any of the Guaranteed Obligations, or (v) any other circumstance with regard to any of the Guaranteed Obligations which may or might in any manner constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent hereof that the obligations of the Company hereunder shall be absolute and unconditional under any and all circumstances.
(b)    The Company hereby expressly waives diligence, presentment, demand, protest, and all notices whatsoever with regard to any of the Guaranteed Obligations and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Designated Borrower hereunder or under the Designation Letter of such Designated Borrower or any Note of such Designated Borrower or any other guarantor of or any security for any of the Guaranteed Obligations.
SECTION 10.03    Reinstatement. The guarantee in this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Designated Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder(s) of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
SECTION 10.04    Subrogation. Until the termination of the Commitments and the payment in full of the principal of and interest on the Loans and all other amounts payable to the Administrative Agent or any Lender hereunder, the Company hereby irrevocably waives all rights of subrogation or contribution, whether arising by operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise, by reason of any payment by it pursuant to the provisions of this Article X.

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SECTION 10.05    Remedies. The Company agrees that, as between the Company on the one hand and the Lenders and the Administrative Agent on the other hand, the obligations of any Designated Borrower guaranteed under this Agreement may be declared to be forthwith due and payable, or may be deemed automatically to have been accelerated, as provided in Article VII, for purposes of Section 10.01 hereof notwithstanding any stay, injunction or other prohibition (whether in a bankruptcy proceeding affecting such Designated Borrower or otherwise) preventing such declaration as against such Designated Borrower and that, in the event of such declaration or automatic acceleration such obligations (whether or not due and payable by such Designated Borrower) shall forthwith become due and payable by the Company for purposes of said Section 10.01.
SECTION 10.06    Continuing Guarantee. The guarantee in this Article X is a continuing guarantee and shall apply to all Guaranteed Obligations whenever arising.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

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